As filed with the Securities and Exchange Commission on ____________, 1999
                                              Registration Form No. 333-[      ]
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            nSTOR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                  9995                               95-2094565
(State or other jurisdiction            (Primary Standard Industrial                (I.R.S. Employer
of incorporation or organization)        Classification Code Number)              Identification Number)

                              100 Century Boulevard
                         West Palm Beach, Florida 33417
                                 (561) 640-3103

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              Lawrence F. Steffann
                              100 Century Boulevard
                         West Palm Beach, Florida 33417
                                 (561) 640-3103

                (Name, address, including zip code, and telephone
                   (Address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

          Donn A. Beloff                           Jeremy D. Glaser, Esq.
Akerman, Senterfitt & Eidson, P.A.                   Cooley Godward LLP
    450 East Las Olas Boulevard               4365 Executive Drive, Suite 1100
  Fort Lauderdale, Florida 33301                     San Diego, CA 92121
           954-463-2700                                (619) 550-6000
                               ------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Merger, pursuant to the Merger Agreement described herein, have been satisfied or waived.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. |_|
                               ------------------

                         Calculation of Registration Fee

========================== ================== =========================== ========================  ==============================
Title of each class of         Amount to be    Proposed maximum offering      Proposed maximum      Amount of registration fee (2)
securities to be registered     registered          price per unit (1)    aggregate offering price
-------------------------- ------------------ --------------------------- ------------------------  ------------------------------
Common Stock, par value           739,000                  .2188               $  161,693.20                      $352.68
$0.05 per share
========================== ================== =========================== ========================  ==============================

(1) This Registration Statement relates to securities of the Registrant issuable to holders of common stock of Andataco, Inc., a Massachusetts corporation ("Andataco"), in the proposed merger of a wholly owned subsidiary of Registrant with and into Andataco.
(2) Pursuant to Rule 457(f), the registration fee was computed on the basis of the market value of the Andataco common stock to be exchanged in the merger computed in accordance with Rule 457(f)(1) and (2) on the basis of the average market price of the Andataco common stock as of August 24, 1999. On August 24, 1999, the average of the high and low bid prices of Andataco common stock was $0.2188 per share. The number of shares to be received by the Registrant in the merger was 5,959,678 and the aggregate market value of such shares was $1,268,628.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the

Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================
                            nSTOR TECHNOLOGIES, INC.
                              100 Century Boulevard
                         West Palm Beach, Florida 33417

                            ------------------------

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON _____________

                            ------------------------

        The board of directors of nStor Technologies, Inc. invites you to attend the 1999 annual meeting of stockholders of nStor to be held on ______________, 1999 at __________ _.m., local time, at _______________________, for the following purposes:

         o To consider and vote upon a proposal for the issuance of shares of nStor common stock, $0.05 par value per share, to stockholders of Andataco, Inc. in connection with the merger of NTI Acquisition Corp., a Florida corporation and a wholly owned subsidiary of nStor, with and into Andataco. The agreement and plan of merger which describes the terms of the merger and the issuance of nStor common stock is attached to the accompanying joint proxy statement/prospectus as Annex A.

         o To elect five persons to nStor's Board of Directors to hold office until nStor's next annual meeting of stockholders or until their successors are duly elected and qualified.

         o To amend nStor's restated certificate of incorporation to increase the authorized number of shares of common stock from 40,000,000 to 75,000,000.

         o To amend nStor's restated certificate of incorporation to eliminate cumulative voting for directors.

         o To amend nStor's 1996 Stock Option Plan, as amended, to increase the number of shares reserved for issuance under the Plan from 2,500,000 to 5,000,000.

         o To ratify the reappointment of BDO Seidman, LLP, certified public accountants, as nStor's independent auditors for fiscal 1999.

         o To transact any other business as may properly come before the special meeting or any adjournment or postponement of the annual meeting.

         Only stockholders of record on September 7, 1999 will be entitled to notice of and to vote at the annual meeting and at any adjournments or postponements of the annual meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of nStor common stock and nStor preferred stock, collectively and not as separate classes, is necessary to approve these proposals. An abstention from voting or a broker non-vote will have the same effect as a vote against approval of the proposals.

         The board of directors has determined that each of the proposals, including the proposal regarding the issuance of nStor's common stock to Andataco stockholders in connection with the merger, is in the best interest of nStor and its stockholders. Accordingly, the board of directors has unanimously approved the proposals and recommends that you vote "FOR" each of the proposals.

                                          By Order of the Board of Directors,



                                          -------------------------------------
                                                Orilla F. Floyd, Secretary

West Palm Beach, Florida
[date]

         You are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy card in the envelope provided. The proxy card is being solicited on behalf of the board of directors. The proxy card shows the form in which your shares of nStor common stock and nStor preferred stock are registered. Your signature must be in the same form. Your shares will be voted at the annual meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the annual meeting in person. We look forward to seeing you.

                                 ANDATACO, INC.
                               10140 Mesa Rim Road
                           San Diego, California 92121

                            ------------------------

      NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON _____________

         The board of directors of Andataco, Inc. invites you to attend a special meeting of stockholders of Andataco to be held on __________, 1999 at__ _.m., local time, at 10140 Mesa Rim Road, San Diego, California, for the following purposes:

         o To consider and vote upon a proposal to approve and adopt the agreement and plan of merger dated August 27, 1999, between Andataco, nStor Technologies, Inc., a Delaware corporation and NTI Acquisition Corp., a Florida corporation and a wholly owned subsidiary of nStor. Pursuant to the merger agreement, among other things, (i) NTI will be merged with and into Andataco, with Andataco becoming a wholly owned subsidiary of nStor, and (ii) each outstanding share of Andataco Class A common stock, $0.01 par value per share, will be converted into the number of shares of nStor common stock, par value $0.05 per share, obtained by dividing thirty-one cents ($0.31) by the average closing price of one share of nStor common stock on The American Stock Exchange for the ten (10) trading days immediately before the date of the special meeting, with cash being paid in lieu of fractional shares.

         o To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Only stockholders of record on September 7, 1999 will be entitled to notice of and to vote at the special meeting and at any adjournments or postponements of the special meeting.

         The affirmative vote of the holders of a majority of the outstanding shares of Andataco common stock is necessary to approve the merger and the merger agreement. An abstention from voting or a broker non-vote will have the same effect as a vote against approval of the merger and the merger agreement.

         Approval of the merger is assured because nStor currently owns 77.2% of Andataco, and intends to vote for the merger. The merger cannot be completed, however unless nStor stockholders approve: (1) the issuance of nStor common stock to Andataco stockholders in the merger, and (2) the amendment to nStor's restated certificate of incorporation to increase the number of authorized shares from 40,000,000 to 75,000,000.

          A special committee of independent directors of Andataco, composed of Cornelius McMullan and Melville Straus carefully reviewed and considered the terms and conditions of the merger, and, believing the merger to be in the best interests of Andataco and its stockholders, unanimously recommended to the Andataco board of directors that the merger agreement be approved. In evaluating the merger, the Andataco board of directors considered a number of factors, including the recommendation of the independent committee and an opinion from the board's financial advisor, Flemming, Lessard & Shields LLC, that the consideration to be paid in the merger to the Andataco stockholders is fair from a financial point of view. Accordingly, the board of directors has approved the merger and the merger agreement and recommends that you vote "FOR" the approval of the merger and the merger agreement.

                                           By Order of the Board of Directors,

                                             ------------------------------
San Diego, California                              Diane Wong, Clerk
[date]

         You are cordially invited to attend the special meeting. Whether or not you plan to attend the special meeting, you are urged to complete, date, sign and return the enclosed proxy card in the envelope provided. The proxy card is being solicited on behalf of the board of directors. The proxy card shows the form in which your shares of Andataco common stock are registered. Your signature must be in the same form.

Your shares will be voted at the special meeting in accordance with your instructions. You can revoke the proxy at any time prior to voting and the giving of a proxy will not affect your right to vote in the event you attend the special meeting in person. We look forward to seeing you.

[NSTOR LOGO]                                                     [ANDATACO LOGO]


                        JOINT PROXY STATEMENT/PROSPECTUS
                  MERGER PROPOSAL - YOUR VOTE IS VERY IMPORTANT

         The boards of directors of nStor Technologies, Inc. and Andataco, Inc. have agreed to a merger transaction in which a subsidiary of nStor will merge into Andataco. nStor will continue to be a public company and Andataco will become a wholly-owned subsidiary of nStor.

Andataco stockholders:

         In the merger you will receive $.31 worth of nStor common stock for each share of Andataco Class A common stock you hold. To determine the number of shares of nStor common stock you will receive for each share of Andataco common stock, we will divide $0.31 by the average closing price of one share of nStor common stock on the American Stock Exchange for the 10 trading days immediately before the date of the stockholder meetings. This represents .124 shares based on the $2.50 price of nStor common stock on August 18, 1999, and 739,000 shares in the aggregate.

         Andataco and nStor will issue a joint press release announcing the exchange ratio after the close of trading on ____________, 1999.

nStor stockholders:

         In the merger each of your shares of nStor common stock will remain outstanding as a share of nStor common stock. Based on the August 18, 1999 price of nStor common stock of $2.50, nStor expects to issue approximately 739,000 shares of nStor common stock to Andataco stockholders in the merger. Based on this price, nStor stockholders will own approximately 98% of the voting stock of nStor, while Andataco stockholders will own approximately 2%.

         We cannot complete the merger unless the Andataco stockholders approve the merger and the merger agreement. Approval of the merger is assured because nStor currently owns 77.2% of Andataco, and intends to vote for the merger.

         Also, to complete the merger, stockholders of nStor must approve: (1) the issuance of nStor common stock to Andataco stockholders in the merger, and
(2) the amendment to nStor's restated certificate of incorporation to increase the number of authorized shares from 40,000,000 to 75,000,000.

         The date, time and place of the                   The date, time and place of the
       nStor annual meeting is as follows:                 Andataco special meeting is as follows:
                                                                10140 Mesa Rim Road
                  ______________                             San Diego, California 92121


           ______, 1999, ____ __.m., local time          _____, 1999, ____ __.m., local time

         Each board recommends that its respective stockholders approve the matters described in this document.

         Please take the time to vote by completing the enclosed proxy card and mailing it as soon as possible, even if you plan to attend the meeting. This joint proxy statement/prospectus provides you with detailed information about the business of nStor, the business of Andataco and the proposed merger. In addition, you may obtain information about nStor and Andataco from documents that we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

Be sure to read the "Risk Factors" beginning on page ___ of this joint proxy statement/prospectus for a description of certain risks associated with nStor, Andataco and the merger.

         nStor common stock is listed on The American Stock Exchange under the trading symbol "NSO." Andataco is traded on the NASDAQ Over-the-Counter Bulletin Board under the trading symbol "ANDA."


--------------------------------------------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

               Joint proxy statement/prospectus dated [    ] was first
                         mailed to stockholders on [     ].

                                                 TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS.......................................................................i

WHERE YOU CAN FIND MORE INFORMATION...............................................................................i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING
         STATEMENTS..............................................................................................ii

QUESTIONS AND ANSWERS ABOUT THE MERGER............................................................................1

SUMMARY  .........................................................................................................2

NSTOR TECHNOLOGIES, INC. - SUMMARY SELECTED HISTORICAL FINANCIAL DATA.............................................8

ANDATACO, INC. - SUMMARY SELECTED HISTORICAL FINANCIAL DATA.......................................................9

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA...................................................................10

MARKET PRICE AND DIVIDEND INFORMATION............................................................................11

RISK FACTORS.....................................................................................................12

THE MEETINGS.....................................................................................................23

PROPOSAL ONE:  MERGER/ISSUANCE OF NSTOR COMMON STOCK -
         THE MERGER..............................................................................................28

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER......................................................44

MATERIAL TERMS OF THE MERGER AGREEMENT...........................................................................46

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS..................................................52

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
         JUNE 30, 1999...........................................................................................53

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS...............................................54

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS...............................................55

NOTES TO UNAUDITED PRO FORMA CONDENSED
         CONSOLIDATED FINANCIAL STATEMENTS.......................................................................56

DESCRIPTION OF nSTOR'S CAPITAL STOCK.............................................................................58

DESCRIPTION OF ANDATACO COMMON STOCK.............................................................................60

COMPARISON OF RIGHTS.............................................................................................61

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF nSTOR..........................................72



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANDATACO.......................................74

PROPOSAL TWO:  ELECTION OF nSTOR DIRECTORS.......................................................................75

PROPOSAL THREE:  APPROVAL OF AN AMENDMENT TO nSTOR'S
         CERTIFICATE OF INCORPORATION TO INCREASE THE
         AUTHORIZED NUMBER OF SHARES OF ITS COMMON STOCK.........................................................77

PROPOSAL FOUR:  APPROVAL OF AN AMENDMENT TO nSTOR'S CERTIFICATE OF
         INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS..............................................78

PROPOSAL FIVE:  AMENDMENT OF nSTOR'S 1996 STOCK OPTION PLAN......................................................79

PROPOSAL SIX:  RATIFICATION OF THE REAPPOINTMENT OF
         nSTOR'S INDEPENDENT AUDITORS............................................................................84

PROXY SOLICITATION...............................................................................................85

LEGAL MATTERS....................................................................................................85

EXPERTS  ........................................................................................................85

FUTURE STOCKHOLDER PROPOSALS.....................................................................................85

Annex A - Agreement and Plan of Merger

Annex B - Opinion of Flemming, Lessard and Shields LLC

Annex C - Opinion of Marshall & Stevens

Annex D - Massachusetts Law Regarding Dissenters' Rights

Annex E - California Law Regarding Dissenters' Rights

                   ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

         This joint proxy statement/prospectus incorporates important business and financial information about Andataco and nStor from documents that are not included in this document. This information is, however, contained in the Forms 10-K, as amended, and 10-Q that are being delivered with the joint proxy statement/prospectus. You should rely only on the information contained in this joint proxy statement/prospectus. We have not authorized anyone to provide you with information different from that contained in these documents. The information contained in these documents is accurate only as of the date of this joint proxy statement/prospectus, regardless of the time of delivery or of any issuance of common stock pursuant to this joint proxy statement/prospectus.

         All trademarks and trade names appearing in this joint proxy statement/prospectus are the property of their respective holders.

         nStor conducts its business through one operating subsidiary. When we refer to "nStor", we are referring to nStor and all of its direct and indirect subsidiaries as a whole. Andataco conducts its business through one operating subsidiary. When we refer to "Andataco", we are referring to Andataco and all of its direct and indirect subsidiaries as a whole. When we refer to "we", "us" or "our", we are referring to nStor and Andataco, collectively.

                       WHERE YOU CAN FIND MORE INFORMATION


         nStor has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the nStor common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about nStor and its common stock. The rules and regulations of the SEC allow nStor to omit some information included in the registration statement from this document.

         nStor and Andataco file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document nStor and Andataco file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

         The SEC allows Andataco and nStor to "incorporate by reference" information into this joint proxy statement/prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

         This joint proxy statement/prospectus incorporates by reference the documents listed below that nStor and Andataco have previously filed with the SEC. They contain important information about these companies and their financial condition. We are delivering the annual reports on Form 10-K, as amended, and the most recent Forms 10-Q for both companies with this joint proxy statement/prospectus. You can obtain the other documents that we have incorporated by reference by requesting them in writing or by telephone at the following addresses:

nStor
-----

Orilla Floyd
nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida 33417
(561) 640-3103

Andataco
--------

David Wright
Andataco, Inc.
10140 Mesa Rim Road
San Diego, California 92121
(619) 453-9191
nStor SEC Filings
-----------------

1. Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by a Form 10-K/A filed on April 28, 1999.

2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999.

3. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999.

4. Current Report on Form 8-K filed on June 23, 1999, as amended by a Form 8-K/A filed on July 2, 1999.

Andataco SEC Filings
--------------------

1. Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

2. Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1999.

3. Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999.

4. Current Report on Form 8-K filed on June 23, 1999.


           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         We have each made forward-looking statements in this document that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future benefits of the merger to either company, including future results of operations of nStor, Andataco or the combined company. When we use such words as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. You should understand that the following important factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference, and in our other public filings and press releases, could affect the future results of nStor and the combined company, and could cause actual results to differ materially from those expressed in our forward-looking statements. Note that the merger and an investment in securities of nStor involves risks and uncertainties that could affect the future financial results of nStor. Some of these risks include:

         - risks relating to the respective businesses of nStor and Andataco;

         -        risks related to the integration of nStor and Andataco; and

         - other risks and uncertainties discussed under "Risk Factors" and elsewhere in this document.

         Neither nStor nor Andataco intends to update these forward-looking statements.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:       WHAT DO I NEED TO DO NOW?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at your meeting. In order to assure that your vote is counted, please give your proxy even if you currently plan to attend a meeting in person. The board of directors of each of nStor and Andataco recommends that its stockholders vote in favor of the current proposals.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend the meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not be permitted to vote them on the merger. You should, therefore, be sure to provide your broker with instructions on how to vote your shares.

         If you do not give voting instructions to your broker, you will not be counted as voting for purposes of the merger unless you appear in person at your meeting.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send Andataco stockholders written instructions for exchanging their stock certificates. nStor stockholders will keep their current certificates.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as possible after the conditions to the merger, including stockholder approval, have been satisfied. We expect to complete the merger in the fourth quarter of 1999.

Q:       WHOM SHOULD STOCKHOLDERS CALL WITH ADDITIONAL QUESTIONS?

A: If you are an nStor stockholder and you have questions about the merger, you may contact Jack Jaiven at (561) 640-3103. If you are an Andataco stockholder and you have questions about the merger you may contact David Wright at (619) 453-9191.

                                     SUMMARY

         This summary highlights selected information from this document. It does not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger and the other matters on which you are being asked to vote. See "Where You Can Find More Information." Each item in this summary includes a page reference directing you to a more complete description of that item in this document.

THE MERGER (see page __)

         In the merger, NTI will merge with and into Andataco, and Andataco will become a wholly owned subsidiary of nStor. After the merger, Andataco stockholders will be stockholders of nStor.

MERGER CONSIDERATION (see page ___)

Andataco stockholders:

         When the merger is complete, you will receive $.31 worth of nStor common stock for each share of Andataco Class A common stock you hold. As used in this joint proxy statement/prospectus, Andataco common stock means the Class A common stock issued and outstanding. To determine the number of shares of nStor common stock you will receive for each share of Andataco common stock, we will divide $0.31 by the average closing price of one share of nStor common stock on the American Stock Exchange (AMEX) for the 10 trading days immediately before the date of the stockholders meetings. This represents .124 shares of nStor common stock for each share of Andataco common stock based on the $2.50 closing price of nStor common stock on August 18, 1999. This number is referred to as the "exchange ratio". Andataco stockholders will receive cash instead of any fractional shares.

         For example, if on the date of the stockholder meetings, the average closing price of nStor common stock for the previous ten trading days was $2.50, a holder of 100 shares of Andataco common stock will receive 12 shares of nStor common stock, plus a cash payment of $1.00 in exchange for the .4 fractional share of nStor common stock.

         Andataco and nStor will issue a joint press release announcing the exchange ratio after the close of trading on ______________, 1999.

nStor stockholders:

         In the merger each of your shares of nStor common stock will remain outstanding as shares of nStor common stock.

RECENT CLOSING PRICES (see page ______)

         The following table sets forth the closing sales price per share of nStor common stock on the AMEX and the closing bid price per share of Andataco common stock on the NASDAQ Over-the-Counter Bulletin Board (Bulletin Board) on March 2, 1999, the last trading day before the announcement of the proposed merger and on _______, 1999, the last trading day before the date of this joint proxy statement/prospectus. Also, set forth below for each of those dates is the equivalent pro forma price of Andataco common stock (determined by multiplying the applicable price of nStor common stock by the .124 assumed exchange ratio). The .124 exchange ratio assumes an average market price of $2.50 per share of nStor common stock.

                                      nStor                   Andataco
                                      Common                   Common                    Andataco Equivalent
                                      Stock                    Stock                          Pro Forma
                                ------------------      --------------------      ----------------------------------
   March 2, 1999..........      $ 3.563.                $    .563                 $            .44
________, 1999............      $                       $                         $

         Because the market price of nStor common stock is subject to fluctuation, the number of shares of nStor common stock that Andataco stockholders will receive in the merger may change before the date of the stockholder meetings. You should obtain current market quotations for each company. We cannot assure the future prices or markets for nStor or Andataco common stock.

ANDATACO STOCK OPTIONS (see page ____)

         At the time of the merger, each outstanding and unexercised option to purchase Andataco common stock will be cancelled. Unless you make a request to the Secretary of Andataco to exercise your option before the effective time of the merger, your options will be cancelled. At its discretion, nStor may issue options to continuing employees of Andataco pursuant to nStor's 1996 Stock Option Plan.

THE MERGER IS A TAXABLE TRANSACTION FOR ANDATACO STOCKHOLDERS (see page _____)

         If you are an Andataco stockholder and hold Andataco common stock as a capital asset, you will generally recognize capital gain or loss as a result of the merger. To measure your capital gain or loss, subtract the value of nStor common stock you receive and any cash payment you receive for a fractional share of nStor common stock from your tax basis in the Andataco common stock. The capital gain or loss will be long-term capital gain or loss if you held the Andataco common stock for more than one year, and short-term capital gain or loss if you held that stock for one year or less. You may generally only deduct a capital loss against your capital gain.

         Tax matters are very complicated. The tax consequences to Andataco stockholders will depend on the facts of their own situation. Andataco stockholders are urged to consult their own tax advisors to understand the tax consequences of the merger to them.

THE MERGER IS TAX-FREE FOR nSTOR STOCKHOLDERS, nSTOR, NTI, AND ANDATACO (see page ----)

         Neither nStor, NTI, Andataco nor the existing nStor stockholders will recognize gain, loss or any other income for federal income tax purposes as a result of the merger.

STOCKHOLDER RIGHTS (see page ____)

         Currently, nStor's stockholders' rights are governed by Delaware law and by nStor's certificate of incorporation and bylaws. The rights of Andataco's stockholders are governed by Massachusetts law, and under certain circumstances, California law, and Andataco's certificate of incorporation and bylaws. Andataco common stockholders can, at their option, avail themselves of both
Massachusetts and certain provisions of California law. After the merger, the rights of all stockholders will be governed by Delaware law and by nStor's certificate of incorporation and bylaws.

DISSENTERS' APPRAISAL RIGHTS (see page ____)

         Massachusetts and California law provide Andataco common stockholders with dissenters' appraisal rights in the merger. Andataco common stockholders can, at their option, avail themselves of either Massachusetts or California law in exercising their dissenters appraisal rights.

         Under Delaware law, nStor stockholders do not have dissenters' appraisal rights in connection with the issuance of nStor common stock in the merger.

RISK FACTORS MERITING SPECIAL ATTENTION (see page ____ )

         Before you decide to vote for the adoption of the merger or for the approval of the nStor proposals, you should consider the following risk factors, which are more fully described in the "Risk Factors" section beginning on page __ of this document, and the other risk factors described in that section. YOU SHOULD READ ALL THE RISK FACTORS CAREFULLY AND IN THEIR ENTIRETY.

         o the degree to which nStor is able to successfully integrate Andataco and realize the anticipated synergies for the merged companies may affect the operating results of the combined company;

         o customers may seek alternative sources of product supply or service due to, among other reasons, a desire not to do business with the new combined company; and

         o following the merger, the directors and officers of nStor are expected to own approximately 36.2% of the outstanding nStor voting stock, and such ownership may have a significant effect on matters submitted to a vote of nStor stockholders.


OUR REASONS FOR THE MERGER (see page ___ )

         We believe that the combined companies can be run more efficiently and more profitably than either company on its own. Achieving these benefits depends on our ability to obtain the necessary approvals for the merger, to integrate the businesses of nStor and Andataco successfully after the merger, and to deal with the other risks and uncertainties described on pages__ through ___. To review the reasons for the merger in greater detail, see pages__ through __.


RECOMMENDATIONS OF THE BOARDS OF DIRECTORS OF nSTOR AND ANDATACO (see page ___)

         The board of directors of Andataco believes that the merger is fair to and in the best interests of Andataco and its stockholders. An independent committee of the Andataco board of directors, and the Andataco board of directors recommends that you vote "FOR" the approval of the merger agreement and the merger. Harris Ravine and W. David Sykes abstained from voting on the approval of the merger and the merger agreement due to their interests in the merger as described below and in greater detail under "Interests of Executive Officers and Directors in the Merger" on page ____. The nStor board further unanimously recommends that you vote "FOR" the proposals, including the issuance of the nStor common stock in the merger.

INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER (see page ___ )

         In considering the recommendation of the board of directors of Andataco that you vote in favor of the merger, you should be aware that some of the executive officers and directors of Andataco have interests in the merger in addition to their interests as stockholders of Andataco generally. Following the merger:

         o nStor will maintain indemnification and insurance arrangements for the Andataco directors and officers;

         o W. David Sykes, President and Vice Chairman of the Board of Andataco will enter into a three year employment agreement with nStor subject to completion of the merger; and

         o Harris Ravine, CEO and Chairman of the Board of Andataco, has an employment agreement with Andataco which provides severance benefits if Mr. Ravine, is terminated without cause.

OPINION OF ANDATACO'S FINANCIAL ADVISOR(see page ___ )

         In deciding to approve the merger, the Andataco board of directors considered the opinion of its financial advisor. Andataco received an opinion from Flemming, Lessard and Shields LLC (FLS), that the consideration to be received by holders of Andataco's common stock was fair from a financial point of view, to the Andataco stockholders. The full text of the FLS opinion is attached as Annex B to this document. We encourage you to read this opinion carefully and in its entirety.

MEETINGS (see page ____)

nStor. The nStor annual meeting will be held on __________, 1999 at ____ __.m., local time, at _____________ in ______________.

At the nStor annual meeting, you will be asked to:

o consider and vote upon a proposal for the issuance of shares of nStor common stock to Andataco stockholders in the merger. The agreement and plan of merger which describes the terms of the merger and the issuance of nStor's common stock is attached as Annex A to this joint proxy statement/prospectus;

o elect five persons to nStor's board of directors to hold office until nStor's next annual meeting of stockholders, or until their successors are duly elected and qualified;

o amend nStor's restated certificate of incorporation to increase the authorized number of shares of common stock from 40,000,000 to 75,000,000;

o amend nStor's restated certificate of incorporation to eliminate cumulative voting for directors;

o amend nStor's 1996 Stock Option Plan, as amended, to increase the number of shares reserved for issuance under the Plan from 2,500,000 to 5,000,000; and

o ratify the reappointment of BDO Seidman, LLP, certified public accountants, as nStor's independent auditors for fiscal 1999.

Andataco. The Andataco special meeting will be held on ____________, 1999 at_______ __.m., local time, at 10140 Mesa Rim Road in San Diego, California.

At the Andataco special meeting, you will be asked to:

o consider and vote to approve the merger agreement which provides for the merger of a subsidiary of nStor with and into Andataco.

RECORD DATES (see page __ )

nStor. You can vote at the annual meeting if you owned nStor common stock or nStor preferred stock at the close of business on September 7, 1999. This date is the record date. On the record date, there were 22,715,061 shares of nStor common stock issued and outstanding and 15,521 shares of nStor preferred stock (which were convertible into 10,084,667 shares of nStor common stock) issued and outstanding. nStor common stockholders are entitled to cast one vote for each share of nStor common stock they own on that date. nStor preferred stockholders are entitled to cast one vote for each share of nStor common stock into which their shares of preferred stock could be converted on the record date.

         On the record date, nStor directors and executive officers and their affiliates beneficially owned 10,044,410 shares of nStor common stock. This represents approximately 37.2% of nStor's voting stock. Of these shares, H. Irwin Levy, the Chairman of the Board of Directors of nStor and related parties, own in the aggregate 7,570,099 shares of nStor common stock and all of the 4,500 shares of nStor preferred stock owned by nStor directors and executive officers. This represents approximately 28.7% of nStor's voting stock. H. Irwin Levy and related parties have indicated that they intend to vote their shares to approve the issuance of nStor's common stock to Andataco stockholders in the merger.

Andataco. You can vote at the special meeting if you owned Andataco common stock at the close of business on September 7, 1999. This date is the record date. On the record date, there were 25,432,303 shares of Andataco common stock issued and outstanding. You are entitled to cast one vote for each share of Andataco common stock you own on that date.

      On the record date, Andataco directors and executive officers and their affiliates beneficially owned 40,000 shares of Andataco common stock, excluding shares that may be acquired upon the exercise of options and warrants. This represents less than 1% of Andataco common stock.

REQUIRED VOTE (see page ____)

      A majority of the shares of nStor common stock and preferred stock, voting as a single class, is required to approve the proposals.

      A majority of the shares of Andataco common stock outstanding as of the record date is required to approve and adopt the merger agreement and approve the merger.

nSTOR CONTROLS ANDATACO AND APPROVAL OF THE MERGER IS ASSURED (see page ____)
      nStor currently owns 19,634,185 shares of Andataco common stock representing approximately 77.2% of the total issued and outstanding common stock of Andataco. As a result of nStor's control of Andataco, nStor has an interest in making the transaction as beneficial to nStor as possible. nStor plans to vote all of its Andataco shares in favor of the approval and adoption of the merger agreement and the merger.

OWNERSHIP OF nSTOR FOLLOWING THE MERGER (see page ____)

      It is impossible to know, until the end of business on the day before the date of the stockholder meetings, the exact number of shares of stock that nStor will issue to Andataco stockholders. The number of nStor shares to be issued to Andataco stockholders is dependent on the average closing price of nStor common stock over the ten trading days before the date of the stockholder meetings. For example, assuming an average closing price of $2.50 for nStor common stock, nStor expects to issue approximately 739,000 of shares of nStor common stock to Andataco stockholders in the merger. nStor stockholders would then own approximately 98% and Andataco stockholders would then own approximately 2%, respectively of the voting stock of nStor.

INFORMATION REGARDING nSTOR AND ANDATACO (see page ____)

nStor Technologies, Inc. (page)
100 Century Boulevard
West Palm Beach, Florida 33417
(561) 640-3103

         nStor is a manufacturer and supplier of high-performance information storage solutions. These systems include external RAID (redundant array of independent disks) subsystems, network attached storage, data storage enclosures, storage management software solutions and adaptive RAID technology.

Andataco, Inc. (page __)
10140 Mesa Rim Road
San Diego, California 92121
(619) 453-9191

         Andataco designs, develops, manufactures, markets and supports high-performance, high availability information storage solutions for the open systems markets in the Windows NT and UNIX environments including Sun Microsystems, Hewlett-Packard, Silicon Graphics, and NT-based computing systems. Andataco's fully integrated hierarchy of data storage solutions includes fault tolerant RAID and RAID-ready disk storage, tape backup and restore products and data storage management software. . CONDITIONS TO THE MERGER (see page ____)

      nStor and Andataco will complete the merger only if a number of conditions are either satisfied or waived. These conditions include:

o approval of the issuance of nStor common stock to Andataco stockholders in the merger by the nStor stockholders;

o     approval of the merger by the Andataco stockholders;

o     the absence of any legal prohibitions against the merger;

o     receipt by Andataco of a fairness opinion from FLS;

o     effectiveness of the registration statement;

o listing of the nStor common stock to be issued to Andataco stockholders on the AMEX; and

o material compliance by nStor and Andataco with their obligations under the merger agreement.

TERMINATION OF THE MERGER AGREEMENT (see page ____)

      The boards of directors of both companies can jointly agree to terminate the merger agreement at any time without completing the merger, even after stockholder approval. In addition, either company can terminate the merger agreement if:

      o the merger is not completed by December 31, 1999, unless both companies agree to an extension;

      o a governmental authority issues an order or decree permanently enjoining the merger; and

      o  the other company breaches the merger agreement in a material way.

      In addition, Andataco can terminate the merger if it enters into a definitive agreement with a third party to effect a transaction that is considered superior under the terms of the merger agreement.

AMENDMENT AND WAIVER (see page ____)

         nStor and Andataco may amend the merger agreement before the merger is completed. They cannot, however, make any amendments to the merger agreement that would materially adversely affect the stockholders of either nStor or Andataco. For example, they cannot change the amount of nStor common stock Andataco stockholders receive in the merger unless Andataco stockholders approve the change. nStor and Andataco may also waive their respective rights to require the other party to follow the terms of the merger agreement.

ACCOUNTING TREATMENT (see page __)

         nStor will account for the merger as a purchase, meaning that nStor will allocate the purchase price of Andataco to the assets acquired and liabilities assumed based on their estimated fair values. Any excess purchase consideration will be allocated to goodwill.

LISTING OF nSTOR COMMON STOCK (see page __)

         nStor has agreed to list the shares of nStor common stock to be issued in connection with the merger on the AMEX.

                            nSTOR TECHNOLOGIES, INC.

                  Summary Selected Historical Financial Data(1)
                  (dollars in thousands, except per share data)

         The following table summarizes selected financial data of nStor derived from the audited consolidated financial statements of nStor as of and for each of the two years ended December 31, 1998, as of and for the two month transition period ended December 31, 1996 and as of and for each of the three years ended October 31, 1996, and from the unaudited consolidated financial statements of nStor as of and for the six months ended June 30, 1999. In November, 1996, nStor changed its fiscal year from October 31 to December 31, effective with the calendar year beginning January 1, 1997. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations - nStor", nStor's consolidated financial statements and the related notes and other financial information of nStor included in this joint proxy statement/prospectus and incorporated by reference to nStor's Form 10-K for the fiscal year ended December 31, 1998 and Form 10-Q for the quarter ended June 30, 1999.

                                                                    Two
                                                                   Months
                            Six Months                             Ended
                            Ended June         Year Ended         December          Year Ended October 31,
                               30,            December 31,          31,    ---------------------------------------
                            1999(3)(4)      1998        1997        1996        1996         1995         1994
                            ----------   ----------   ---------  ----------  -----------  ----------  ------------
                            (unaudited)
Sales                       $   10,809   $   18,026   $  26,244  $    4,739  $     5,619     $     -    $        -
Gross profit                     1,320        2,768       4,783       1,348        2,072       -            -
Net (loss) income              (6,415)     (10,407)     (7,886)        (43)    12,798(2)        (61)         (272)
Net (loss) income
  applicable to
  common stock                 (7,048)     (11,888)     (7,886)        (43)    12,798(2)        (61)         (272)
Basic and diluted net
 (loss)  income per
  common share                  (0.32)        (.63)       (.42)       (.00)       .73(2)       (.00)         (.02)
Average number of
  common shares
  outstanding               21,838,532   18,888,911   18,670,477 18,670,477   17,606,477  17,600,477    17,600,477
At end of period:
Working capital
  (deficit)                     $8,556   $    2,087   $ (1,434)  $    5,852  $    11,045  $   11,408  $      (586)
Total assets                    43,547       14,128      16,762      20,067       15,677      12,054            26
Long-term
  debt                          19,943        7,043       1,504         516          510         476           444
Stockholders' equity (deficit)   9,736        3,150       5,037      12,817       12,390      10,932       (1,030)
--------------------

(1) Prior to June 1996, our only assets were securities issued by IMNET Systems, Inc. ("IMNET") which we acquired in October 1992 in exchange for substantially all of our operating assets. During the time in which we owned the IMNET securities, our only activities consisted of monitoring our investment in IMNET and evaluating potential business opportunities.

(2) Principally consists of $11,955 gain from the sale of IMNET stock. Also includes extraordinary gain from debt extinguishment of $566 ($.03 per basic and diluted share).

(3) Includes the acquisition of approximately 76% of Andataco, effective June 1, 1999.

(4) The unaudited consolidated financial statements furnished herein include all adjustments, consisting only of recurring adjustments necessary for a fair presentation of the results of operations for the interim period presented. These interim results of operations are not necessarily indicative of results for the entire year.

                                 ANDATACO, INC.

                   Summary Selected Historical Financial Data
                    (In Thousands, Except Per Share Amounts)


     The following table summarizes selected financial data of Andataco derived from the audited consolidated financial statements of Andataco as of and for the five years ended October 31, 1998 and from the unaudited consolidated financial statements of Andataco as of and for the six months ended April 30, 1999. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations - Andataco", Andataco's consolidated financial statements and the related notes and other financial information of Andataco included in this joint proxy statement/prospectus and incorporated by reference to Andataco's Form 10-K for the fiscal year ended October 31, 1998 and Form 10-Q for the quarter ended April 30, 1999.

                                            Six Months
                                              Ended                    Year ended October 31,
                                             April 30,  ------------------------------------------------------
                                             1999(1)      1998       1997       1996      1995        1994
                                          ------------- ---------  ---------  --------- ---------  -----------
                                          (Unaudited)
Selected Income Statement Data:
Total revenue.............................$      31,370 $  77,519  $  93,259  $  99,733 $ 100,048  $    83,559
Operating income (loss)...................      (1,109)   (1,413)    (5,098)        811     2,838          184
Net income (loss) ........................      (1,591)   (2,434)    (6,209)         39     2,106         (202)
Basic and diluted earnings (loss) per            (0.07)    (0.10)     (0.30)       0.00      0.12        (0.01)

   share..................................
Weighted average common shares

outstanding:
Basic.....................................       23,819    23,819     20,464     18,078    18,078       18,078
Diluted...................................       23,819    23,819     20,464     18,168    18,184       18,078


                                                                             October 31,
                                            April 30,   ------------------------------------------------------
                                              1999        1998       1997       1996      1995        1994
                                          ------------- ---------  ---------  --------- ---------  -----------
Selected Balance Sheet Data:
Working capital...........................       $2,750    $3,486     $5,169     $8,932    $3,639       $2,069
Intangible assets, net....................        5,156     5,993      7,665          -         -            -
Total assets..............................       21,986    25,682     29,989     23,667    26,481       18,285
Long-term debt, less current maturities...       10,196    10,658     11,724     12,289     3,758        3,519
Total liabilities.........................       21,233    23,380     25,253     24,465    24,363       18,273
Stockholders' equity (deficit)............          753     2,302      4,736      (798)     2,118           12

---------------------

     (1) The unaudited consolidated financial statements furnished herein include all adjustments, consisting only of recurring adjustments necessary for a fair presentation of the results of operations for the interim period presented. The interim results of operations are not necessarily indicative of results for the entire year.

                 COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA


     The following table shows information about our net loss per common share and book value per common share, and similar information after giving effect to the acquisition of approximately 77% of the outstanding common stock of Andataco, which was principally completed in June 1999, and to the merger, as if they had both occurred as of January 1, 1998 (which is called "pro forma" information).

     The pro forma information gives effect to the merger under the purchase method of accounting in accordance with generally accepted accounting principles, or GAAP.

     We used a market price of $2.50 per nStor common share in computing the number of nStor shares assumed to be issued in the merger for purposes of presenting the pro forma per share data. The per share equivalent pro forma combined data for shares of Andataco common stock is based on the assumed conversion of each share of Andataco common stock into .124 of a share of nStor based upon an average market price of $2.50 per nStor common share.

     We expect that we will incur merger and integration charges as a result of combining our companies. The pro forma information is helpful in illustrating the financial characteristics of the combined company under one set of assumptions. However, it does not reflect these expenses and, accordingly, does not attempt to predict or suggest future results. Also, it does not necessarily reflect what the historical results of the combined company would have been had our companies been combined.

     You should read the information in the following table together with the historical financial information that nStor and Andataco have presented in their prior Securities and Exchange Commission filings. nStor and Andataco have incorporated this material into this document by reference to those other filings. See "Where You Can Find More Information" on page___ on how to obtain this information.

                                                                                                           Andataco
                                                              nStor         Andataco       ProForma     Equivalent per
                                                            Historical     Historical    Consolidated       Share
                                                            ----------     ----------    ------------       -----
Book value per common share
     June 30, 1999/April 30, 1999                                  0.43          0.03        0.49            0.06
     December 31, 1998/October 31, 1998                            0.15          0.10

Net (loss) per common share -- basic and
diluted
     Six months ended June 30, 1999/April 30,                    (0.32)        (0.07)       (0.39)           (0.05)
     1999
     Twelve months ended December 31,
     1998/October 31, 1998                                       (0.63)        (0.10)       (0.76)            (0.09)


                      MARKET PRICE AND DIVIDEND INFORMATION

     nStor's common stock is listed on the AMEX under the symbol "NSO." Andataco's common stock is traded on the Bulletin Board under the symbol "ANDA." The table below sets forth, for the fiscal quarters indicated, the high and low closing sales prices per share of nStor common stock and the high and low bid prices per share of Andataco common stock. nStor's fiscal quarters end on March 31, June 30, September 30 and December 31. Andataco's fiscal quarters end on January 31, April 30, July 31 and October 31.

                                                  nStor                           Andataco
                                              Common Stock                      Common Stock
                                  --------------------------------------- -------------------------
                                          High             Low               High          Low
                                      ------------     ------------       ----------    -----------
1997:
   First Quarter...................         2.7810           1.8750           2.1250       1.3375
   Second Quarter..................         2.9375           1.7500           2.6250       1.4175
   Third Quarter...................         2.3125           1.5625           1.7500        .9375
   Fourth Quarter..................         2.6250           1.6250           2.7500       1.3125
1998:
   First Quarter...................         2.0625           1.5625           2.0000       1.0938
   Second Quarter..................         1.5625           1.0000           2.5000       1.5625
   Third Quarter...................          .8750            .3750           2.2500       1.0625
   Fourth Quarter..................         2.7500            .4375           1.2500        .5000
1999:
  First Quarter....................         3.9375           2.0000           1.2500        .5930
  Second Quarter...................         3.5000           2.0000           0.8120        .3120
  Third Quarter (through
   August 26, 1999/July 31, 1999)..         3.00             1.938             .6250        .2500

Dividend Information

     nStor has not paid cash dividends on its common stock during fiscal year 1997, fiscal year 1998 or the six month period ending June 30, 1999. nStor is prohibited from declaring and paying dividends pursuant to the terms of its credit agreement with its principal lender.

     Andataco has not paid cash dividends on its common stock during fiscal year 1997, fiscal year 1998 or the six month period ending April 30, 1999. Andataco has agreed in the merger agreement not to declare, set aside or pay any dividends on its common stock without nStor's consent.

Number of Stockholders

     As of July 31, 1999, nStor had approximately 1,700 stockholders of record. As of July 31, 1999, Andataco had approximately 265 stockholders of record.

                                  RISK FACTORS

     In addition to the other information included in this document, the risk factors described below should be considered by nStor stockholders in determining whether to approve the nStor proposals and by the Andataco stockholders in determining whether to vote to adopt the merger agreement and approve the merger. Some of these risk factors relate to the merger described in this document. Other risks apply to both nStor and Andataco as independent companies. Still other risks apply specifically to either nStor or Andataco. Please bear in mind that those risks applicable to nStor or Andataco, as separate companies, will become risks of the combined company. Also remember that the risks described below are not the only risks facing nStor, Andataco, or the combined company.

     In addition, you should keep the following factors in mind when you read "forward-looking" statements elsewhere in this document. Forward-looking statements are statements that relate to future events and time periods or our expectations of future results. Generally, the words "anticipates," "believes," "expects," "intends" and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties. Future events, circumstances and results could differ materially from those anticipated in the forward- looking statements.

RISKS ASSOCIATED WITH THE MERGER

FLUCTUATIONS IN THE MARKET PRICE OF nSTOR COMMON STOCK MAY REDUCE THE NUMBER OF nSTOR SHARES ANDATACO STOCKHOLDERS RECEIVE IN THE MERGER OR MAY CAUSE MORE DILUTION TO nSTOR THAN ANTICIPATED

     As part of the merger, Andataco stockholders will receive $.31 worth of nStor common stock for each share of Andataco common stock they own. We will determine the number of shares by dividing $0.31 by the average closing price of one share of nStor common stock on the AMEX for the 10 trading days immediately before the date of the stockholder meetings. As a result of fluctuations in the market price of nStor common stock, the number of shares of nStor common stock that nStor would have issued on the date of this joint proxy statement/prospectus may be different from the number of shares that nStor will actually issue at the effective time of the merger. There is no minimum or maximum number of shares that nStor will issue in the merger. nStor may have to issue more or less shares of nStor common stock than expected. If the nStor stock price goes up, Andataco stockholders will receive fewer shares of nStor stock than expected. If the nStor stock price goes down, nStor will issue more shares of common stock which would cause more dilution to current nStor stockholders.

     Market prices for nStor common stock have fluctuated since we signed the merger agreement on August 27, 1999. On that date, the market price of nStor common stock was ____. On _________, 1999, the market price was_____. We expect further fluctuations through the closing date. Stock price fluctuations could be the result of changes in the business, operations or prospects of nStor, Andataco or the combined company, market assessments of the likelihood that the merger will be consummated within the anticipated time, general market and economic conditions and other factors both within and beyond the control of nStor or Andataco. Andataco does not intend to obtain an updated fairness opinion from its financial advisor prior to the completion of the merger. Recent market prices of nStor common stock and Andataco common stock are set forth on pages____. We encourage Andataco stockholders to obtain current market quotations for nStor common stock and Andataco common stock.

ANTICIPATED PROFITABILITY FROM THE MERGER MAY BE DELAYED OR MAY NOT BE
ACHIEVED

     nStor believes Andataco's marketing structure can enhance nStor's operations, and therefore, may increase nStor's profitability. To realize these anticipated benefits from the merger, nStor will have to integrate its

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

operations with those of Andataco efficiently. If nStor is unable to accomplish these objectives, there is a risk that the projected profitability enhancements may be delayed or not achieved.

WE MAY NOT ACHIEVE THE EXPECTED COST SAVINGS AND OTHER BENEFITS OF THE MERGER IN A TIMELY FASHION.

     We may not be able to maintain the levels of operating efficiency that we have achieved or may achieve separately. Because of difficulties in combining operations, we may be delayed or not be able to achieve the cost savings and other size related benefits that we hope to achieve after the merger. We expect that cost savings and other benefits from the merger will exceed those which we could achieve separately. Our cost savings estimates are based on many assumptions, including future revenue levels and other operating results, the availability of funds for investment, the timing of events, as well as general industry and business conditions and other matters. Many of these factors are beyond our control. Our actual cost savings, if any, could differ from our estimates and these differences could be material. There may be unforeseen costs and expenses or other factors that will offset the estimated cost savings or other components of our plan.

WE WILL HAVE SIGNIFICANT MERGER RELATED COSTS THAT MAY HAVE A MATERIAL NEGATIVE EFFECT ON OUR RESULTS OF OPERATIONS

     We will have substantial costs in connection with the merger. The merger will result in transaction fees and direct costs of approximately $300,000 that will be capitalized. The costs of combining our companies will also result in future costs which may be capitalized and charged to future results of operations of the combined company, such as personnel related costs, system integration costs and other costs. The actual amount of these charges cannot be determined until the plan for combining our companies is completed. These charges may have a material negative effect on the combined company's results of operations. See "Unaudited Pro Forma Condensed Consolidated Financial Statements of the Combined Company" beginning on page ______.

POTENTIAL BUSINESS DISRUPTION -- THE MERGER MAY RESULT IN A LOSS OF CUSTOMERS, SUPPLIERS AND EMPLOYEES.

     Certain customers may seek alternative sources of product, supply and/or service after the announcement of the transaction due to, among other reasons, a desire not to do business with the combined company. Management of nStor and Andataco anticipate that the combined company could experience some customer attrition after the merger. Difficulties in combining operations can also result in the loss of key employees or suppliers. We cannot assure you that any steps by management to counter such potential increased customer, supplier and employee attrition will be effective. Failure by management to control attrition would adversely affect nStor's future growth and profitability.

INTEGRATION OF PRODUCT LINES -- THE COMBINED COMPANY MAY HAVE DIFFICULTY INTEGRATING THE PRODUCT LINES OF nSTOR AND ANDATACO.

     If Andataco and nStor complete the proposed merger, the combined company will need to integrate the two independent businesses. Key issues will be:


     o the difficulty in managing Andataco's operations after the merger, given the geographical distance between nStor and Andataco's executive offices and operational facilities;
     o the integration of Andataco and nStor's products;
     o the coordination of research and development activities;

     o the combination of the technologies supporting the various products, both on-going and under development; and
     o the acceleration of the phase-out of obsolete or redundant products.

There are many risks associated with the integration of the product lines. For example, both companies currently offer JBOD storage systems which incorporate interfaces based on LVD standards. If the combined company determines to continue to offer both products, the company will incur the need for duplicate training of its sales and service organization, duplicate spare parts, maintenance of two separate manufacturing facilities and materials inventories, and the potential of confused customers. If however, the combined company chooses to eliminate one product in favor of the other, the company is subject to the risks associated with losing certain customers, accelerating inventory write offs, and having no alternative in the event the selected product develops technical problems.

LARGER COMPANY -- THE COMBINED COMPANY COULD FACE MANY DIFFICULTIES IN MANAGING A LARGER COMPANY.

     In deciding whether to authorize the proposed merger, you should bear in mind that the larger, combined company will create new challenges for existing management. If the combined company fails to meet those challenges, the market price of nStor's shares may decline.

     After the merger, the combined company will have a workforce of approximately twice the size of the work forces of the two companies prior to the merger. This growth could strain management control systems and resources, including decision support, accounting and management information systems. The combined company will need to improve financial and management controls and reporting systems and procedures to effectively manage employees and facilities.

     Further, the composition of the senior management team of nStor will change as a result of the merger, and key employees may be rotated to new assignments upon completion of the merger. For example, W. David Sykes, the President of Andataco, will be the new Executive Vice President of Marketing and Sales of nStor. The combined company's future success in the market place will be dependent on the ability of its management team to manage the combined company, implement its business strategies and retain key employees.

PURCHASE ACCOUNTING TREATMENT WILL CREATE THE NEED TO ACCOUNT FOR GOODWILL, WHICH WILL NEGATIVELY IMPACT THE FUTURE EARNINGS OF THE COMBINED COMPANY.

     The merger is intended to be treated for accounting purposes as a "purchase." The combined company will have to account for goodwill arising from the acquisition of 100% of Andataco. Purchase accounting will negatively affect the combined company's earnings as we expect to amortize that goodwill over a period of approximately seven years, thereby decreasing net earnings by approximately $500,000 for each quarter during those years.

CONFLICTS OF INTEREST WERE PRESENT IN NEGOTIATING AND STRUCTURING THE INITIAL PURCHASE OF ANDATACO SHARES BY nSTOR AND IN NEGOTIATING AND STRUCTURING THE MERGER.

     nStor's initial acquisition of Andataco shares was negotiated exclusively with W. David Sykes, Andataco's President and principal stockholder. The purchase agreement with Mr. Sykes provided that, after the merger, Mr.
Sykes would:

     o   continue to serve as Andataco's President;

     o   become the Executive Vice President of Marketing and Sales of nStor;

     o receive options to purchase 1.1 million shares of nStor common stock for $2.00 per share (the closing market price of nStor common stock on April 19, 1999, the date that the terms of the options were agreed to); and

     o receive warrants to purchase 155,133 shares of nStor common stock for $3.30 per share.

     nStor would also guarantee the lease between Andataco and an affiliate of Mr. Sykes. The purchase agreement also contained a representation from nStor that, if nStor acquired the remaining shares of Andataco owned by Andataco's minority stockholders, it would pay the greater of the price paid for the Sykes' shares, $.28 per share, or the fair market value of such shares as determined by an independent investment banking firm.

     When Andataco and nStor negotiated the terms of the merger, nStor controlled Andataco through its ownership of approximately 77.2% of the total issued and outstanding common stock of Andataco. As a result, nStor had an interest in making the transaction as beneficial to nStor as possible. However, an independent committee of Andataco's board of directors obtained an independent fairness opinion of the proposed merger consideration.

BENEFITS TO INSIDERS -- EXECUTIVE OFFICERS AND DIRECTORS OF ANDATACO WHO ARE ASKING STOCKHOLDERS TO APPROVE THE MERGER PROPOSAL WILL RECEIVE ADDITIONAL BENEFITS IN THE MERGER.

     As discussed below under "Interests of Executive Officers and Directors in the Merger," a number of executive officers and directors of Andataco have interests in the merger that may be different from, or in addition to, your interests as stockholders. You should be aware of these conflicts of interest and the benefits available to such persons when considering the boards' recommendations to approve the merger proposals. Following the merger:

     o nStor will maintain indemnification and insurance arrangements for the Andataco directors and officers for three years;

     o W. David Sykes, President and Vice Chairman of the Board of Andataco will enter into a three year employment agreement with nStor subject to completion of the merger; and

     o Harris Ravine, CEO and Chairman of the Board of Andataco, has an employment agreement with Andataco which provides severance benefits if Mr. Ravine is terminated without cause.

BUSINESS AND INDUSTRY RISKS SPECIFIC TO EITHER ANDATACO OR nSTOR

nSTOR HAS A LIMITED HISTORY OF OPERATING AND INTEGRATING ITS ACQUIRED
BUSINESSES

     nStor has acquired all of its operating assets within the last three years. The success of nStor's recent business combinations will depend in large part on its ability to consolidate its operations, integrate departments, systems and procedures and obtain business efficiencies, economies of scale and related cost savings. The significant management challenges presented by such consolidation and integration may prevent the desired cost savings. nStor may not be able to successfully consolidate its business operations or achieve returns that would justify its investment in its acquired businesses. This consolidation process will require substantial time and attention on the part of nStor's management. nStor may not be able to successfully integrate the operations of these companies, if at all. If nStor is unable to integrate or successfully manage the companies it has acquired, nStor and Andataco could be materially and adversely affected.

nSTOR IS A PARTY TO LITIGATION WHICH COULD HAVE AN ADVERSE EFFECT ON nSTOR'S BUSINESS

     In June and August 1996, nStor and two of its directors were served with two separate complaints filed in the Supreme Court of the State of New York, County of Nassau, in which the plaintiffs claim to have had contractual and proprietary interests in the prospect of a transaction to purchase certain net assets acquired by nStor. The plaintiffs seek compensatory damages, punitive damages, and equitable relief for alleged interference with the plaintiffs' alleged rights and for alleged breach of contract. nStor's counsel believes that nStor has good defenses to both claims and that it will not incur any material liability. nStor is unaware of any facts that would support any of the plaintiffs' claims and, accordingly, it believes that the claims are without merit. An unfavorable outcome in such litigation could have an adverse effect on nStor's business.

ANDATACO HAS EXPERIENCED FLUCTUATIONS IN OPERATING RESULTS

     Andataco has recently experienced significant period-to-period fluctuations in its operating results due to product design, development, manufacturing and marketing expenditures. If significant variations were to occur between forecasts and actual orders with respect to its products, Andataco may not be able to reduce its expenses proportionately and operating results could be adversely affected. Andataco revenues in any quarter are dependent on the timing of product shipments as well as the status of competing product introductions. Like many other high technology companies, a disproportionately large percentage of quarterly sales occur in the closing weeks of each quarter. Any forward-looking statements about operating results made by members of Andataco's management will be based on assumptions about the likelihood of closing anticipated sales and other factors management considers reasonable based in part on knowledge of performance in prior periods. The failure to consummate any of those sales may have a disproportionately negative impact on the operating results of the combined company, given Andataco's relatively high fixed costs, and may thus prevent management's projections from being realized.

THE PRICE OF nSTOR COMMON STOCK HAS BEEN, AND MAY CONTINUE TO BE, VOLATILE

     nStor's common stock has experienced in the past, and could experience in the future, substantial price volatility as a result of a number of factors, including:

     o quarter to quarter variations in actual or anticipated financial results;
     o announcements by nStor, its competitors or customers;
     o government regulations; and
     o developments in the industry.

     In addition, the stock market has experienced extreme price and volume fluctuations which have affected the market price of many technology companies in particular and which have at times been unrelated to the operating performance of the specific companies whose stock is traded. Broad market fluctuations and general economic conditions may adversely affect the market price of our common stock.

FUTURE ACQUISITIONS COULD ADVERSELY AFFECT nSTOR'S STOCK PRICE OR DISRUPT ITS OPERATIONS

     nStor may pursue acquisitions of complementary technologies, product lines or businesses. Future acquisitions could result in dilutive issuances of equity securities and the incurrence of additional debt and amortization expenses related to goodwill and intangible assets that could adversely affect nStor's operating results. In addition, gross margins of acquired products, necessary product or technology development expenditures and other factors that may be involved in any such acquired business could result in dilution to its earnings. Acquisitions also may involve numerous other risks, including:

     o difficulties in the assimilation of the operations and products of the acquired business;

     o    dependence on new products and processes;

     o    the diversion of management's attention from other business concerns;

     o risks of entering markets in which nStor has no or limited direct prior experience; and

     o the potential loss of key employees of the acquired business and difficulties in attracting additional key employees necessary to absorb added management responsibilities.

No assurance can be given as to the effect of any future acquisition on nStor's business or operating results.

RISKS RELATING TO BOTH ANDATACO AND nSTOR

WE HAVE EXPERIENCED RECENT LOSSES AND MAY REQUIRE ADDITIONAL FINANCING TO SATISFY OUR WORKING CAPITAL NEEDS

         nStor has experienced net losses applicable to common stock for the fiscal years ended December 31, 1997 ($7,886,000), December 31, 1998 ($11,888,000) and for the six months ended June 30, 1999 ($7,048,000) nStor also expects to have a net loss for the fiscal quarter ending September 30, 1999. At June 30, 1999, nStor had an accumulated deficit of ($45,332,000).

         Andataco has experienced net losses for the fiscal years ended October 31, 1997 ($6,209,000), October 31, 1998 ($2,434,000) and for the six months ended April 30, 1999 ($1,591,000). Andataco also expects to have a net loss for the fiscal quarter ending July 31, 1999. At April 30, 1999, Andataco had an accumulated deficit of ($9,634,000) and we expect Andataco to have an accumulated deficit as of July 31, 1999.

         If the combined company is unable to generate net income from operations, the business of the combined company will be adversely affected, and its stock price will suffer a decrease in value.

         In late 1997, nStor determined that amounts available under its bank line of credit would not be sufficient to satisfy its cash requirements and that, as a result, additional debt and/or equity financing would be necessary. During the period beginning in late 1997 and ending in June 1999, nStor has been able to obtain approximately $22.3 million from private investors, including $10.0 million from the sale of convertible preferred stock, $6.8 million from subordinated loans which will mature on September 5, 2000, $3.2 million from the exercise of warrants and options to purchase 2,428,832 shares of common stock and $2.3 million from the private sale of common stock. Although we believe that, as a result of the receipt of these additional funds, amounts available from nStor's line of credit will be sufficient to satisfy its presently contemplated working capital needs for the foreseeable future. We may require additional capital beyond our currently forecasted needs. In addition, we cannot assure you that any such additional required capital would be available on terms acceptable to nStor, if at all, at such time or times as we might require such funds.

WE HAVE, FROM TIME TO TIME, BEEN UNABLE TO COMPLY WITH THE FINANCIAL COVENANTS OF OUR BANK LINES OF CREDIT

         From time to time, we have been unable to comply with certain of the financial covenants of our bank lines of credit and have requested that our lenders forbear from exercising the remedies available to them under such circumstances. In each such case, our banks agreed with our request. In the event that such events occur in the future and we are unsuccessful in our negotiations with our lender, we would be required to seek other sources of capital to satisfy our obligations under our lines of credit. Any such additional capital may not be available on terms acceptable to us, if at all, at such time or times as we might require such funds. In such event, our business could be materially and adversely affected.

WE MAY BE UNABLE TO ATTRACT AND RETAIN QUALIFIED EMPLOYEES

         Our ability to provide high-quality products on a timely basis requires that we employ an adequate number of skilled engineers and technicians. Accordingly, our ability to increase our productivity and profitability will be limited by our ability to attract and retain skilled personnel. We, like many of our competitors, are currently experiencing shortages of qualified personnel. We cannot be certain that we will be able to maintain an adequate skilled labor force necessary to operate efficiently and to support our growth strategy or that our labor expenses will not increase as a result of a shortage in the supply of skilled personnel.

RAPID TECHNOLOGICAL AND CUSTOMER PREFERENCE CHANGES -- ANDATACO AND nSTOR MAY BE UNABLE TO KEEP PACE WITH THE RAPID CHANGES IN THEIR INDUSTRY.

         The open systems data storage market in which nStor and Andataco operate is characterized by rapid technological change, frequent new product introductions and evolving industry standards. Customer preferences in that market are difficult to predict and changes in those preferences could render nStor's or Andataco's current or future products unmarketable. The introduction of products embodying new technologies by nStor's and Andataco's competitors and the emergence of new industry standards could render existing products as well as new products being introduced obsolete and unmarketable. For example, if customers were to turn away from open systems computing, nStor's and Andataco's revenue would decline dramatically.

         The success of Andataco and nStor depends upon their ability to address the increasingly sophisticated needs of customers, to enhance existing products and to develop and introduce, on a timely basis, new competitive products (including new software and hardware and enhancements to existing software and hardware) that keep pace with technological developments and emerging industry standards. If nStor and Andataco cannot successfully identify, manage, develop, manufacture or market product enhancements or new products, their businesses will be materially and adversely affected.

SOLE SOURCE AND KEY SUPPLIERS -- THE LOSS OF ONE OR MORE SUPPLIERS COULD ADVERSELY AFFECT nSTOR'S AND ANDATACO'S ABILITY TO OBTAIN KEY COMPONENTS FOR PRODUCTS.

         nStor relies on other companies to supply certain key components of its products. nStor products are typically designed to operate with unique components that are available from a single source. For example, certain of its products are dependent upon controllers designed by one of its suppliers. Although nStor can use other suppliers, the delay in receiving the product from these other suppliers would negatively affect nStor's revenues. Other components, while not dependent on one source, may, from time to time, be in short supply or unavailable for a period of time while alternative sources can be identified. Modification to the particular products, requalification of the products with applicable regulatory agencies, and additional testing to assure software and hardware is compatible can result in lost or deferred revenue as well as higher product costs.

         To the extent its products are continued by the combined company, Andataco would be subject to the same risks due to the similar nature of its products. In addition, Andataco often resells subsystems, software and services from others. This leaves Andataco vulnerable to inadequate supply, uneven allocation in times of shortage, delays in order fulfillment, and contract terminations. For example, Andataco has resold Data General's Clariion Disk Storage product line. Data General was recently acquired by EMC, a significant acquisition in this industry. We cannot assure you that EMC will continue the use of indirect selling channels, or that Andataco will be selected by EMC, assuming EMC chooses to continue the Clariion selling model. The loss of Andataco's relationship with Clariion would have a material impact on Andataco's revenues and customer base. The percentage of Andataco's revenues attributable to Clariion in fiscal year 1998 and the six months ended April 30, 1999 was 27.9% and 33.6%, respectively.

CONCENTRATED CUSTOMER BASE -- AN ECONOMIC DOWNTURN OF MAJOR CUSTOMERS OR GEOGRAPHICAL AREA IN WHICH nSTOR OR ANDATACO CONCENTRATES COULD
MATERIALLY ADVERSELY AFFECT REVENUES.

         nStor operates predominantly in one business segment, information storage solutions, including external RAID subsystems. A large percentage of nStor's revenue comes from the sale of products to a small number of significant clients within such industries and to customers based in the eastern region of the United States. During 1998 and 1997, nStor had sales to two customers, Discreet Logic (a Canadian customer) and Intergraph Corp., which accounted for 27% and 13%, respectively, of net sales for 1998 and 11% and 10%, respectively, for 1997. During the six months ended June 30, 1999, one customer, Silicon Graphics, Inc., ("SGI") accounted for 22% of nStor's sales.

         During the second quarter, nStor entered into an original equipment manufacturer, or OEM, agreement to supply high-performance RAID storage enclosures to SGI, a major server manufacturer. We began shipping products under SGI's initial purchase order in May 1999. During June 1999, nStor's sales (exclusive of Andataco) increased to $2.5 million, representing 71% of nStor's sales for the quarter, primarily as a result of the SGI relationship. The initial term of the OEM agreement is for three years. A discontinuation or significant reduction under this agreement could have a material adverse effect on nStor's business.

         An economic downturn in any industry or geographical area targeted by nStor or Andataco, or the loss of one or more customers, particularly a significant customer, could result in a material decrease in revenues, thereby adversely affecting nStor or Andataco.

NARROW MARKET -- A DECLINE IN MARKET ACCEPTANCE OF UNIX SYSTEMS, WINDOWS NT OR CHANGES IN SUN MICROSYSTEMS PRODUCTS OR POLICIES COULD MATERIALLY ADVERSELY AFFECT nSTOR'S AND ANDATACO'S BUSINESS.

         Substantially all of nStor's and Andataco's revenues to date have been concentrated in the UNIX and Windows NT marketplace. A significant portion of Andataco's revenues are associated with versions of UNIX and Windows NT manufactured by Sun Microsystems, Inc. If Sun Microsystems were to change its policy of supporting open systems computing environments and if Andataco's products were thereby rendered incompatible with Sun Microsystems' products, nStor's business, financial position and results of operations could be materially and adversely affected.

INTENSE COMPETITION -- THE COMPUTER STORAGE MARKET IS HIGHLY COMPETITIVE.

         The storage system market is intensely competitive. Andataco and nStor compete with traditional suppliers of computer systems such as Hewlett-Packard, Sun Microsystems, IBM, SGI, Compaq Corporation, Hitachi, Digital Equipment Corporation, and Dell Computer Corp., which market storage systems as well as other computer products, and which seem to have become more focused on storage recently. For example, Data General was recently acquired by EMC Corporation. EMC is the largest independent seller of data storage systems and software. Andataco and nStor also compete against independent storage system suppliers to the high-end market including, but not limited to, Box Hill Systems, Artecon Inc., EMC Corporation, StorageTek, Network Appliance, Inc., LSI Logic Corporation, Ciprico Inc., MTI Technologies, Inc., Procom Technology Inc., the Clariion division of Data General and Storage Computer Corp. In providing tape backup, nStor competes with value-added suppliers of tape- based storage systems such as Datalink Corporation, MTI Technologies, Inc., Dallas Digital, Cranel, Inc. and others.

         Many of these competitors are significantly larger than nStor and Andataco, and have significantly greater financial, technical, marketing, purchasing and other resources than either company, and as a result may be able to respond more aggressively to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of products than either nStor or Andataco, or to deliver competitive products at a lower end-user price.

         Increased competition is likely to result in price reductions, reduced operating margins and loss of market shares, any of which could have a material adverse effect on Andataco's and nStor's businesses, operating results or financial conditions. In fact, competitive pricing pressures have had, and may continue to have an adverse effect on nStor's revenues and earnings.

         If nStor and Andataco are unable to develop and market products to compete with the products of competitors, the businesses of nStor and Andataco will be materially adversely affected. In addition, if major customers who are also competitors cease purchasing Andataco or nStor's products so that they can concentrate on sales of their own products, Andataco's and nStor's businesses could be adversely affected.

LACK OF LONG TERM CONTRACTS -- DELAYS OR CANCELLATIONS OF CUSTOMER ORDERS COULD MATERIALLY ADVERSELY AFFECT nSTOR'S AND ANDATACO'S OPERATING RESULTS.

         Both nStor and Andataco generally do not enter into long-term volume purchase contracts with customers, and customers generally have certain rights to extend or to delay the shipment of their orders, as well as the right to return products and cancel orders under some circumstances. The cancellation or rescheduling of orders placed by our customers, or the return of products shipped to them, could materially and adversely affect nStor's or Andataco's business.

PRODUCT DEFECTS -- ANDATACO'S AND nSTOR'S BUSINESSES WILL MATERIALLY SUFFER IF EITHER COMPANY ENCOUNTERS SIGNIFICANT PRODUCT DEFECTS.

         Storage system products like those offered by nStor and Andataco may contain undetected software errors or failures when first introduced or as new versions are released. nStor and Andataco cannot be certain that, despite testing, errors will not be found in new products after commencement of commercial shipments.

         Both nStor's and Andataco's standard warranties provide that if a system does not function to published specifications the companies will repair or replace the defective component without charge. Significant warranty costs could have a material adverse effect on Andataco's and nStor's business.

AVAILABILITY OF COMPETING PRODUCTS -- SALES OF COMPETING PRODUCTS BY DISTRIBUTORS AND VARS COULD MATERIALLY ADVERSELY AFFECT nSTOR'S AND ANDATACO'S SALES.

         In the United States, Andataco sells its products both through a direct sales force and through value-added resellers (VARs). Andataco's and nStor's distributors and VARs may also carry competing product lines, and could reduce or discontinue sales of Andataco's and nStor's products, which could have a material adverse effect on operating results. In addition, we cannot assure you that existing end-user customers will not purchase their storage equipment from the manufacturer that provides their network computing systems and, as a result, reduce or eliminate purchases from Andataco and nStor.

LENGTHY SALES CYCLES -- BOTH ANDATACO AND nSTOR DEPEND ON LARGE ORDERS AND UPON SALES WHICH MAY HAVE LENGTHY CYCLES.

         Customer orders for both nStor and Andataco can range in value from a few thousand dollars to over a million dollars. The length of time between initial contact with a potential customer and sale of a product, or "sales cycle", also can vary greatly and can be as long as three to twenty-four months. This is particularly true for the sale and installation of complex, turnkey solutions, which often are sold directly to end users. Revenue for nStor and Andataco is likely to be affected by the timing of larger orders, which makes it difficult for the companies to predict such revenue. Revenue for a quarter could be reduced if large orders forecasted for a certain quarter are delayed or are not realized. The factors that could delay or defer an order include:

         o        time needed for technical evaluations by customers;

         o customers budget restrictions and changes to budgets during the course of a sales cycle;

         o        customer internal review and testing procedures; and

         o engineering work needed to integrate a storage solution with a customer's system.

LACK OF PATENT PROTECTION -- nSTOR'S AND ANDATACO'S LACK OF INTELLECTUAL PROPERTY PROTECTION MAY AFFORD COMPETITORS WITH AN OPPORTUNITY TO COMPETE EFFECTIVELY.

         nStor currently holds one patent and has one patent pending on its products. Andataco holds no patents. In addition, nStor and Andataco rely on a combination of trade secrets, copyrights and trademarks and employee and third-party nondisclosure agreements to protect their intellectual property rights. The steps taken to protect their rights may not be adequate to prevent misappropriation of their technology or to preclude competitors from developing products with features similar to their products. Furthermore, in the future, third parties may assert infringement claims against nStor or Andataco with respect to its products for which they have indemnification obligations to certain of their customers. Asserting nStor's or Andataco's rights or defending against third-party claims could involve substantial expense, which the combined company may not be able to afford and which could have a material adverse effect on its operating results. In the event a third party were successful in a claim that one of nStor's or Andataco's products infringed the third party's proprietary rights, the combined company may have to pay substantial damages or royalties, remove that product from the marketplace or expend substantial amounts in order to modify the product so that it no longer infringes such proprietary rights, any of which could have a material adverse effect on the combined company's operating results.

nSTOR AND ANDATACO MAY NOT HAVE ACCESS TO SUFFICIENT FUNDING TO SUPPORT THEIR OPERATIONS

         nStor and Andataco have expended and will continue to be required to expend substantial funds to continue research and development, and for other aspects of their business. Although they believe that they have access to resources sufficient to fund their operations for at least the next twelve months, they may need or elect to raise additional capital. nStor's and Andataco's capital requirements will depend on many factors, including:

          o the problems, delays, expenses and complications frequently encountered by technology companies;

          o the progress of research, development and product testing programs;

          o    the success of sales and marketing programs;

          o costs in filing, prosecuting, defending and enforcing intellectual property rights;

          o the extent and terms of any collaborative research, manufacturing, marketing or other arrangements; and

          o changes in economic, regulatory or competitive conditions of the planned business.

Estimates about the adequacy of funding for their activities are based on certain assumptions, including the assumption that research, development and testing relating to its products under development can be conducted at projected costs and within projected time frames and that such products can be successfully marketed.

         To satisfy nStor's capital requirements, it may seek to raise funds in the public or private capital markets. nStor's ability to raise additional funds in the public or private markets will be adversely affected if the results of its ongoing or future research and development programs are not favorable. nStor may seek additional funding through corporate collaborations and other financing vehicles. Such funding may not be available, or if available, it may not be available on acceptable terms. If adequate funds are not available, nStor may be required to curtail its operations significantly, or it may be required to obtain funds through arrangements with future collaborative partners or others that may require it to relinquish rights to some or all of its technologies or products under development. If nStor is successful in obtaining additional financing, the terms of the financing may have the effect of diluting or adversely affecting the holdings or the rights of the holders of nStor's common stock.


THE YEAR 2000 ISSUE COULD DISRUPT OUR BUSINESS

         Many computer systems, software programs and other equipment with embedded chips or processors use only two digits to define the applicable year. As a result, they may be unable to process accurately certain data, during or after the year 2000. As a result, business and governmental entities are at risk for possible miscalculations or systems failures causing disruptions in their business operations. This is commonly known as the Year 2000 ("Y2K") issue. The Y2K issue concerns not only information systems used solely within a company, but also concerns third parties, such as customers, vendors and creditors, using information systems that may interact with or affect a company's operations.

         If needed remediations and conversions to our information systems are not made on a timely basis by our materially-significant customers or vendors, we could be affected by business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our operations, liquidity or financial condition. Factors which could cause material differences in results, many of which are outside of our control, include, but are not limited to, the accuracy of representations by manufacturers of our information systems that their products are Y2K compliant, the ability of our customers and vendors to identify and resolve their own Y2K issues, and our ability to respond to unforeseen Y2K complications.

         nStor has implemented a Y2K readiness program with the objective of having all of its significant information systems functioning properly with respect to Y2K before January 1, 2000. The first component of nStor's readiness program was to identify the internal information systems that are susceptible to system failures or processing errors as a result of the Y2K issue. This effort is substantially complete and no significant issues requiring remediation or replacement have been identified.

         As the second component of its Y2K readiness program, nStor has identified its significant customers, vendors and creditors that are believed, at this time, to be critical to business operations subsequent to January 1, 2000. Through the use of questionnaires, interviews and other available means, nStor has ascertained that it has no significant exposure to Y2K problems at this time. However, the representations made to nStor by third parties may not be accurate or complete and there is a possibility that normal business operations could be disrupted.

         The third component of nStor's Y2K readiness program was the evaluation of its existing products', and planned future products', Y2K functionality. All of the date dependent software which nStor has developed has been validated as being Y2K compliant using commercially acceptable methods, including: expanding year fields to four digits; windowing; and date encoding techniques. nStor's other products have been verified as Y2K compliant based on the absence of date dependencies in hardware, software and firmware code.

         The total cost of nStor's Y2K compliance activities is not expected to exceed $50,000. The costs and time necessary to complete the Y2K modification and testing processes are based on nStor's best estimates, which were derived utilizing numerous assumptions of future events including the continued availability of certain resources, third party modification plans and other factors. However, these estimates may not be achieved and actual results could differ from the estimates. nStor's Y2K readiness program is an ongoing process and the estimates of costs and completion dates for various components of the Y2K readiness program described above are subject to change.

         In mid-1997, Andataco formed an internal task force to evaluate those areas of Andataco that may be affected by the Y2K problem and devised a plan for Andataco to become Y2K compliant in a timely manner. The plan focuses on three major areas: Andataco's mission critical business transaction systems; the products Andataco sells; and issues associated with Andataco's business partners, including suppliers, customers, and bankers. To date, Andataco has executed approximately 95% of its plan and anticipates completing the remaining portions of the plan by the end of the third calendar quarter of 1999 while the evaluation and testing of certain ancillary PC office and specialized PC applications will continue through 1999. However, if Andataco's plan cannot be completed on a timely basis, the Y2K issue could have a material adverse impact on Andataco's business, financial condition and results of operations. Because of the many uncertainties associated with Y2K compliance issues, and because Andataco's assessment is necessarily based on information from third-party vendors and suppliers, there can be no assurance that Andataco's assessment is correct. If Andataco's assessment is incorrect, it could have a material adverse effect on Andataco's business.

                                  THE MEETINGS

General; Dates, Times and Places

         nStor. This joint proxy statement/prospectus was mailed to nStor stockholders, on or about ________, 1999, and includes the Notice of 1999 Annual Meeting. We also have included a form of proxy that nStor's board of directors is soliciting for use at the nStor annual meeting to be held on ________ at _____ __.m., local time, at _____________, and at any adjournments or postponements of the annual meeting.

         Andataco. This joint proxy statement/prospectus was mailed to Andataco stockholders, on or about ________, 1999, and includes the Notice of Special Meeting. We also have included a form of proxy that Andataco's board of directors is soliciting for use at the Andataco special meeting to be held on ___________ at ________ _.m., local time, at 10140 Mesa Rim Road, San Diego, California, and at any adjournments or postponements of the special meeting. This joint proxy statement/prospectus is also furnished to Andataco stockholders as a prospectus in connection with nStor's issuance of shares of nStor common stock to Andataco stockholders in connection with the merger.

Purpose of the Meetings

         nStor. At the nStor annual meeting, nStor stockholders will be asked to consider and vote on the following proposals:

         o to issue shares of nStor common stock, $0.05 par value per share, to Andataco stockholders in connection with the merger of NTI with and into Andataco;

         o to elect five persons to nStor's board of directors to hold office until nStor's next annual meeting of stockholders or until their successors are duly elected and qualified;

         o to amend nStor's restated certificate of incorporation to increase the authorized number of shares of common stock from 40,000,000 to 75,000,000;

         o to amend nStor's restated certificate of incorporation to eliminate cumulative voting for directors;

         o to amend nStor's 1996 Stock Option Plan, as amended, to increase the number of shares reserved for issuance under the Plan from 2,500,000 to 5,000,000; and

         o to ratify the reappointment of BDO Seidman, LLP as nStor's independent auditors for fiscal 1999.

         nStor's board of directors is not aware of any matter to be presented for action at the nStor annual meeting other than the matters described above. Should any other matter requiring the vote of nStor stockholders arise, the proxies on the enclosed form give the holders of the proxy discretionary authority to vote their shares in their best judgment in nStor's interest.

         The nStor board of directors has unanimously approved all of the proposals, including the issuance of nStor's common stock to Andataco stockholders and has determined that the issuance of nStor's common stock to Andataco stockholders in the merger is in the best interest of nStor and its stockholders and unanimously recommends that nStor stockholders vote "FOR" approval of the proposals including the issuance of nStor's common stock to Andataco stockholders in the merger.

         Andataco. At the Andataco special meeting, Andataco stockholders will be asked to consider and vote on a proposal to approve and adopt the agreement and plan of merger dated August 27, 1999, between Andataco, nStor and NTI.

         Andataco's board of directors is not aware of any matter to be presented for action at the Andataco special meeting other than the matter described above. Only business within the purpose or purposes described in the Notice of Special Meeting included in this document may be conducted at the Andataco special meeting. Should any other matter requiring the vote of Andataco stockholders arise, the proxies on the enclosed form give the holders of the proxy discretionary authority to vote their shares in their best judgment in Andataco's interest.

         An independent committee of the Andataco board of directors and the full Andataco board of directors have approved the merger and have determined that the merger and the merger agreement are in the best interest of Andataco and its stockholders. Harris Ravine and W. David Sykes abstained from voting on the approval of the merger and the merger agreement due to their interests in the merger as described under "Interests of Executive Officers and Directors in the Merger" on page ___. The Andataco board of directors recommends that Andataco stockholders vote "FOR" approval of the merger and the merger agreement.

Record Dates; Quorum; Vote Required

         nStor. Holders of record of nStor common stock and preferred stock at the close of business on September 7, 1999 are entitled to receive notice of and vote at the nStor annual meeting. On that date, nStor had issued and outstanding 22,715,061 shares of nStor common stock and 15,521 shares of nStor preferred stock which was convertible into 10,084,667 shares of nStor common stock. Holders of a majority of the outstanding nStor common and preferred stock entitled to vote on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the nStor annual meeting.

         The affirmative vote of the holders of a majority of the nStor common stock and preferred stock represented in person or by proxy at the nStor annual meeting, assuming a quorum is present and assuming the number of votes cast on the proposals represent at least a majority of the outstanding nStor common stock and preferred stock, collectively and not as separate classes, is required to approve the proposals including the proposal for the issuance of nStor's common stock to Andataco stockholders in the merger. nStor common stockholders are only allowed one vote for each share of nStor common stock held by them on the record date. Holders of nStor preferred stock are entitled to the number of votes equal to the largest number of shares of nStor common stock into which the holder's share of preferred stock could be converted on the record date

         On the record date, nStor directors and executive officers and their affiliates beneficially owned 10,044,410 shares of nStor common stock, representing in the aggregate approximately 36.2% of nStor's voting stock. Of these shares, H. Irwin Levy, the Chairman of the Board of Directors of nStor and related parties, own in the aggregate 7,570,099 shares of nStor common stock and 4,500 shares of nStor preferred stock which are convertible into 3,500,000 shares of nStor common stock, representing in the aggregate approximately 28.7% of nStor's voting stock. H. Irwin Levy and related parties have indicated that they intend to vote their shares to approve the issuance of nStor's common stock to Andataco stockholders in the merger.

         A list of stockholders entitled to notice of the nStor annual meeting shall be available for inspection by any stockholder, during regular business hours, for a period of ten days prior to the annual meeting at the principal executive office of nStor and at the annual meeting.

         Andataco. Only holders of record of Andataco common stock at the close of business on September 7, 1999 are entitled to receive notice of and vote at the Andataco special meeting. On that date, Andataco had issued and outstanding 25,432,303 shares of Andataco common stock. Holders of a majority of the outstanding Andataco common stock on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the Andataco special meeting.

         The affirmative vote of the holders of a majority of the Andataco common stock represented in person or by proxy at the Andataco special meeting, assuming a quorum is present and assuming the number of votes cast on the proposal represents at least a majority of the outstanding Andataco common stock, is required to approve the merger proposal. Andataco stockholders are only allowed one vote for each share of Andataco common stock held by them on the record date.

         On the record date, Andataco directors and executive officers and their affiliates beneficially owned 40,000 shares of Andataco common stock, excluding shares that may be acquired upon the exercise of options representing less than 1% of the total issued and outstanding common stock of Andataco. In addition, nStor owns 19,634,185 shares of Andataco common stock, representing approximately 77.2% of the total issued and outstanding common stock of Andataco. nStor intends to vote these shares in favor of the merger. Consequently, approval of the merger is assured.

         A list of stockholders entitled to notice of the Andataco special meeting shall be available for inspection by any stockholder, during regular business hours, for a period of ten days prior to the special meeting at the principal executive office of Andataco and at the special meeting.

Proxies

         nStor. Individuals appointed as proxies will vote those shares of nStor common stock represented by a properly executed proxy in accordance with the instructions indicated on the proxy. In order to be voted, nStor must have received a properly executed proxy prior to or at the nStor annual meeting. Also, the proxy must not have been duly and timely revoked. If the stockholder provides no instructions on a properly executed proxy, that proxy will be voted "FOR" all of the proposals, including the approval of the issuance of nStor's common stock to Andataco stockholders in the merger. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the nStor annual meeting, will not be voted. However, because of the vote required for each proposal, a proxy marked "ABSTAIN" will have the effect of a vote against the proposals.

         Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote) will be counted for purposes of determining whether there is a quorum at the nStor annual meeting. In accordance with AMEX rules, brokers and nominees are precluded from exercising their voting discretion with respect to the approval of the issuance of nStor common stock to Andataco stockholders in the merger and therefore, absent specific instructions from the beneficial owner of the shares, are not empowered to vote the shares with respect to the approval and adoption of the proposal to issue nStor common stock to Andataco stockholders in the merger. Since the affirmative vote of a majority of the nStor stock present and entitled to vote is required to approve the proposals, a "broker non-vote" will have the effect of a vote against the proposal.

         Andataco. Individuals appointed as proxies will vote those shares of Andataco common stock represented by a properly executed proxy in accordance with the instructions indicated on the proxy. In order to be voted, Andataco must have received a properly executed proxy prior to or at the Andataco special meeting. Also, the proxy must not have been duly and timely revoked. If the stockholder provides no instructions on a properly executed proxy, that proxy will be voted "FOR" the approval of the merger proposal. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Andataco special meeting, will not be voted. However, because of the vote required, a proxy marked "ABSTAIN" will have the effect of a vote against the merger proposal.

Revocation of Proxies

         Your grant of a proxy on the enclosed proxy card does not prevent you from voting in person or otherwise revoking your proxy.

         An nStor stockholder may revoke a proxy at or before the nStor annual meeting by delivering a duly executed revocation or a proxy bearing a later date to Orilla F. Floyd, Secretary of nStor, at 100 Century Boulevard, West Palm Beach, Florida 33417. An nStor stockholder may also revoke a proxy by attending and voting at the nStor annual meeting. Attendance at the nStor annual meeting will not by itself result in revocation of a proxy.

         An Andataco stockholder may revoke a proxy at or before the Andataco special meeting by delivering a duly executed revocation or a proxy bearing a later date to Diane Wong, Clerk of Andataco, at 10140 Mesa Rim Road, San Diego, California 92121, An Andataco stockholder may also revoke a proxy by attending and voting at the Andataco special meeting. Attendance at the Andataco special meeting will not by itself result in revocation of a proxy.

Expenses of Solicitation

         nStor and Andataco will share equally the cost of printing and mailing this document. nStor will pay for the costs of soliciting proxies on the accompanying form. In addition to the use of mail, officers of nStor and Andataco may solicit proxies by telephone or telecopy. These officers will not be compensated for this solicitation, but will be reimbursed for reasonable expenses incurred by them in connection with this solicitation. Upon request, nStor will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of nStor or Andataco.

Accounting Representative

         A representative of BDO Seidman, LLP is expected to be present at the nStor annual meeting with the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

         A representative of PriceWaterhouseCoopers LLP is expected to be present at the Andataco special meeting with the opportunity to make a statement if he or she desires, and will be available to respond to appropriate questions.

               PROPOSAL ONE: MERGER/ISSUANCE OF nSTOR COMMON STOCK

                                   THE MERGER


         The following discussion of the merger, the merger agreement, the certificate of amendment to nStor's certificate of incorporation and the related transactions are qualified in their entirety by reference to the merger agreement, the certificate of amendment and related agreements, copies of which are attached hereto as appendices or filed as exhibits to the joint proxy statement/prospectus.

General

         The merger agreement provides for the merger of NTI, a Florida corporation and a wholly-owned subsidiary of nStor, with and into Andataco, a Massachusetts corporation, with Andataco becoming a wholly-owned subsidiary of nStor. In the merger, each share of Andataco common stock issued and outstanding immediately before the effective time of the merger will be converted into, and become exchangeable for the number of shares of nStor common stock obtained by dividing thirty-one cents ($0.31) by the average closing price of one share of nStor common stock on the AMEX for the ten (10) trading days immediately before the date of the stockholder meetings. This is more commonly referred to as the exchange ratio.

         nStor will not exchange shares of Andataco common stock owned by nStor, NTI, or any other direct or indirect subsidiary of nStor, Andataco, or any direct or indirect subsidiary of Andataco in the merger.

         The merger agreement provides that, at the effective time, each outstanding and unexercised option to purchase Andataco common stock will become fully vested and exercisable. Any option for which a request to exercise has not been received by the Clerk of Andataco prior to the effective time of the merger will be canceled.

         The merger will become effective upon the latest of:

         o the time when the articles of merger are accepted for record by the Secretary of the Commonwealth of Massachusetts under the relevant provisions of the Massachusetts Business Corporation Law (the "MBCL");

         o the time when the articles of merger have been duly filed with the Secretary of State of Florida as provided in the relevant provisions of the Florida Business Corporation Act (the "FBCA"); or

         o any other time agreed to by nStor and Andataco and established under the Florida articles of merger and the Massachusetts articles of merger.

         We expect that the merger will become effective after all the conditions to closing are met if the issuance of nStor common stock to Andataco stockholders in the merger is approved by the nStor stockholders and the merger and the merger agreement are approved by the Andataco stockholders.

         The closing price of nStor's common stock on August 18, 1999 was $2.50 per share. If the merger had been completed on that date, nStor would have issued approximately 739,000 shares of nStor common stock, in the aggregate, to the holders of Andataco common stock.

         Because the market price of nStor common stock may change, the number of shares of nStor common stock that Andataco stockholders will receive in the merger may increase or decrease before the date of the stockholder meetings. We urge you to obtain current market quotations for nStor and Andataco common stock. We cannot assure the future prices or markets for nStor or Andataco common stock.

Background of the Merger

         Following Andataco's merger with IPL Systems in June 1997, Andataco experienced a significant fluctuation in its revenues and earnings. As described in "Risk Factors" and "Reasons for the Merger", the computer storage industry is dominated by a few large companies, with significantly larger research and marketing resources than Andataco. The industry has also undergone substantial consolidation as a result of recent mergers and acquisitions. During 1997 and 1998, Andataco engaged in nearly a dozen discussions, under non-disclosure agreements, exploring preliminarily the potential for a business combination. None of those discussions resulted in a definitive proposal or term sheet. At the same time, Andataco, was exploring other capital raising alternatives. Several financing proposals were submitted, but Andataco's board viewed these proposals as disadvantageous to Andataco and its stockholders.

         At the December 16, 1998 board of directors meeting, management reported that Andataco's growth prospects were limited by its inability to sustain predictable operating profits, which made externally generated working capital both difficult to access and expensive when available. Several alternatives were explored, including the elimination of product development and operations, which would eventually result in Andataco becoming solely a reseller of other companies' products and services. The board determined to explore the business combination alternative and, on January 19, 1999, an industry experienced financial advisory firm was retained to act as Andataco's advisor.

         In December 1998, while reviewing potential providers of computer storage products for Andataco to resell, W. David Sykes, Andataco's President, visited nStor's web site. Finding the product descriptions of interest, he contacted Lawrence Steffann, nStor's President. As a result of this initial conversation, on December 14, 1999, Harris Ravine, Andataco's Chief Executive Officer, visited nStor's offices in Lake Mary, Florida to review nStor's product strategy and to discuss a potential business relationship.

         At the same time, Mr. Steffann determined that nStor could benefit from a long-term business relationship with Andataco, including a potential acquisition of Andataco. Mr. Steffann felt that such a relationship would enable nStor to combine its advanced technology with Andataco's experienced sales organization and gain access to a broader geographic customer base. In addition, a potential merger could create cost saving opportunities.

         On December 23, 1999 the Andataco board held a telephonic meeting to discuss the potential acquisition of Andataco by nStor. The Board agreed that Andataco should explore a potential strategic transaction with Andataco.

         Mr. Steffann shared his conclusions with H. Irwin Levy, nStor's Chairman, and on January 4, 1999, Mr. Ravine and Mr. Sykes met with Irwin Levy, Chairman of the Board of Directors of nStor and Lawrence F. Steffan, nStor's President in West Palm Beach, Florida to discuss their respective businesses and to explore potential strategic transactions. Various alternatives were discussed, including a proposal for nStor to acquire Andataco. On January 12, 1999, Mr. Ravine, Mr. Levy and Mr. Steffan participated in a video conference where they discussed the terms of a proposed transaction.

         On January 18, 1999, Mr. Steffan visited Andataco's offices in San Diego, California where discussions of the proposed transaction continued.

          Negotiations for nStor to acquire Andataco began in February 1999 and resulted in a purchase agreement, dated as of March 2, 1999, in which nStor agreed to purchase the approximately 76% of the outstanding common stock of Andataco owned by Mr. Sykes and his family for $3 million in cash. nStor also agreed to purchase a $5,196,000 note payable by Andataco to Mr. Sykes for $5 million in cash. The acquisition was subject to, among other conditions, nStor obtaining adequate financing to fund the acquisition. The agreement also provided that Mr. Sykes would continue as President of Andataco pursuant to a proposed three-year employment agreement.

         On February 11, 1999 the Andataco board was updated on the status of the conversations and discussions with nStor. From February 26, 1999 through February 28, 1999, Mr. Sykes, Mr. Levy and Mr. Corrao met in Houston, Texas to discuss the respective business of Andataco and nStor . Andataco and nStor conducted a due diligence review of each other from January 1999 to March 1999.

         On March 3, 1999, nStor issued a press release announcing the proposed acquisition of Mr. Sykes shares and its intention to acquire the remaining outstanding Andataco common stock as soon as possible following an independent valuation of the fair value of such shares.

         Following unsuccessful negotiations with several potential investors for the purpose of raising the necessary funds to acquire Mr. Sykes' Andataco shares, nStor and Mr. Sykes entered into Amendment No. 1 to the original purchase agreement, as of April 26, 1999. That amendment increased the purchase price for Mr. Sykes' Andataco common stock to $3.5 million in the form of subordinated notes of nStor, of which $3 million would be convertible into nStor common stock. The economic terms of nStor's acquisition of Mr. Sykes' note from Andataco were also amended to provide for a cash purchase price of $3.5 million and a $1.5 million subordinated note of nStor. Upon execution of Amendment No. 1, nStor paid a $100,000 non-refundable deposit to Mr. Sykes.

         During May 1999, nStor continued to pursue negotiations with several potential financing sources. However, by the latter part of May 1999, Mr. Levy concluded that the terms and conditions of the financial proposals which had been submitted would not be advantageous to nStor and its stockholders. Mr. Levy then commenced further discussions with Mr. Sykes concerning a reduction in the cash portion of the purchase price. These discussions resulted in Amendment No. 2 to the original purchase agreement, entered into on June 8, 1999, which increased the purchase price for Mr. Sykes' Andataco shares to $5.1 million, or $.28 per share, payable in the form of subordinated notes of nStor due in 2004. The purchase price for Mr. Sykes' note from Andataco was also increased to $5,154,000, consisting of $500,000 in cash (which included the $100,000 deposit and an additional $50,000 paid on May 17, 1999) and 4,654 shares of nStor Series F convertible preferred stock, convertible into 1,551,333 shares of nStor common stock. nStor also agreed to issue a warrant to Mr. Sykes to purchase 155,133 nStor common shares at an exercise price of $3.30 per share. The Warrant expires on June 8, 2002.

         The acquisition of Mr. Sykes' shares of Andataco was completed on June 8, 1999. On that date, Mr. Levy also entered into a letter agreement with Mr. Sykes pursuant to which (i) Mr. Sykes granted Mr. Levy an option, through September 30, 1999, to purchase, for $3.00 per share, $3.2 million of nStor common stock owned by Mr. Sykes (at an agreed upon value of $3.00 per share), less any amounts received by Mr. Sykes as a result of public sales of such shares of common stock during the option period, and (ii) Mr. Levy agreed to purchase from Mr. Sykes, at Mr. Sykes' option, during the period from February 1, 2000 through February 5, 2000, shares of nStor's common stock owned by Mr. Sykes for a purchase price of $3.00 per share, provided, however, that Mr. Levy would not be obligated to purchase more than $3.2 million of nStor's common stock owned by Mr. Sykes (at an agreed upon value of $3.00 per share), less any amounts received by Mr. Sykes as a result of public sales of such shares of common stock prior to February 1, 2000.

         The purchase agreement with Mr. Sykes also contained a representation that, if nStor acquired the remaining shares of Andataco held by Andataco's minority stockholders, it would pay no less than the greater of the price per share received by Mr. Sykes or the fair market value of such stock, as of the date prior to the closing of the Sykes acquisition, as determined by a recognized investment banking firm. nStor retained the investment banking firm of Marshall & Stevens Incorporated (Marshall & Stevens) to render the valuation opinion, a copy of which is attached to this joint proxy statement/prospectus as Annex C hereto and is incorporated herein by reference. That opinion stated that the fair value of the minority owned shares of Andataco was $.31 per share.

         On July 16, 1999, as a result of a default by Andataco under the minimum tangible net worth covenant of its principal loan agreement, nStor purchased 1,612,903 shares of Andataco common stock for $500,000 ($.31 per share). The resulting increase in Andataco's stockholders' equity allowed Andataco to obtain a waiver of its loan default.

         On July 7, 1999, nStor issued a proposal to Andataco's board to merge a subsidiary of nStor with and into Andataco, with Andataco as the surviving corporation. The proposed merger consideration was $.31 of registered nStor common stock for each outstanding share of Andataco common stock. On July 16, 1999 nStor withdrew the July 7 proposal. On July 29, the July 7 proposal was reinstated on the same terms. The Andataco board appointed a special independent committee comprised of Cornelius McMullan and Melville Straus to consider the terms of the merger agreement and to make a recommendation to the Andataco board regarding the approval of the proposed transaction.

         On July 26, 1999, Andataco formally engaged FLS, an independent financial advisory firm to opine on the fairness of nStor's proposal to the Andataco stockholders and, on August 4, 1999, FLS delivered a written opinion as to the fairness of the proposal to the Andataco board.

         During July and August, 1999, representatives of Akerman, Senterfitt & Eidson, P.A., nStor's counsel, and Cooley Godward LLP, Andataco's counsel, held numerous telephone calls to negotiate the terms of the merger agreement.

         On August 2, 1999, the Andataco board held a special meeting. At that meeting, the FLS representative rendered the opinion of FLS, which was subsequently confirmed in writing, that as of the date of the special meeting the consideration to be received by the Andataco stockholders was fair from a financial point of view to the Andataco stockholders. After the FLS presentation and further discussion, the independent committee recommended to the Andataco board that the merger agreement be approved. The Andataco board (with Mr. Ravine and Mr. Sykes abstaining due to their interest as discussed under "Interest of Executive Officers and Directors in the Merger" on page ___) then voted to approve the merger agreement and the proposed merger with nStor .

         The merger agreement was signed on August 27, 1999.

nStor's Reasons for the Merger

         nStor. nStor's board of directors has unanimously approved the merger and the issuance of nStor's common stock to Andataco stockholders in the merger and has declared that the merger and the issuance of nStor's common stock are advisable and are fair to, and in the best interest of, nStor and its stockholders. In reaching its determination, the nStor board of directors consulted with Andataco's management and considered the following important factors that supported the board's recommendation:

         o the long-term interests of nStor and its stockholders, as well as the interests of nStor employees, customers, creditors, suppliers and the communities in which nStor operates;

         o information concerning business, earnings, operations, financial condition and prospects of nStor and Andataco, both individually and on a combined basis, including information about past earnings performance of each of nStor and Andataco;

         o the merger combines companies with strong positions in attractive markets, providing for a strategic match;

         o the opportunity to benefit from cost savings and other benefits of size and operating efficiencies;

         o the merger should allow the combined company to benefit, over the long term, from increased financial strength, generation of revenues over a broader geographic base, and more alternatives in the financial markets as compared to either company on a stand-alone basis;

         o the merger enables nStor to gain access to a strong sales organization and increase its purchasing power;

         o the potential for appreciation in the value of nStor common stock following the merger resulting from opportunities for enhanced revenue growth and accelerated earnings growth of the combined company; and

         o the ability to complete the merger, including, in particular, the likelihood of obtaining stockholder approval.

         The nStor board of directors also considered a variety of risks and other potentially negative factors in deliberations concerning the merger. In particular, the nStor board of directors considered:

         o the difficulty in managing Andataco's operations after the merger, given the geographical distance between nStor and Andataco's executive offices and operational facilities; and

         o the risks associated with combining the operations of Andataco with nStor's existing operations, including the loss of key personnel and customers, difficulty in combining corporate, accounting, financial reporting and management information systems and the strain on existing levels of personnel to operate Andataco's business.

         The foregoing discussion describes the material factors considered by nStor's board of directors in its consideration of the merger. After considering these factors, and taking into account the recommendation of management, the nStor board of directors concluded that the positive factors described above outweighed the negative factors described above. Because of the variety of factors considered, the nStor board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors together. In addition, individual members of the nStor board of directors may have given different weights to different factors.

         The nStor board unanimously recommends that the nStor stockholders vote "FOR" approval of the issuance of nStor's common stock to Andataco stockholders in the merger.

Opinion of nStor's Valuation Advisor

         The following description of the opinion and presentation of Marshall & Stevens contains forward looking information. The projections and forecasts furnished to Marshall & Stevens were prepared by the management of Andataco. Andataco does not publicly disclose internal management projections of the type provided to Marshall & Stevens in connection with its valuation, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the opinion.

         nStor retained Marshall & Stevens to render an opinion to the nStor Board as to the valuation of the shares of Andataco common stock held by Andataco's minority stockholders as of June 7, 1999, the day prior to the closing of the acquisition of the Andataco shares owned by the family of David Sykes.

         Marshall & Stevens delivered its written opinion to the nStor Board that, as of June 7, 1999 and based upon and subject to certain considerations and assumptions, the fair market value of the shares of Andataco common stock held by Andataco's minority stockholders was $0.31 per share. The full text of the Marshall & Stevens opinion, dated July 7, 1999, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex C and is qualified in its entirety by reference to the full text of the opinion.

         In conducting its analysis and arriving at its opinion, Marshall & Stevens, among other things:

         o Reviewed the 10-K, along with audited financial statements of Andataco as of October 31, 1998 and 1997;

         o Reviewed the 10-Q filings of Andataco for the fiscal quarters of January 31, 1999 and April 30, 1999;

         o Reviewed certain financial and operating information regarding the business, operations and prospects for Andataco, including projections prepared by Andataco's management for the fiscal year ending October 31, 1999;

         o    Reviewed the Form 8-K of nStor, dated June 8, 1999;

         o Reviewed the historical trading activity of Andataco's common stock; and

         o Reviewed publicly-held, actively traded companies with business operations similar to Andataco's.

         In addition, in arriving at its opinion, Marshall & Stevens:

         o Held discussions with nStor's and Andataco's management concerning their business, operations, assets, financial condition and prospects; and

         o Undertook such other studies, analyses and investigations as it deemed appropriate.

         In arriving at its opinion, Marshall & Stevens did not visit Andataco. Marshall & Stevens assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information. Marshall & Stevens further relied upon the assurances of the management of Andataco that they were not aware of any facts that would make such information inaccurate or misleading. In addition, Marshall & Stevens assumed that the forecasts and projections provided to them represented the best currently available estimates and judgment of Andataco's management as to the future financial condition and results of operations of Andataco, and assumed that such forecasts and projections had been reasonably prepared based on such currently available estimates and judgments. Marshall & Stevens assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they are based.

         Marshall & Stevens also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. Marshall & Stevens noted that its opinion was necessarily based upon conditions as they currently existed and that could be evaluated on the date of its opinion.

         Marshall & Stevens did not express any view as to what the value of nStor's stock will be when issued to Andataco minority shareholders pursuant to the merger, or the price at which nStor's stock will trade prior to or subsequent to the closing of the merger. The opinion does not constitute a recommendation of the merger over any alternative transactions that may be available to Andataco and does not address the underlying business decision of the nStor Board to proceed with or effect the merger. Furthermore, the opinion does not constitute a recommendation by Marshall & Stevens to any stockholder to vote in favor of the merger.

         The following is a brief summary of the financial analyses utilized by Marshall & Stevens in rendering its opinion. Such summary does not purport to be a complete description of all of the analyses performed, or all of the factors considered by, Marshall & Stevens in connection with its opinion.

Market Value Analysis

A market value of Andataco was estimated by a market or sale comparison approach where values are based upon price or invested capital based ratios obtained from publicly held, actively traded companies that are similar to the subject (the "Comparables"). The most common ratio is price to earnings (the p/e ratio) although other ratios are used such as invested capital to revenue. Values are estimated by applying the valuation ratios obtained from the Comparables to the respective financial statistics of the subject.

The selected Comparables were obtained from Standard & Poor's S&P Stock Report and S&P Compustat CD-ROM database of 8,000 publicly held companies and included the following: Bell Microproducts, Inc.; Savoir Technology Group; Pomeroy Computer Resources; PCC Group, Inc.; and PC Service, Inc.

A review and analysis of the Comparables revealed that an investment in Andataco carried more risk due to factors including but not limited to the following:
Andataco had been delisted from the NASDAQ market to the over-the-counter Bulletin Board while the Comparables were actively traded with heavier volume; Andataco was under temporary forbearance with its primary lender as a result of defaulting on certain covenants of its loan agreement; Andataco did not have adequate working capital and was not profitable; Andataco was over leveraged; and, Andataco's revenues had been declining for the last three years while most of the Comparables had been growing. As a result of these additional risk factors, the valuation ratios used for Andataco were selected from the lower end of the range as described below.

The most common valuation multiple, the price to earnings ratio, was not used for Andataco due to net losses that resulted in a deficit value. Consequently, invested capital to revenue and invested capital to gross profit ratios were used and applied to Andataco's projected financial data as of October 31, 1999 and annualized financial data for the year ending May 31, 1999. The invested capital to revenue ratio is developed by dividing the sum of the market value of stockholder's equity plus total interest bearing debt by the Comparables' revenues. The invested capital to gross profit ratio is developed by dividing the sum of the market value of stockholder's equity plus total interest bearing debt by the Comparables' gross profit. The valuation results were adjusted for the lack of adequate working capital and yielded a valuation range of $0.27 to $0.34 per share based on a projected income statement for the fiscal year ending October 31, 1999 and $0.16 to $0.27 per share based on an annualized income statement for the twelve month period ending May 31, 1999. Based on the market approach, the market value of Andataco, as of June 7, 1999 was estimated at $0.31 per share.

Andataco's Reasons for the Merger; Recommendation of the Andataco Board of Directors

         A special committee of independent directors of the Andataco board comprised of Cornelius McMullan and Melville Straus, and the full board of Andataco approved the merger and merger agreement and declared that the merger and merger agreement are advisable and fair to, and in the best interests of, Andataco and its stockholders. Harris Ravine and W. David Sykes abstained from voting on the approval of the merger and the merger agreement due to their interests in the merger as described in greater detail under "Interests of Executive Officers and Directors in the Merger" on page ___.

         The Andataco board of directors and the independent committee of the board believe, that, in view of flattening sales and service, increased competition, increased complexity of customer driven solutions and industry consolidation, it is increasingly difficult for Andataco to grow from internal resources. In addition, it is believed that Andataco's need for significant working capital to grow the company may not be satisfied through revenue alone and that raising capital from alternative financing will be difficult on terms that would be favorable to Andataco and its shareholders. Prior to approving the merger, the Andataco board considered and tested various alternatives for raising capital and growing its business, including a private placement of equity securities and increased borrowings under existing or new credit lines. After considering such alternatives, the Andataco board identified several potential benefits that it believes would result from the merger. The board believes that:

         o the demonstrated ability of nStor to access financial resources would enable the combined company to grow more quickly and to compete more effectively than if Andataco remained as a stand alone entity;

         o the expanded product line of the combined company would allow Andataco to increase sales to its existing customer base and allow it to offer its products to existing customers of nStor, thereby increasing revenue;

         o the combined company's increased revenue base and stronger balance sheet would enhance its ability to access equity and debt capital on terms that would be substantially more favorable than if Andataco remained as an independent entity;

         o the combined company would be able to offer new products more quickly as a result of larger resources and development capacity;

         o the combined company would likely realize operating efficiencies as a result of eliminating or reducing overlapping functions, such as finance and administration;

         o the benefits associated with receiving shares of nStor common stock that are quoted on the AMEX, as opposed to the Bulletin Board, would potentially provide more value to the Andataco stockholders;

         o the combined company would benefit from an experienced management team; and

         o based on the opinion of FLS and other factors described above, the consideration to be paid in the merger to the Andataco stockholders is fair from a financial point of view to the Andataco stockholders.

         The Andataco board of directors also considered a number of potentially negative factors in the deliberations concerning the merger, including

         o the risk that the combined company may not be able to achieve revenues equal to the sum of the anticipated revenues of each company as stand alone entities;the adverse effects of one-time charges expected to be incurred in connection with the merger and the subsequent integration of the companies;

         o the non-fixed nature of the exchange ratio and the potential for adverse fluctuation in the market price of nStor common stock;

         o the possibility that the merger would be viewed negatively and would have an adverse effect on Andataco's sales, employees, customers, lenders and other business relationships; and

         o the likelihood that the merger would constitute a "taxable" event to Andataco shareholders.

         In the view of the wide variety of factors considered by the Andataco board in determining to approve the merger proposal, including the factors set forth above, the board did not find it practical to quantify or otherwise assign relative values to the positive and negative factors considered. In addition, different members of the Andataco board may have assigned different weights to different factors in the considerations. However, after taking into account all of the factors, the board determined that the potential benefits of the merger outweighed the overall risks associated with the merger. For a discussion of the interest of certain members of Andataco's management and board of directors in the merger, see "Interests of Executive Officers and Directors."

         The independent committee of the Andataco board and the Andataco board recommends that the Andataco stockholders vote "FOR" approval and adoption of the merger and merger agreement.

Opinion of Andataco's Financial Advisor

         The following description of the opinion and presentation of FLS contains forward looking information. The projections and forecasts furnished to FLS were prepared by the management of Andataco. Andataco does not publicly disclose internal management projections of the type provided to FLS in connection with its analyses of the merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the opinion.

         Andataco retained FLS to render an opinion to the Andataco board as to whether the merger consideration of $0.31 per share to be paid to the minority stockholders of Andataco by nStor is fair, from a financial point of view, to the minority stockholders of Andataco.

         FLS delivered its written opinion to the Andataco board that, as of August 4, 1999 and based upon and subject to certain considerations and assumptions, the merger consideration of $0.31 per Andataco minority share to be paid to the minority stockholders as specified in the merger agreement was fair, from a financial point of view, to the minority stockholders of Andataco. The full text of the FLS opinion, dated August 4, 1999, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B and is qualified in its entirety by reference to the full text of the opinion.

         In conducting its analysis and arriving at its opinion, FLS, among other things:

         o                Reviewed the 10-K, along with audited
                          financial statements of Andataco as of October 31, 1998 and 1997;

         o Reviewed the 10-Q filings of Andataco for the fiscal quarters ending January 31, 1999 and April 30, 1999;

         o Reviewed certain financial and operating information regarding the business, operations and prospects for Andataco, including projections prepared by Andataco's management for the fiscal year ending October 31, 1999;

         o Reviewed the S-3 filing (as amended) of nStor, filed on July 23, 1999; and

         o Compared the historical financial results and financial condition of Andataco with those of other companies and businesses that FLS deemed relevant.

     In addition, in arriving at its opinion, FLS:

         o Held discussions with Andataco's management concerning its business, operations, assets, financial condition and prospects;

         o Met with W. David Sykes, founder of Andataco, who plans to be a member of nStor's management team as Executive Vice President of Marketing and Sales. Mr. Sykes provided a background on Andataco as well as an explanation of his recent sale of approximately 76% of Andataco to nStor; and

         o Undertook such other studies, analyses and investigations as it deemed appropriate.

         FLS did not, as part of its review, meet with management of nStor other than W. David Sykes, as noted above. FLS also did not consider the fairness of the proposed transaction, from a financial point of view, to the majority stockholders of Andataco nor to the stockholders of nStor.

         In arriving at its opinion, although FLS visited certain properties and facilities of Andataco, FLS did not make, obtain or assume any responsibility for any independent evaluation or appraisal of such properties and facilities or of the assets and liabilities (contingent or otherwise) of Andataco or nStor. FLS assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information. FLS further relied upon the assurances of the management of Andataco that they were not aware of any facts that would make such information inaccurate or misleading. In addition, FLS assumed that the forecasts and projections provided FLS represented the best currently available estimates and judgment of Andataco's management as to the future financial condition and results of operations of Andataco, and assumed that such forecasts and projections had been reasonably prepared based on such currently available estimates and judgments. FLS assumed no responsibility for and expressed no view as to such forecasts and projections or the assumptions on which they are based. FLS also assumed that the merger described by Andataco management would be consummated on the terms set forth in the merger agreement, without waiver of any of such terms.

         FLS also took into its account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general. FLS noted that its opinion was necessarily based upon conditions as they currently existed and that could be evaluated on the date of its opinion.

         FLS did not express any view as to what the value of nStor's stock will be when issued to Andataco minority stockholders pursuant to the merger, or the price at which nStor's stock will trade before or after the closing of the merger. The opinion does not constitute a recommendation of the merger over any alternative transactions that may be available to Andataco and does not address the underlying business decision of the Andataco Board to proceed with or effect the merger. Furthermore, the opinion does not constitute a recommendation by FLS to any stockholder to vote in favor of the merger.

         The following is a brief summary of the financial analyses utilized by FLS in rendering its opinion. Such summary does not purport to be a complete description of all of the analyses performed by, or all the factors considered by, FLS in connection with its opinion.

Historical Stock Performance

         FLS reviewed trading prices for the shares of Andataco Common Stock. This stock performance review indicated that for Andataco's latest twelve months, referred to in this document as "LTM,", ended August 2, 1999, the low and high closing prices were $0.22 and $1.75.


Market Analysis of Selected Publicly Traded Companies

         Using publicly available information, FLS compared certain financial information and operating statistics of Andataco with similar financial information and operating statistics of:

         o        Artecon, Inc.;

         o        Box Hill Systems Corp.;

         o        ECCS, Inc.;

         o        Procom Technology, Inc.; and

         o        Storage Computer Corp.

         These companies are collectively referred to as the "Andataco Comparables". FLS reviewed, among other things, Andataco Comparables' historical profitability margins, certain historical growth rates, market values of equity, market values of invested capital, total enterprise values and implied multiples of historical or estimated revenues, earnings before taxes, interest, depreciation and amortization ("EBITDA"), market values of invested capital and earnings per share. Among other things, this analysis indicated that the implied multiples for the Andataco Comparables were as follows:

         o Total market value of invested capital as a multiple of trailing twelve months revenues ranged from .9x to 2.5x for Andataco Comparables with an average (adjusted for outlyers) of 1.1x. Applying this multiple to Andataco's results yielded a market value of invested capital for Andataco of $68.3 million, which, when adjusted for Andataco's debt, yielded $58.2 million. FLS then applied a 50% discount to account for Andataco's weak financial condition and a 45% discount to account for the minority interest, yielding a result of $16 million or approximately $0.67 per Andataco share using this methodology.

         o Total market value of invested capital as a multiple of trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA) ranged from -21.0x to 53.7x for Andataco Comparables, with an average of 9.1x. Applying the average to Andataco's results yielded a market value of invested capital for Andataco of $12.1 million, which, when adjusted for debt, yielded $1.9 million. FLS then applied discounts of 50% to account for Andataco's weak financial condition, and 45% to account for the minority interest position to yield an adjusted market value of invested capital for Andataco of $0.5 million or approximately $0.02 per Andataco share.

         o Current price as a multiple of estimated calendar 1999 earnings per share ("EPS") ranged from 2.6x to 60.0x with an average of 29.2x. Estimates were taken from First Call Research. All implied financial multiples were based on closing market prices on July 29, 1999. FLS could not apply a value to Andataco's 1999 EPS since, in the case of Andataco, losses are estimated for the 1999 year.

Discounted Economic Income (Cash Flow) Approach

         FLS analyzed Andataco based on an unlevered discounted cash flow analysis of the projected financial performance of Andataco. Such projected financial performance was based upon certain financial projections prepared by Andataco's management for the fiscal year ending October 31, 1999. Those projections included, among other things, projected sales, earnings (losses), and EBITDA. FLS used Andataco's estimated fiscal year (October 31) 1999 EBITDA to approximate cash flow. FLS then assumed industry growth rates of 25% per year to estimate EBITDA for fiscal years 2000, 2001, 2002 and 2003. The discounted cash flow analysis determined the discounted present value of the unlevered pre-tax cash flows projected to be generated over the five-year period and then added a terminal value based upon an EBITDA multiple of 9x which is consistent with the current multiple of Andataco Comparables. The unleveraged after-tax cash flows and terminal value were discounted using a discount rate of 10%, yielding a value of $23.9 million. FLS then applied discounts to that value of 50% for Andataco's weak financial condition, and 45% to account for the minority interest, yielding a value of $6.57 million or approximately $0.28 per Andataco share.

         FLS then calculated a weighted average value per share of Andataco common stock, using the results described above. FLS applied a weighting of 50% to the market analysis (25% to the result of the "market value of invested capital to revenue" value and 25% to the result of the"market value of invested capital to EBITDA" value), and a weighting of 50% to the discounted economic income (cash flow) analysis yielding an overall value for Andataco of $7.4 million or $0.31 per Andataco share.

Consideration of David Sykes' recent sale of shares to nStor

         FLS analyzed the recent sale of 18,021,281 Andataco shares by W. David Sykes to nStor. Among other analyses, FLS analyzed the value of certain cash, promissory notes, and preferred shares that were a part of the Sykes' transaction.

         FLS believes that its analyses must be considered in the aggregate, and that selecting portions of its analyses or the factors considered by it without considering all factors and analyses considered by FLS could create a misleading view of the processes underlying its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, FLS did not attribute any particular weight to any one analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. In its analyses, FLS made numerous implicit assumptions about industry and general economic conditions, and other matters, many of which are beyond the control of Andataco. Any estimates contained therein are not necessarily indicative of future results or actual values, which may be more significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies may actually be sold. Because such estimates are inherently subject to uncertainty, none of Andataco, FLS or any other person assumes responsibility for their accuracy.

         Andataco selected FLS to be its financial advisor in connection with the merger because FLS is a prominent San Diego-based investment banking firm engaged in, among other things, the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. FLS had no previous relationship with Andataco.

         Pursuant to the terms of an engagement letter, Andataco paid FLS a customary fee for rendering the FLS opinion. Andataco also agreed, under separate cover, to reimburse FLS for its out-of-pocket expenses, including reasonable fees and expenses for its legal counsel, and to indemnify FLS and certain related parties against certain liabilities, including liabilities under the federal securities laws, arising out of or in connection with the services rendered by FLS under the engagement letter. The terms of the fee arrangement with FLS were negotiated at arm's length between Andataco's management and FLS.

         Annex B contains the full text of the written opinion of FLS dated August 4, 1999, which is incorporated by reference into this joint proxy statement/prospectus and which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion. FLS has consented to the references to its opinion in this joint proxy statement/prospectus and to the inclusion of its opinion in Annex B of this document. In giving its consent, FLS does not admit that it comes within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), and the related SEC rules and regulations. The opinion was provided to the Andataco board for its information, is directed only to the fairness of the exchange ratio from a financial point of view to holders of Andataco common stock and does not constitute a recommendation to any holder of Andataco common stock as to how that stockholder should vote at the Andataco special meeting with respect to the merger or any other matter related to the merger. This description of the opinion is qualified in its entirety by reference to Annex B. Stockholders of Andataco are urged to, and should, read the opinion in its entirety.

Material Federal Income Tax Consequences of the Merger

Tax Consequences to Andataco Stockholders

         The following section describes the material anticipated U.S. federal income tax consequences of the merger to holders of Andataco common stock who hold that stock as a capital asset. The term "capital asset" is defined in
Section 1221 of the Internal Revenue Code of 1986 as amended (the "Code"), as property held for investment. This section is based on the Code, Treasury regulations, administrative rulings and court decisions that are currently in effect. These tax laws are subject to change at any time, possibly with retroactive effect. We do not address the U.S. federal income tax considerations applicable to certain classes of stockholders, including,

         o        financial institutions;

         o        dealers in securities;

         o        insurance companies;

         o        tax-exempt entities;

         o persons who acquired Andataco common stock upon the exercise of an employee stock option or right or otherwise as compensation;

         o persons who hold Andataco common stock as part of a hedge, straddle, conversion or stable risk reduction transaction;

         o persons who do not hold their shares of Andataco common stock as a capital asset; and

         o persons who are not for United States federal income tax purposes:

         o        a citizen or resident of the United States;

         o        a domestic corporation;

         o        a domestic partnership;

         o an estate whose income is subject to U.S. federal income tax regardless of the source; and

         o a trust if a United States court can exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust.


In addition, we are not providing information regarding the tax consequences of the merger under applicable foreign, state or local laws.

HOLDERS OF ANDATACO COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

         The merger is intended to be a taxable transaction for U.S. federal income tax purposes. Accordingly, Andataco stockholders will generally recognize capital gain or loss as a result of the merger measured by the difference between (a) the sum of (i) the fair market value of nStor common stock received, and (ii) the cash, if any, received for a fractional share interest, and (b) the tax basis of Andataco common stock surrendered in the merger. If (a) exceeds (b) as outlined in the previous sentence for an Andataco stockholder, the stockholder will have capital gain equal to the amount of such excess. However, if (b) exceeds (a), the stockholder will have capital loss equal to the amount of such excess. The merger will be taxable to the Andataco stockholders because the consideration paid by nStor for the Andataco common stock included a significant amount of non-stock consideration. As part of its plan to acquire Andataco, nStor acquired 76% of the Andataco common stock from the Sykes family for promissory notes.

         Capital gain or loss will be long-term capital gain or loss for Andataco common stock held for more than one year. Capital gain or loss will be short-term capital gain or loss for Andataco common stock held for one year or less.

         In the case of individuals, the maximum federal income tax rate applicable to capital gains is generally as follows:

              o the same as ordinary income rates with respect to capital gain for capital assets held for one year or less (i.e., short-term capital gain); and

              o twenty percent (20%) with respect to capital gain for capital assets held for more than one year (i.e., long-term capital gain).

Legislation has been proposed which, if enacted, would reduce the maximum federal income tax rate applicable to long-term capital gain. It is not clear whether this legislation will become law or, even if it or some variation becomes law, whether there will be any reduction in the maximum rate in the bill as enacted or whether any reduction in rate would have an effective date for sales and exchanges on or before the effective time of the merger.

         An Andataco stockholder may generally deduct a capital loss only against capital gain. Despite the above, an Andataco stockholder other than a corporation may deduct against ordinary income up to $3,000 of the amount by which the stockholder's capital losses exceed the stockholder's capital gains.

         Unless an exemption applies under applicable law and regulations, the exchange agent is required to withhold, and will withhold, 31% of any cash payments to an Andataco stockholder in the merger unless the stockholder provides the appropriate form as described below. Each Andataco stockholder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be sent to each Andataco stockholder, so as to provide the information, including such stockholder's taxpayer identification number, and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to nStor and the exchange agent.

         The preceding discussion is not meant to be a complete analysis of all potential tax effects relevant to the merger. Thus, Andataco stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

Tax Consequences to Andataco, nStor and NTI

         Neither Andataco, nStor, NTI, nor the existing nStor stockholders will recognize gain, loss or any other income for federal income tax purposes as a result of the merger.

Conversion of Shares; Procedures for Exchange of Certificates

         As soon as practicable after the effective time, the exchange agent will mail to the registered holders of Andataco common stock (i) a letter of transmittal and (ii) instructions for the use in effecting the surrender of valid certificates representing shares of Andataco common stock (the "Andataco stock certificates") in exchange for certificates representing nStor common stock. Upon surrender of an Andataco stock certificate to the exchange agent for exchange, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the exchange agent or nStor, the holder of such Andataco stock certificate shall be entitled to receive in exchange therefor a certificate representing the whole number of shares of nStor common stock that such stockholder has the right to receive along with any cash due as the result of fractional shares.

         If any Andataco stock certificate has been lost, stolen or destroyed, nStor may require the owner of such lost, stolen or destroyed Andataco stock certificate to provide an appropriate affidavit as indemnity against any claim that may be made against nStor or Andataco with respect to such Andataco stock certificate.

Andataco stockholders should not surrender their Andataco stock certificates for exchange until they receive a letter of transmittal from the exchange agent

Resale of nStor Common Stock; Restrictions on Andataco Affiliates

         nStor common stock received in the merger will be freely transferrable, except for shares of nStor common stock received by any "affiliate" of Andataco prior to the merger under SEC Rule 145. Affiliate shares will not be transferrable except in compliance with the Securities Act. The term "affiliate" is defined in the Securities Act and generally includes directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock. This joint proxy statement/prospectus does not cover sales of nStor common stock by any person deemed an affiliate.

Management and Operations Following the Merger

         When the merger becomes effective, Andataco will operate as a wholly owned subsidiary of nStor, and will continue its corporate existence under the laws of the State of Massachusetts. The combined company will be governed by the articles of organization and bylaws of Andataco immediately prior to the merger.

         The nStor board and the nStor officers will remain unchanged after the merger except that W. David Sykes will be added as the Executive Vice President of Marketing and Sales of nStor. The Andataco stockholders will become stockholders of nStor, and their rights as stockholders will be governed by the nStor certificate of incorporation (the "nStor Certificate"), the nStor bylaws (the "nStor Bylaws") and the laws of the State of Delaware.
See "Comparison of Rights of nStor Stockholders and Andataco Stockholders."

Appraisal Rights

         If you are an Andataco stockholder, you are entitled to dissenters' rights under both Massachusetts and California law. In order to exercise those rights, you must comply with the procedures described below. The descriptions are only summaries and are qualified by reference to the relevant provisions of Massachusetts law, attached as Annex D and California law, attached as Annex E.

Massachusetts

         If the merger is completed, Andataco stockholders who object to the merger are entitled to appraisal rights under Massachusetts law. In order to exercise appraisal rights, Andataco stockholders must strictly adhere to the provisions of Massachusetts law governing appraisal rights. The following is a summary of the relevant provisions of Massachusetts law.

         In order to exercise appraisal rights, you must take the following steps:

              o send a written objection to the merger to Andataco before the special meeting stating your intention to demand payment for your shares of Andataco capital stock if the merger is approved and the merger occurs;

              o   do not vote in favor of the merger; and

              o send a written demand to Andataco for payment for your shares of Andataco capital stock within twenty (20) days after you receive notice from Andataco that the merger has occurred. Andataco will send the notice within ten (10) days after the merger is completed.

         A vote by proxy or in person against the transaction alone does not constitute a demand for appraisal. If you file a written objection with Andataco prior to the special meeting, you do not need to vote against the merger. However, if you file a written objection with Andataco prior to the special meeting and vote in favor of the merger, you will be deemed to have waived your right to exercise appraisal rights.

         If you have followed the procedures set forth above and the merger is completed, Andataco will contact you in order to determine the fair value of your Andataco stock. The "fair value" of your Andataco stock will be determined as of the day before approval of the merger by the Andataco stockholders and will exclude any value arising from the expectation of the merger. If Andataco and you have not agreed as to the fair value of your stock within 50 days after you receive notice from Andataco that the merger has occurred, both you and Andataco will have the right to have the court determine the fair value by filing a bill in equity in the Superior Court Department of Suffolk County, Massachusetts no later than four (4) months after the expiration of the negotiation period.

         The determination of fair value made by the court or special master will be binding on and enforceable by you and the other Andataco stockholders who have properly executed their appraisal rights.

         The fair value of the Andataco capital stock could be worth more than, the same as or less than the value of the nStor common stock you would otherwise have received by exchanging your shares of Andataco stock for shares of nStor common stock.

         Your appraisal rights are your only remedy if you object to the merger, unless the merger is determined to have been illegal, fraudulent or in breach of the fiduciary duties of the Andataco board of directors.

         If you exercise your appraisal rights, after the merger is completed you will not have any rights as an Andataco or nStor stockholder, including the right to receive notices of meetings, vote at meetings or receive dividends, if any.


California

         Under California law, Andataco stockholders may require Andataco to purchase for cash at their fair market value the shares owned by the stockholders that are dissenting shares. The fair market value is determined as of August 4, 1999, the day before the announcement of the terms of the proposed merger, and will exclude any value arising from the expectation of the proposed merger.

         Shares of stock must satisfy the following requirements to qualify as dissenting shares:

         o        The shares must have been outstanding on the record date;

         o The shares must not have been voted in favor of the transaction;

         o The holder of such shares of stock must make a written demand that Andataco repurchase such shares of stock at the fair market value; and

         o The holder of such shares must submit certificates for endorsement.

         A vote by proxy or in person against the transaction alone does not constitute a demand for appraisal.

         Within ten (10) days following approval of the merger by stockholders of Andataco, Andataco will be required to mail to each holder of dissenting shares, a notice of the approval of the transaction, a statement of the price determined by Andataco to represent the fair market value of dissenting shares which shall constitute an offer by Andataco to purchase the dissenting shares at the stated price, and a description of the procedures for the holders to exercise their rights as dissenting stockholders.

         Within thirty (30) days after the date on which the notice of the approval of the transaction by the Andataco stockholders is mailed to dissenting stockholders, a dissenting stockholder must demand that Andataco repurchase the stockholder's shares. The demand must state the number and class of dissenting shares held of record by the stockholder and the fair market value of the dissenting shares as of August 4, 1999, the day before the announcement of the terms of the proposed merger which shall constitute an offer by the dissenting stockholder to sell the dissenting shares at that price within the thirty-day period. A demand for payment may not be withdrawn by a stockholder unless Andataco consents to the withdrawal.

         If Andataco and a dissenting stockholder agree upon the price to be paid for the dissenting shares, Andataco will be required to pay that amount to the dissenting stockholder within the later of thirty (30) days after the date Andataco and the dissenting stockholder agreed on the price or thirty (30) days after any conditions to the merger are satisfied or waived.

         If Andataco and a dissenting stockholder disagree as to the price for the dissenting shares or disagree as to whether the shares are entitled to be classified as dissenting shares, the stockholder has the right to bring an action in California superior court, within six (6) months after the date on which notice of approval of the merger by Andataco stockholders is mailed, to resolve the dispute.

         The fair value of the Andataco capital stock could be worth more than, the same as or less than the value of the nStor common stock you would otherwise have received by exchanging your shares of Andataco stock for shares of nStor common stock.

Delaware

         Under Delaware law, nStor stockholders who dissent from the issuance of nStor common stock to Andataco stockholders in connection with the merger do not have appraisal rights.


Accounting Treatment

         nStor will account for the merger under the purchase method of accounting under generally accepted accounting principles. Under the purchase method of accounting, the purchase price for Andataco will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values. The excess purchase consideration, if any, will be allocated to goodwill.

Public Trading Markets

         Andataco common stock is currently traded on the Bulletin Board under the trading symbol "ANDA." Upon completion of the merger, Andataco common stock will cease to be listed on the Bulletin Board and will be deregistered under the Exchange Act. nStor common stock is currently listed on the AMEX under the symbol "NSO." nStor will apply to list the shares of nStor common stock to be issued in the merger on the AMEX. The authorization for listing on the AMEX of the shares of nStor common stock issuable to Andataco stockholders is a condition to the completion of the merger.

           INTERESTS OF EXECUTIVE OFFICERS AND DIRECTORS IN THE MERGER

         In considering the recommendation of the independent committee of the Andataco board to vote in favor of the merger and merger agreement, Andataco stockholders should be aware that certain officers of Andataco, including some officers who are also directors, have interests in the merger that are different from, or in addition to, the interests of the Andataco stockholders generally. Mr. Ravine, CEO and Chairman of the Board of Andataco, has an employment agreement with Andataco which provides severance benefits described under "Executive Compensation" in Andataco's Proxy Statement dated March 1, 1999 which is incorporated herein by reference to Andataco's Annual Report on Form 10-K for the year ended October 31, 1998. In addition, Mr. Sykes, President of Andataco and Vice Chairman of the Andataco board of directors, has entered into a three year employment agreement with nStor in connection with Mr. Sykes' recent sale of approximately 76% of Andataco shares to nStor. This employment agreement is effective upon nStor's acquisition of the remaining shares of Andataco common stock. Under the terms of the employment agreement, Mr. Sykes will continue as Andataco's President and will serve as nStor's Executive Vice President of Marketing and Sales.

Indemnification of Directors and Officers

         Under the merger agreement, for a period of six years after the effective time, nStor has agreed to, and has agreed to cause Andataco, as the surviving corporation, to maintain in effect the current or similar provisions regarding officer and director indemnification contained in Andataco's Articles of Organization and Andataco Bylaws. nStor has also agreed to cause Andataco to indemnify Andataco's directors and officers to the maximum extent to which Andataco is permitted to indemnify those persons under the Andataco Articles and Andataco Bylaws and applicable law. Additionally, nStor has agreed, as of the effective time, to guarantee Andataco's indemnification obligations. If a claim is asserted or made within the six-year period, the foregoing agreement regarding indemnification will be extended until the final disposition of the claim.

         During the period of time that nStor is subject to these indemnification obligations, nStor will cause Andataco, as the surviving corporation in the merger, to maintain in effect nStor's existing directors and officers insurance policies, or substitute policies that are no less favorable to the directors and officers than Andataco's existing policies.

                     MATERIAL TERMS OF THE MERGER AGREEMENT


         The following summarizes the material terms of the merger agreement, attached as Annex A. This summary is qualified in its entirety by the merger agreement. You should read the merger agreement in its entirety for a more complete description of the terms and conditions of the merger.

The Merger

         If the issuance of nStor common stock to Andataco stockholders in the merger is approved by nStor stockholders and the merger is approved by Andataco stockholders, the merger closing will take place on a date specified by nStor or NTI which will be no later than the third business day after the satisfaction of all of the conditions to the merger. On the closing date, nStor and Andataco will file Florida articles of merger and Massachusetts articles of merger with the Secretary of State of Florida and the Secretary of the Commonwealth of Massachusetts, respectively. The merger will be effective on the date that the Massachusetts articles of merger and the Florida articles of merger are filed, or on any other date that is specified in those filings or set by the parties.

Conversion of Shares

         If the merger is closed:

         o each share of Andataco common stock outstanding immediately before the merger is completed will be converted into the number of shares of nStor common stock obtained by dividing thirty-one cents ($0.31) by the average closing price of one share of nStor common stock on the AMEX for the ten (10) trading days immediately before the date of the Andataco special meeting; and

         o each fractional share of nStor common stock will be converted into the right to receive cash, without interest. The average closing price of one share of nStor common stock on the AMEX for the ten
              (10) trading days immediately before the date of the Andataco special meeting will determine the amount of cash to be paid for each fractional share.

         Based on the number of shares of common stock of Andataco and nStor outstanding on the record date for the meetings and the average closing price of one share of nStor common stock on the AMEX for the ten (10) trading days immediately prior to the record date, nStor will issue approximately [ ] shares of nStor common stock in the merger and Andataco's existing stockholders will own approximately [ ]% of the total issued and outstanding common stock of nStor.

Representations and Warranties

Mutual Representations and Warranties

         To induce the other party to enter into the merger agreement, Andataco and nStor and NTI each made representations and warranties to the other regarding the accuracy and completeness of reports filed with the SEC and financial statements and information exchanged during the due diligence process. In addition, Andataco, nStor and NTI each made other customary representations, which included representations regarding the following:

         o      corporate organization and good standing;

         o corporate authorization to enter into the contemplated transaction; and

         o      capitalization.

Additional Representation and Warranty of Andataco

         In addition, Andataco has represented that it has received an opinion of its financial advisor, FLS.

Certain Covenants

Conduct of Andataco's Business Before the Merger

         Andataco has agreed that until the merger occurs, unless nStor otherwise consents in writing and except as otherwise expressly contemplated by the merger agreement, that Andataco will conduct its business only in the ordinary course consistent with past practice and that, among other things:

         o Andataco will use its commercially reasonable efforts to keep its business organizations intact, to keep the services of its present officers, directors, employees, agents, consultants and similar representatives available and to maintain its relationships with customers, suppliers, and others with whom it has business relations;

         o Andataco will not amend or permit the adoption of any amendment to the Andataco Articles of Organization or Andataco Bylaws, or modify its capital structure or affect the number or rights of any securities outstanding, except under its stock option plan;

         o Andataco will not grant or issue any options, warrants or other rights to purchase or subscribe for Andataco common stock except as provided in the merger agreement;

         o Andataco will not declare or pay any dividend on or make any distributions with respect to any share of capital stock;

         o Andataco will not incur any debt other than under its current credit facilities;

         o Andataco will not make any capital expenditures in excess of $50,000, in the aggregate;

         o     Andataco will not merge with or acquire any other business;

         o Andataco will not acquire or sell its assets except in the ordinary course of business consistent with past practice;

         o Andataco will not enter into or modify any of its contracts or amend or prematurely terminate or waive any material right or remedy under its contracts, except in the ordinary course of business;

         o Andataco will not change its accounting methods, principles or practices in any material respect or make any tax election;

         o Andataco will not modify its compensation structures, benefit plans or other compensation with respect to its employees, directors and officers and will not hire any new employee whose aggregate annual compensation is expected to exceed $30,000; and

         o Andataco will not take any action that would cause any of its representations or warranties to become untrue or incorrect.

Agreements Not to Solicit Other Offers

         Andataco agreed that it will not authorize or permit any of its related parties to, initiate, solicit, or encourage any inquiries or the making of any proposal for a tender or exchange offer, merger, consolidation or other business combination involving Andataco. Any proposal or offer described in the foregoing sentence will be referred to as an acquisition proposal. Andataco may, however, at any time before the completion of the merger, engage in discussions or negotiations with a third party who makes an unsolicited acquisition proposal if the board of directors of Andataco determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Andataco's stockholders under applicable law. The Andataco board may, after notice to nStor, withdraw or modify its approval or recommendation of the merger agreement and the merger and terminate the merger agreement after receipt by Andataco of a bonafide proposal made by a third party to acquire more than 50% of the shares of Andataco common stock or all or substantially all of the assets of Andataco on terms which the Andataco board determines in its good faith judgment based on advice of a financial advisor of nationally recognized reputation to be more favorable to Andataco's stockholders than the merger.

Stockholders' Meeting

         Andataco will call a meeting of its stockholders to be held as promptly as practicable to vote on the merger. Subject to the discussion above under "--Agreements Not to Solicit Other Offers," Andataco has agreed to recommend to its stockholders adoption and approval of the merger.

         nStor will call a meeting of its stockholders to be held promptly as practicable to vote on the issuance of nStor's common stock to Andataco stockholders in the merger. nStor has agreed to recommend to its stockholders the approval of the issuance of nStor common stock to Andataco stockholders in the merger.

Information

         Andataco and nStor have agreed to give each other, and their authorized representatives access to their facilities, books and records before the merger is completed. nStor and Andataco will furnish the other party with all financial and operating data and other information as the other party may reasonably request.

Indemnification of Directors and Officers

         For six years after the merger is completed, the surviving corporation will indemnify the directors and officers of Andataco to the maximum extent permitted by the Andataco articles of organization, the bylaws and applicable law. nStor also has agreed that the surviving corporation will maintain in effect, for a period of three years, the current policy of directors' and officers' liability insurance coverage maintained by Andataco, provided that the policy need cover only wrongful acts of the insured that occurred prior to June 8, 1999, subject to limitation in the event that the annual premium exceeds 125% of the prior fiscal year's premium. For the period from June 8, 1999 through and including the date on which the directors and officers cease to be directors or officers of nStor or any of its affiliates, nStor has agreed that each of the persons who were insureds under Andataco's directors' and officers' liability insurance policy as of June 8, 1999 will be insured under nStor's directors' and officers' liability insurance policy.

Certain Other Covenants

         The merger agreement also contains other agreements relating to the conduct of the parties before the effective time, including those requiring the parties to use commercially reasonable efforts to:

         o     take all appropriate actions to consummate these transactions;

         o prepare and file any filings required by federal or state securities laws;

         o supply information for this joint proxy statement/prospectus that is true and correct in all material respects;

         o consult with each other before issuing any press releases or making any public statements about the merger, except for filings required by governmental entities;

         o comply with all legal requirements of the merger and obtain all necessary consents and approvals; and

         o take actions necessary to consummate the transactions contemplated by the merger agreement if any takeover statutes shall apply.

Conditions to Obligations to Effect the Merger

         Andataco and nStor are not required to complete the merger until the following conditions have been satisfied or waived:

         o     Approval of the merger by the Andataco stockholders;

         o Approval of the issuance of nStor common stock to Andataco stockholders in the merger by the nStor stockholders;

         o No restraining order, injunction or other order issued by any court, or other legal or regulatory restraint or prohibition shall have been issued and be in effect:

               (1) restraining or prohibiting the consummation of the merger; or

               (2) prohibiting the ownership, operation or control of Andataco by nStor or of any material portion of Andataco's business or assets;

         o All material consents and approvals to the merger have been obtained;

         o     Receipt by Andataco of a fairness opinion from FLS;

         o     Effectiveness of the registration statement; and

         o The shares of nStor common stock to be issued in the merger will have been approved for listing on the AMEX.

         Andataco is not required to complete the merger until the following conditions have been satisfied or waived:

         o The representations and warranties of nStor set forth in the merger agreement must be true and correct, in all material respects, as of the date of the merger agreement and as of the closing of the merger;

         o nStor must have materially performed all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger; and

         o Andataco must have received an opinion of Akerman, Senterfitt & Eidson, P.A. in a form reasonably satisfactory to Andataco.

         nStor is not required to complete the merger until the following conditions have been satisfied or waived:

         o The representations and warranties of Andataco set forth in the merger agreement must be true and correct, in all material respects, as of the date of the merger agreement and as of the closing of the merger;

         o Andataco must have materially performed all obligations required to be performed by it under the merger agreement at or prior to the closing of the merger; and

         o nStor must have received an opinion of Cooley Godward LLP in a form reasonably satisfactory to nStor.

Termination

         The merger agreement may be terminated at any time before the closing of the merger. This termination may occur before or after approval of the merger by the Andataco stockholders and approval of the issuance of nStor's common stock to Andataco stockholders in the merger in the following manner:

         o     Mutual written consent of both Andataco and nStor;

         o     By either Andataco or nStor or NTI if:

               (1) the merger has not been consummated before December 31, 1999, unless the parties agree to extend the time in which the merger must be consummated (the right to terminate under this clause is not available to a party whose failure to fulfill an obligation under the merger agreement is the cause of the failure of the merger to occur);

               (2) an arbitrator or governmental entity has issued a
                   nonappealable final order or taken any other nonappealable final action permanently restraining or prohibiting the transactions contemplated by the merger agreement; or

               (3) the other party has breached, or failed to comply with, in any material respect any of its obligations under the merger agreement or any representation or warranty made by the other party shall have been incorrect in any material respect when made or shall have since ceased to be true and correct in any material respect; or

         o By Andataco if it enters into a definitive agreement with a third party to effect a business combination, if the proposed transaction would be considered a superior proposal under the terms of the merger agreement.

Expenses

         All costs and expenses incurred in connection with the transactions contemplated by the merger agreement will be paid by the party incurring the expenses.

Amendment and Waiver

         The merger agreement may be amended at any time before the effective time by means of a written agreement. After approval by the Andataco stockholders, however, no amendment may change the consideration they are to receive or adversely affect the Andataco stockholders. The conditions to each of the parties' obligations to consummate the merger are for the sole benefit of that party and may be waived by that party in whole or in part to the extent permitted by law.

Exchange of Stock Certificates

         Shortly after the effective time, an exchange agent will mail to you a letter of transmittal and instructions for exchanging your Andataco common stock for shares of nStor common stock (plus cash in lieu of any fractional shares). On surrender of an Andataco stock certificate to the exchange agent, together with the executed letter of transmittal, Andataco stockholders will be entitled to receive shares of nStor common stock and any cash payable in lieu of fractional shares of nStor. The surrendered Andataco stock certificates will promptly be canceled.

No Further Ownership Rights in Andataco Common Stock

         On the closing of the merger, the stock transfer books of Andataco will be closed and no further transfers of the shares of Andataco common stock that were outstanding prior to the closing of the merger will be made. If shares of Andataco common stock are presented to Andataco after the merger, the certificates will be canceled and exchanged for shares of nStor common stock.

Failure to Exchange

         If Andataco stockholders do not exchange their shares of Andataco common stock certificates within 180 days after the closing of the merger, they will have to contact nStor to exchange their shares of Andataco common stock for nStor common stock and cash in lieu of fractional shares. Any dividends payable on nStor common stock declared or made after the effective time of the merger will also have to be claimed from nStor if the shares of Andataco common stock were exchanged more than 180 days from the effective time of the merger.

No Liability

         Andataco, nStor and the exchange agent will not be liable to any stockholder of Andataco common stock for any shares of nStor common stock (or cash in lieu of fractional shares) delivered to a public official pursuant to abandoned property, escheat or similar laws.

Dividends and Distributions

         nStor will not pay any dividends it has declared or any cash payable in lieu of fractional shares until the stockholder to which the dividend or cash payable is due has exchanged the Andataco shares for shares of nStor. Following surrender of any Andataco certificate, nStor will pay to the stockholder, without interest, the amount of any dividends declared by nStor to which the stockholder is entitled and any cash payable in lieu of fractional shares of nStor common stock.

Lost Certificates

         If you are an Andataco stockholder and your stock certificates of Andataco are lost, stolen, or destroyed prior to the closing of the merger, you must make an affidavit of that fact. Also, if required by the surviving corporation, you must post a bond in a reasonable amount as determined by the surviving corporation, as indemnity against any potential claim regarding the lost certificates. In exchange for lost, stolen or destroyed stock certificates, after you have made the affidavit and posted the bond, the exchange agent will issue to you shares of nStor common stock and any cash in lieu of fractional shares due. The exchange agent will also pay any unpaid dividends and distributions on shares of nStor common stock that are deliverable on the nStor common stock.

         You should not send your share certificates until you receive a transmittal form from American Stock Transfer and Trust Company, the exchange agent.

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro forma condensed consolidated statements of operations give effect to: (i) the acquisition of approximately 77% of the outstanding common stock of Andataco which was principally completed in June 1999 (the "Completed Transaction"), and (ii) the anticipated acquisition of the remaining approximately 23% of the outstanding common stock of Andataco (the "Anticipated Acquisition") from Andataco's minority shareholders (collectively, the "Transactions") as if the Transactions had occurred as of January 1, 1998. The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1999 assumes the Anticipated Acquisition was consummated on June 30, 1999. The unaudited pro forma financial information is derived from and should be read in conjunction with the historical financial statements and notes thereto of nStor and of Andataco, that are incorporated by reference.

         The Completed Transaction has been accounted for as a purchase with assets acquired and liabilities assumed recorded at fair value, and Andataco's operating results included in nStor's historical consolidated financial statements, as of the effective date of acquisition (June 1, 1998). Accordingly, the historical consolidated balance sheet of nStor as of June 30, 1999 includes the accounts of Andataco, and nStor's historical consolidated statement of operations for the six months then ended includes the operating results of Andataco for June 1999.

         The pro forma adjustments are based on management's preliminary estimates of the value of tangible and intangible assets acquired. A valuation of those assets is currently being conducted and, accordingly, those estimates could change as additional information becomes available or as additional events occur.

         The unaudited pro forma financial information is not designed to represent and does not represent what the consolidated results of operations or financial position would have been had the Transactions been completed as of the dates assumed, and are not intended to project the consolidated results of operations for any future period or the consolidated financial position as of any future date. The unaudited pro forma condensed consolidated financial statements do not reflect certain non-recurring expenses that may result from the Transactions, and also exclude estimated expense reductions, including elimination of duplicate facilities and personnel costs, that are expected to result from the Transactions.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999
                                 (in thousands)

                                                                 nStor                Pro Forma              Pro Forma
                                                              Historical            Adjustment(1)          Consolidated
                                                            ---------------       -----------------      -----------------
ASSETS
Current assets:
         Cash                                               $           385       $           (300)      $              85
         Accounts receivable, net                                    11,032               -                         11,032
         Inventories                                                  9,302               -                          9,302
         Prepaid expenses and other                                   1,626               -                          1,626
                                                            ---------------       -----------------      -----------------
Total current assets                                                 22,345                   (300)                 22,045

Property and equipment, net                                           4,117               -                          4,117
Goodwill and other intangible assets, net                            16,427                   2,021                 18,448
Restricted cash and other assets                                        658               -                            658
                                                            ---------------       -----------------      -----------------
                                                            $        43,547       $           1,721      $          45,268
                                                            ===============       =================      =================
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
         Accounts payable, accrued expenses and other       $        13,624       $                    - $          13,624
         Current portion of long-term debt                              165                       -                    165
                                                            ---------------       -----------------      -----------------
Total current liabilities                                            13,789                       -                 13,789

Long-term debt                                                       19,943                       -                 19,943

Minority interests                                                       79                    (79)                      -

Shareholders' equity                                                  9,736                   1,800                 11,536
                                                            ---------------       -----------------      -----------------
                                                            $        43,547       $           1,721      $          45,268
                                                            ===============       =================      =================

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (dollars in thousands, except per share data)

                                    Historical                         Completed
                                    ----------                                 Transaction
                                                                               -----------
                             nStor              Andataco
                          Year Ended           Year Ended
                          December 31,         October 31,           Pro Forma             Pro Forma
                              1998               1998               Adjustments          Consolidated
                        ---------------      ---------------      ----------------      ---------------
Sales                   $        18,026      $        77,519           $         -      $        95,545
Cost of sales                    15,258               54,293              -                      69,551
                        ---------------      ---------------      ----------------      ---------------
Gross profit                      2,768               23,226              -                      25,994
                        ---------------      ---------------      ----------------      ---------------
Operating expenses:
   Selling, general and
      administrative              8,335               19,700             -                       28,035
   Research and
     development                  2,572                1,552             -                        4,124
   Depreciation and
      amortization                1,352                3,387                  (122)(3)            4,617
                        ---------------      ---------------      ----------------      ---------------
Total operating
expenses                         12,259               24,639                  (122)              36,776
                        ---------------      ---------------      ----------------      ---------------
(Loss) income from
    operations                   (9,491)              (1,413)                  122              (10,782)
Interest income                      71                    -                     -                   71
Interest expense                   (987)              (1,021)                    -               (2,008)
                        ---------------      ---------------      ----------------      ---------------
(Loss) income before
   minority interests           (10,407)              (2,434)                  122              (12,719)
Minority interests                    -                    -                   560(4)               560
                        ---------------      ---------------      ----------------      ---------------
Net (loss) income               (10,407)              (2,434)                  682              (12,159)
Preferred stock
    dividends                      (263)                   -              (372)(5)                 (635)
Embedded dividend
    attributable to
    beneficial
    conversion
    privilege
    of convertible
    preferred stock
    and accretion of
    warrants                     (1,218)                   -                     -               (1,218)
                        ---------------      ---------------      ----------------      ---------------
Net (loss) income
    applicable to
    common stock               $(11,888)     $        (2,434)     $            310      $       (14,012)
                        ===============      ===============      ================      ===============
Basic and diluted net
   loss per common
    share                  $       (.63)                                               $           (.74)
                        ===============                                                 ===============
Average number of
   common shares
   outstanding, basic
   and diluted               18,888,911                                                      18,888,911
                        ===============                                                 ===============
(RESTUBBED TABLE)

                                       Anticipated
                                       Acquisition
                                       ------------


                               Proforma            Pro Forma
                              Adjustments         Consolidated
                            ---------------     ----------------
Sales                             $ -           $         95,545
Cost of sales                      -                      69,551
                            ---------------     ----------------
Gross profit                              -               25,994
                            ---------------     ----------------
Operating expenses:
   Selling, general and
      administrative               -                      28,035
   Research and
     development                   -                       4,124
   Depreciation and
      amortization                     289(6)              4,906
                            ---------------     ----------------
Total operating
expenses                              (289)               37,065
                            ---------------     ----------------
(Loss) income from
    operations                        (289)              (11,071)
Interest income                    -                          71
Interest expense                   -                      (2,008)
                            ---------------     ----------------
(Loss) income before
   minority interests                 (289)              (13,008)
Minority interests                    (560)(7)                 -
                            ---------------     ----------------
Net (loss) income                     (849)              (13,008)
Preferred stock
    dividends                      -                        (635)
Embedded dividend
    attributable to
    beneficial
    conversion
    privilege
    of convertible
    preferred stock
    and accretion of
    warrants                       -                      (1,218)
                            ---------------     ----------------
Net (loss) income
    applicable to
    common stock                     $(849)     $        (14,861)
                            ===============     ================
Basic and diluted net
   loss per common
    share                                       $          (.74)
                                                ================
Average number of
   common shares
   outstanding, basic
   and diluted                  739,000 (8)           19,627,911
                            ===============     ================


See accompanying notes to unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (dollars in thousands, except per share data)

                                    Historical                         Completed
                                    ----------                                    Transaction
                                                                                  -----------
                                   nStor               Andataco
                                 Six Months           Six Months
                                   Ended                Ended             Pro Forma           Pro Forma
                               Jun. 30, 1999        Apr. 30, 1999        Adjustments        Consolidated
                              ----------------     ----------------     --------------     ---------------
Sales                         $         10,809     $         31,370           $ (5,962)(2) $        36,217
Cost of sales                            9,489               22,375             (4,502)(2)          27,362
                              ----------------     ----------------     --------------     ---------------
Gross profit                             1,320                8,995             (1,460)              8,855
                              ----------------     ----------------     --------------     ---------------
Operating expenses:
   Selling, general and
       administrative                    4,882                7,882             (1,207)(2)          11,557
   Research and
       development                       1,218                  506                (50)(2)           1,674
   Depreciation and                                                               (252)(2)
      amortization                         978                1,716                (61)(3)           2,381
                              ----------------     ----------------     --------------     ---------------
Total operating expenses                 7,078               10,104             (1,570)             15,612
                              ----------------     ----------------     --------------     ---------------
(Loss) income from
    operations                          (5,758)              (1,109)               110              (6,757)
Interest and other income                  108                    -                  -                 108
Interest expense                          (801)                (482)                99(2)           (1,184)
                              ----------------     ----------------     --------------     ---------------
(Loss) income before
   minority interests                   (6,451)              (1,591)               209              (7,833)
Minority interests                          36                    -               (330)(4)             366
                              ----------------     ----------------     --------------     ---------------
Net (loss) income                       (6,415)              (1,591)               539              (7,467)
Preferred stock
    dividend                              (306)                   -               (209)(5)            (515)
Embedded dividend
    attributable to
    beneficial
    conversion
    privilege
    of convertible
    preferred stock
    and accretion of
    warrants                              (327)                   -                  -                (327)
                              ----------------     ----------------     --------------     ---------------
Net (loss) income
    applicable to
    common stock                       $(7,048)             $(1,591)    $          330             $(8,309)
                              ================     ================     ==============     ===============
Basic and diluted net
   loss per common
    share                        $        (.32)                                            $          (.38)
                              ================                                             ===============
Average number of
   common shares
   outstanding, basic
   and diluted                      21,838,532                                                  21,838,532
                              ================                                             ===============
(RESTUBBED TABLE)

                                                 Anticipated
                                                 Acquisition
                                                 -----------


                                   Proforma           Pro Forma
                                  Adjustments        Consolidated
                                ---------------    ----------------
Sales                           $      -           $         36,217
Cost of sales                          -                     27,362
                                ---------------    ----------------
Gross profit                           -                      8,855
                                ---------------    ----------------
Operating expenses:
   Selling, general and
       administrative                  -                     11,557
   Research and
       development                     -                      1,674
   Depreciation and
      amortization                          145(6)            2,526
                                ---------------    ----------------
Total operating expenses                    145              15,757
                                ---------------    ----------------
(Loss) income from
    operations                             (145)             (6,902)
Interest and other income              -                        108
Interest expense                       -                     (1,184)
                                ---------------    ----------------
(Loss) income before
   minority interests                      (145)             (7,978)
Minority interests                         (366)(7)               -
                                ---------------    ----------------
Net (loss) income                          (511)             (7,978)
Preferred stock
    dividend                           -                       (515)
Embedded dividend
    attributable to
    beneficial
    conversion
    privilege
    of convertible
    preferred stock
    and accretion of
    warrants                           -                       (327)
                                ---------------    ----------------
Net (loss) income
    applicable to
    common stock                $          (511)            $(8,820)
                                ===============    ================
Basic and diluted net
   loss per common
    share                                          $           (.39)
                                                   ================
Average number of
   common shares
   outstanding, basic
   and diluted                          739,000(8)       22,577,532
                                ===============    ================

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


Adjustment to Unaudited Pro Forma Condensed Consolidated Balance  Sheet:

     (1) Adjustment resulting from the Anticipated Acquisition of the remaining approximately 23% of the outstanding shares of Andataco for a purchase price of approximately $1.8 million, or $.31 per Andataco share plus $300,000 of estimated transaction costs. The purchase price will be paid with registered common shares of nStor based on the average closing price of nStor common stock for the ten (10) trading days immediately before the Stockholder meetings.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Completed Transaction, which consisted of the purchase from Mr. Sykes and affiliates in June 1999 of approximately 76% of the outstanding common stock of Andataco and a $5,196,000 note payable by Andataco, in exchange for (1) $500,000 cash; (2) $5,100,000 of 9-1/2% notes payable June 2004; (3)
$4,654,000 of preferred stock, convertible into 1,551,333 shares of nStor's common stock (based on a conversion price of $3 per common share, the closing market price on June 7, 1999, the date the terms of the preferred stock were agreed to); and (4) three year warrants to purchase 155,133 shares of nStor's common stock, at $3.30 per common share, valued at approximately $200,000 using the Black Scholes option pricing model. The preferred stock requires quarterly dividends at the following annual rates: 8% during the first year, 9% during the second year and 10% thereafter. In addition, in July 1999, nStor contributed $500,000 in cash as a capital contribution to Andataco in exchange for newly issued Andataco common stock, increasing nStor's ownership to approximately 77%.


     (2) Reversal of Andataco's June 1999 operating results included in nStor's historical statement of operations for the six months ended June 30, 1999.


     (3) Reduction of amortization of excess of purchase price of Completed Transaction over fair value of net assets acquired (goodwill) as follows (in thousands):



Purchase price of Completed Transaction                           $   10,454
Transaction costs                                                        750
                                                                  ----------
Total                                                                 11,204
Less estimated fair value of Andataco's net assets acquired
as of June 1, 1999                                                       357
                                                                  ----------
Goodwill arising from Completed Transaction                       $   10,847
                                                                  ==========


                                                                 Six Months
                                                Year Ended         Ended
                                               December 31,       June 30,
                                                   1998             1999
                                               ------------      ---------
Amortization of goodwill over seven years      $      1,550      $     775
Elimination of amortization of goodwill
   included in Andataco's historical
   statements of operations                          (1,672)          (836)
                                               ------------      ---------
Pro Forma reduction to amortization of
    goodwill                                   $       (122)     $     (61)
                                               ============      =========

     (4)      Minority interests (23%) in historical net loss of Andataco.

     (5) Cash dividends on $4,654,000 of preferred stock issued to Mr. Sykes (8% per annum during the year ended December 31, 1998 and 9% per annum during the six months ended June 30, 1999).


Interest expense has not been adjusted since the adjustment would not be material.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Anticipated Acquisition:

     (6) Additional amortization of goodwill resulting from excess of purchase price of Anticipated Acquisition (approximately $1,800,000 plus $300,000 of estimated transaction costs) over fair value of net assets acquired ($79,000) over seven years.

     (7)      Reversal of minority interests in historical net loss of Andataco.

     (8) Number of shares of nStor's common stock expected to be issued in exchange for minority shares based on a recent closing market price ($2.50 on August 18, 1999).

                      DESCRIPTION OF nSTOR'S CAPITAL STOCK

         The authorized common stock of nStor consists of (a) 40,000,000 shares of nStor common stock, $0.05 par value per share of which 22,715,061 shares are issued and outstanding, 2,401,000 shares are reserved for issuance upon the exercise of outstanding nStor options, 2,420,133 shares are reserved for issuance upon the exercise of outstanding nStor warrants and 160,000 shares are reserved for issuance upon the conversion of nStor notes and (b) 1,000,000 shares of nStor preferred stock of which 4,000 shares are designated as Series A preferred stock shares, 4,000 shares are designated as Series C preferred stock, 6,000 shares are designated as Series D preferred stock, 3,500 shares are designated as Series E preferred stock shares and 4,654 shares are designated as Series F preferred stock. No shares of nStor capital stock are held in treasury. All of the capital stock is, and will be, fully paid and non-assessable.

Common Stock

         Holders of nStor common stock are entitled to one vote per share on all matters except the election of directors. Holders of nStor common stock are entitled to cumulative voting in the election of directors, however, nStor is seeking stockholder approval to eliminate cumulative voting. See "Proposal Four." All actions submitted to a vote of stockholders are voted on by holders of common stock voting together as a single class.

         Holders of nStor common stock are not entitled to preemptive rights and the common stock is not subject to redemption.

         Holders of nStor common stock are entitled to receive dividends in cash, in property or in shares of nStor's capital stock, if and when the nStor board declares dividends on common stock, subject to any preference in favor of outstanding shares of preferred stock, if there are any.

         In the event of liquidation, all holders of nStor common stock will participate on an equal basis with each other in the distribution of nStor's net assets available after payment of nStor's liabilities and payment of any liquidation preferences in favor of outstanding shares of preferred stock, if there are any.

         The rights of holders of nStor common stock are subject to the rights of holders of any nStor preferred stock which nStor designates or has designated. The rights of holders of nStor preferred stock may adversely affect the rights of nStor common stockholders.

Preferred Stock

         nStor's board of directors is permitted to issue shares of preferred stock in one or more series and to fix the relative rights, preferences and limitations of each series. Among such rights, preferences and limitations are dividend rates, provisions of redemption, rights upon liquidation, conversion privileges and voting powers. Should the board of directors elect to exercise this authority, the rights and privileges of holders of shares of common stock could be made subject to the rights and privileges of any such series of preferred stock. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of its outstanding voting stock.

         nStor has five series of preferred stock. The Series A preferred stock accrues dividends at 8% per annum, payable quarterly, is convertible into 1,000 shares of common stock per share, commencing July 7, 1999, and has an automatic conversion feature in which each share not converted as of July 7, 2000 shall automatically convert into shares of common stock. There are 1,666.67 shares of Series A preferred stock issued and outstanding as of the date of this joint proxy statement/prospectus.

         The Series C preferred stock accrues dividends at 8% per annum, payable quarterly, is convertible into 1,000 shares of common stock per share, commencing July 7, 1999, and has an automatic conversion feature in which each share not converted as of July 7, 2000 shall automatically convert into common stock. There are 3,000 shares of Series C preferred stock issued and outstanding as of the date of this joint proxy statement/prospectus.

         The Series D preferred stock accrues dividends at 8% per annum, payable quarterly, is convertible into 1,000 shares of common stock per share, commencing April 27, 1999, and has an automatic conversion feature in which any shares not converted into the common stock as of October 28, 2001 shall automatically be so converted. There are 2,700 shares of Series D preferred stock issued and outstanding as of the date of this joint proxy statement/prospectus.

         The Series E preferred stock accrues dividends at 8% per annum during the first year after issuance, 9% per annum during the second year after issuance and 10% per annum after the second anniversary of issuance, payable quarterly. The Series E preferred stock is convertible into 333 1/3 shares of common stock per share, commencing June 8, 1999. There are 3,500 shares of Series E preferred stock issued and outstanding as of the date of this joint proxy statement/prospectus.

         The Series F preferred stock accrues dividends at 8% per annum during the first year after issuance, 9% per annum during the second year after issuance and 10% per annum after the second anniversary of issuance, payable quarterly. The Series F preferred stock is convertible into 333 1/3 shares of common stock per share, commencing June 8, 1999. There are 4,654 shares of Series F preferred stock issued and outstanding as of the date of this joint proxy statement/prospectus.

         All series of preferred stock vote together with the shares of common stock on all matters based on the largest number of shares of common stock into which the preferred stock may be converted.

Warrants

         nStor has outstanding warrants to purchase 2,411,997 shares of nStor common stock. The number of shares of common stock purchasable upon the exercise of warrants is subject to adjustment in the event that nStor subdivides its outstanding shares of common stock into a greater number of shares (including a stock split effected as a stock dividend) or combines its outstanding shares of common stock into a lesser number of shares. In addition, in the event of a capital reorganization or reclassification of nStor's capital stock, or its consolidation or merger with another corporation, or sale of all or substantially all of its assets, then the holders of the warrants have the right to purchase, in lieu of common stock, such securities or assets as may be issued with respect to or in exchange for a number of outstanding shares of common stock equal to the number of shares of common stock which could be purchased upon the exercise of the warrants immediately prior to any such transaction.

                      DESCRIPTION OF ANDATACO COMMON STOCK

         The authorized capital stock of Andataco consists of (a) 40,000,000 shares of Class A common stock, $0.01 par value per share, of which 25,432,303 shares are issued and outstanding, 725,500 shares are reserved for issuance upon the exercise of outstanding options and [180,783] shares are reserved for issuance upon exercise of outstanding warrants and (b) 2,250,000 shares of Class C common stock of which none are issued and outstanding, No shares of Company capital stock are held in treasury.

Common Stock

         Andataco Common Stock. The holders of Andataco common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Except as otherwise required by law, all other matters are determined by a majority of the votes cast. Holders of Andataco common stock are entitled to receive ratably such dividends, if any, as may be declared by the Andataco board out of funds legally available therefor, subject to any preferential dividend rights of outstanding Andataco preferred stock. The holders of Andataco common stock are entitled to receive ratably the net assets of Andataco available after the payment of all debts and other liabilities. The outstanding shares of Andataco common stock are fully paid and nonassessable.

                              COMPARISON OF RIGHTS

         Andataco is incorporated under the laws of the State of Massachusetts. nStor is incorporated under the laws of the State of Delaware. The Andataco stockholders' rights are currently governed by Massachusetts law, and under certain circumstances, by California law, the Andataco Articles and the Andataco Bylaws. After the merger is completed, the rights of Andataco stockholders will be governed by Delaware law, the nStor Certificate and the nStor Bylaws. The material differences between your rights as a holder of shares of Andataco common stock and your rights as an nStor stockholder are summarized below.

         The following summary highlights certain differences in the Massachusetts Business Corporation Law (MBCL), the Delaware General Corporation Law (DGCL), the nStor Certificate, the nStor Bylaws, the Andataco Certificate and the Andataco Bylaws. The identification of specific differences is not meant to indicate that other equally, or more significant differences, do not exist. Copies of the nStor Certificate and the nStor Bylaws are incorporated into this document by reference. Copies of the Andataco Certificate and the Andataco Bylaws will be furnished to you upon request. nStor will send copies of any of these to you at your request.

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------
                                                   Authorized Stock

The authorized capital of Andataco consists of                   The nStor Certificate authorizes stock consisting of
40,000,000 shares of Class A common stock, par value             40,000,000 shares of common stock, par value $0.05
$0.01 per share and 2,250,000 shares of Class C                  per share, and 1,000,000 shares of preferred stock,
common stock, par value $0.01 per share.  On the                 par value $0.05 per share. nStor is seeking
record date, there were 25,432,303 shares of Andataco            stockholder approval to increase its authorized
Class A common stock outstanding and 0 shares of                 shares to 75,000,000. On the record date, there were
Andataco Class C common stock outstanding.                       22,715,061 shares of nStor common stock outstanding
                                                                 and 15,521 shares of nStor preferred stock
                                                                 outstanding which are convertible into 10,084,667
                                                                 shares of nStor common stock.


                                  Required Vote for Authorization of Certain Actions

Under Massachusetts law, approval of mergers and                In Delaware, a corporation's board of directors
consolidations and sales, mortgages, leases or                  must recommend and the stockholders holding a
exchanges of all or substantially all of a                      majority of the outstanding shares of a corporation
corporation's property requires the affirmative vote            entitled to vote must vote in favor of certain
of two-thirds of the shares of each class of stock              mergers or consolidations, and sales, leases or
outstanding and entitled to vote on the transaction.            exchanges of all or substantially all of a
A corporation's articles of organization may provide            corporation's assets. Additionally, similar board
for a vote of a lesser proportion, but not less than a          recommendations and stockholder approval is
majority of each such class.  In addition,                      required for most amendments to the corporation's
Massachusetts law provides that, unless otherwise               certificate of incorporation.
required by the articles of organization, a merger
may be approved solely by vote of a surviving
corporation's directors if:

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------
         o      there is no amendment to the                    A stockholder vote of the surviving corporation is
                surviving corporation's articles of             not required to approve the merger in the following
                organization;                                   situations:
         o      the shares of any class of stock of the
                corporation issued in the merger do               o      the related agreement of merger does not
                not exceed fifteen percent (15%) of                      amend the corporation's certificate of
                the shares of the same class                             incorporation;
                outstanding immediately prior to the              o      each share of common stock outstanding
                merger; and                                              immediately before the merger is an
         o      any stock issued in the merger has                       identical outstanding or treasury share of
                been authorized in accordance with                       common stock after the merger; and
                Massachusetts law.                                o      the number of shares of common stock to
                                                                         be issued in the merger, or to be issuable

The Andataco Articles provide that a liquidation, upon conversion of any convertible dissolution, reorganization, consolidation, merger or instruments to be issued in the merger, sale, lease or disposition of substantially all of the does not exceed 20% of the shares of the assets of Andataco requires the affirmative vote of a common stock outstanding immediately majority of the shares of Class A common and Class before the merger. C common stock , voting as a single class or the written consent of the holders of all of the shares of Class
A and Class C common stock.


                                                  Board of Directors

Massachusetts law provides that holders of a                    Under the DGCL, a director of a corporation that
majority of the shares of Andataco capital stock                does not have a classified board of directors or
entitled to vote in an election of directors may                cumulative voting may be removed, with or
remove a director with or without cause, and a                  without cause, with the approval of a majority of
majority of the board of directors may remove a                 the outstanding shares entitled to vote at an
director for cause.  However, a director may only be            election.
removed for cause after receiving notice and an
opportunity to be heard by the group proposing to               The nStor Certificate provides that the number of
remove him or her.                                              directors will be fixed by the nStor Bylaws and
                                                                may be increased or decreased if allowed under the
                                                                nStor Bylaws.
The Andataco Articles provide that the number of
directors will be fixed by the Andataco Bylaws.
According to the Andataco Bylaws, the Andataco board
must consist of not less 3 directors. The Andataco
board is currently composed of 4 directors.

Under the Andataco Articles, the holders of Class C common stock are entitled to elect, remove or replace the proportion of the total number of directors equal to the percent of common stock owned by the Class C common stock. The remaining directors will be elected, removed and replaced by the Class A common stock.


                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------

Under the Andataco Bylaws, a director holds office              According to the nStor Bylaws, the number of
for a term of 1 year and until his or her successor is          directors will be fixed exclusively by resolution
duly elected and qualified.                                     adopted by a majority of the board of directors, but
                                                                must consist of not less than 3 directors.  Currently,
The Andataco Articles do not provide for                        the nStor board is composed of 6 directors.
cumulative voting.
                                                                Under the nStor Bylaws a plurality of votes cast at
Under the Andataco Bylaws, directors may be                     stockholders meetings at which directors are to be
removed at any time for cause by vote of a majority             elected is required to elect the directors. A director
of the directors, and with or without cause by the              holds office for a term of 1 year and until his or her
holders of a majority of the shares entitled to vote at         successor is duly elected and qualified.
an election of directors.
                                                                The nStor Certificate provides for cumulative
                                                                voting; however, nStor is seeking stockholder
                                                                approval to eliminate cumulative voting.  (See
                                                                Proposal Four)

                                                                Under the nStor Certificate and nStor Bylaws, any
                                                                director, or the entire nStor board, may be removed
                                                                from office at any time, with or without cause, by
                                                                the holders of a majority of the shares entitled to
                                                                vote at an election of directors.

                                  Limitation of Liability of Directors and Officers

With limited exceptions, Massachusetts law permits              With limited exceptions, Delaware law permits a
a corporation to adopt a provision in its certificate of        corporation to adopt a provision in its certificate of
incorporation eliminating or limiting the personal              incorporation eliminating or limiting the personal
liability of a director, but not an officer, to the             liability of a director, but not an officer, to the
corporation or its stockholders for monetary                    corporation or its stockholders for monetary
damages for breach of fiduciary duty as a                       damages for breach of fiduciary duty as a director.
director.

                                                                The following are items for which a corporation
                                                                cannot limit the liability of a director:

                                                                  o      any breach of the director's duty of loyalty
                                                                         to the corporation or its stockholders;
                                                                  o      acts or omissions not in good faith or
                                                                         which involve intentional misconduct or a
                                                                         knowing violation of law;
                                                                  o      liability under Section 174 of the DGCL
                                                                         for unlawful payment of dividends or
                                                                         stock purchases or redemptions; or
                                                                  o      any transaction from which the director
                                                                         derived an improper personal benefit.

                                       63

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------

                                      Indemnification of Directors and Officers

Massachusetts law permits indemnification of                    Under Delaware law, a corporation may indemnify
directors, officers, employees and certain others for           any person made a party or threatened to be made a
expenses incurred by reason of their position with              party to any type of proceedings, other than an
the corporation, if he or she has acted in good faith           action by or in the right of the corporation, because
with a reasonable belief that his or her conduct was            he is or was an officer, director employee or agent
in the best interest of the corporation.                        of the corporation against expenses, judgments,
                                                                fines and amounts paid in settlement actually and
Under the Andataco Bylaws, Andataco will                        reasonably incurred in connection with
the indemnify its directors and officers against all            proceeding if the following standards are met.
liabilities and expenses incurred by reason of his or
her position as director or officer unless a court or           A corporation may indemnify a director if he acted
administrative body has determined that the director            in good faith and in a manner he reasonably
or officer has not acted in good faith in the                   believed to be in or not opposed to the best interests
reasonable belief that his or her actions were in the           of the corporation. In the case of a criminal
best interest of Andataco.                                      proceeding, a corporation may indemnify a director
                                                                if the director had no reasonable cause to believe
If the claim or matter is disposed of by a settlement           that his conduct was unlawful. A corporation may
payment made by a director or officer of Andataco,              also indemnify any person who was serving at the
Andataco shall indemnify the director or officer only           request of the corporation as a director, officer,
if:                                                             employee or agent of another corporation or entity
                                                                in a similar fashion with respect to actions by or in
         o      the indemnification and payment is              the right of the corporation, court approval is
                approved or ratified by a majority of           required as a prerequisite to indemnification of
                a quorum of directors who are not               expenses in respect of any claim as to which a
                parties to the proceeding, by a                 person has been adjudged liable to the corporation.
                majority of a committee of two or more
                directors who are not parties to the
                proceeding and who are selected for this
                purpose by the entire board, or by a
                majority of a quorum of the outstanding
                shares entitled to vote for directors,
                excluding shares held by stockholders
                who are parties to the proceeding; or

         o      the approval of the indemnification
                and payment is based upon the
                opinion of independent legal counsel
                appointed by a vote of the directors
                or as described above; or

         o      the indemnification and payment is
                approved by a court of competent
                jurisdiction; or

                                       64

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------
         o      the directors have acted in                     A corporation may indemnify any person made a party
                accordance with the standard of                 or threatened to be made a party to any threatened,
                conduct set forth in the                        pending or completed action or suit brought by or in
                Massachusetts Business Corporation              the right of the corporation because he was an
                Law.                                            officer, director, employee or agent of the
                                                                corporation, against expenses actually and reasonably
                                                                incurred in connection with the action or suit if he
                                                                acted in good faith and in a manner he reasonably
                                                                believed to be in or not opposed to the best
                                                                interests of the corporation. A corporation may also
                                                                indemnify any person who was serving at the request
                                                                of the corporation as a director, officer, employee
                                                                or agent of another corporation or entity in a
                                                                similar fashion. However, a corporation cannot
                                                                indemnify any person found liable to the corporation
                                                                unless the court determines the person is entitled to
                                                                indemnification.


                                                                A corporation must indemnify a director, officer,
                                                                employee or agent who successfully defends himself in
                                                                a proceeding to which he was a party because he was a
                                                                director, officer, employee or agent of the
                                                                corporation against expenses actually and reasonably
                                                                incurred by him. Expenses incurred by an officer or
                                                                director, or other employees or agents as deemed
                                                                appropriate by the board of directors, in defending a
                                                                civil or criminal proceeding may be paid by the
                                                                corporation in advance of the final disposition of
                                                                the proceeding upon receipt of an undertaking by or
                                                                on behalf of that person to repay the amount if it is
                                                                ultimately determined that he is not entitled to
                                                                indemnification by the corporation.

                                                                A corporation may purchase and maintain insurance on
                                                                behalf of any person who is or was a director,
                                                                officer, employee or agent of the corporation or who
                                                                is or was serving at the request of the corporation
                                                                as a director, officer, employee or agent of another
                                                                corporation or other entity. The insurance may cover
                                                                any liability asserted against the person and
                                                                incurred by the person in that capacity, or arising
                                                                out of the person's status, whether or not the
                                                                corporation would have the power to indemnify the
                                                                person against the liability.

                                                                The nStor Certificate provides that each person
                                                                entitled to indemnification under the nStor
                                                                Certificate must be indemnified by nStor to the
                                                                fullest extent permitted by the DGCL.

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------

                            Amendments to Charter/Certificate of Incorporation and Bylaws

Under Massachusetts law the Andataco Articles may               Under DGCL, an amendment to the certificate of
be amended by the affirmative vote of two-thirds of             incorporation of a corporation may be approved by
the shares of each class of stock entitled to vote on the       a majority of the total outstanding shares and a
amendment. However, the affirmative vote of only a              majority of the outstanding shares of each class
majority of the shares of each class of stock entitled to       entitled to vote upon the proposed amendment. A
vote on the amendment is required to approve the                higher vote can be required by the certificate of
following:                                                      incorporation.

         o      change in par value;                            The DGCL provides that a corporation's
         o      change in authorized number of                  stockholders may amend the bylaws. Also, the
                shares; or                                      corporation's certificate of incorporation may grant
         o      change in corporate name.                       that authority to the corporation's directors, as long
                                                                as the stockholders' power to amend the bylaws is
                                                                not limited or removed.

Under the Andataco Articles, the Andataco Articles
may not be amended or repealed without the
affirmative vote at a meeting of the holders of a               The nStor Certificate expressly provides that the
majority of the shares of common stock, voting as a             nStor Certificate may be amended in accordance
single class or by written consent of the holders of all        with the DGCL.
of the shares of common stock.

                                                                Under the nStor Certificate, the nStor board is
Under the Andataco Bylaws, the Andataco Bylaws                  expressly authorized and empowered to adopt,
may be amended or repealed by the vote of the holders           amend or repeal the nStor Bylaws. However, the
of a majority of the shares of common stock entitled to         bylaws adopted by the nStor board under this
vote or by a majority of the directors. If the Andataco         authorization may be amended or repealed by the
Bylaws are amended or repealed by the directors,                nStor board or by the stockholders having voting
notice of the amendment or repeal must be given to the          power to vote on such matter.
stockholders entitled to vote on the amendment or
repeal.

                              Special Meetings of Stockholders; Action Without a Meeting

Under the Andataco Bylaws, special meetings of the              Under the nStor Bylaws, special meetings of the
stockholders may be called only by the Andataco                 stockholders may be called only by the Chairman
board or by the president, or by one or more                    of the Board or by a majority of the nStor board or
stockholders holding shares in the aggregate entitled           by the chief executive officer, president or vice
to cast not less than ten percent (10%) of the votes at         president, or by one or more stockholders holding
the special meeting.                                            shares in the aggregate entitled to cast not less than
                                                                thirty-five percent (35%) of the votes at the special
                                                                meeting.

The Andataco Bylaws expressly provides that any                 The nStor Certificate expressly provides that any
action required or permitted to be taken by its                 action required or permitted to be taken by its
stockholders may be taken without a meeting if a                stockholders may be taken without a meeting if a
consent in writing is signed by the holders of all of           consent in writing is signed by the holders of
the outstanding stock entitled to vote on the matter.           outstanding stock having not less than the minimum
                                                                number of votes that would be necessary to authorize
                                                                or take such action at a meeting at which all shares
                                                                entitled to vote were present and voted.


                                       66

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------
                                          Dividends and Other Distributions

Under Massachusetts law, a corporation may pay                  The DGCL generally provides that a corporation
dividends or repurchase stock so long as the                    may declare and pay dividends out of its surplus or,
corporation is not insolvent, the dividend or                   when no surplus exists, out of net profits for the
repurchase does not render the corporation insolvent            fiscal year in which the dividend is declared and/or
and the dividend or repurchase does not violate the             the previous fiscal year. However, dividends may
corporation's articles of organization.                         not be paid out of net profits if the capital of the
                                                                corporation is less than the amount of capital
The Andataco Articles provide that holders of                   represented by the issued and outstanding stock of
common stock shall be entitled to receive any                   all classes having a preference upon the distribution
dividends declared from time to time by the                     of assets.
Andataco board.

                                                                The nStor Bylaws provide that the nStor board may
                                                                periodically declare, and the corporation may pay,
                                                                dividends on its outstanding shares in the manner and
                                                                upon the conditions provided by law and the nStor
                                                                Certificate. The nStor Certificate does not restrict
                                                                nStor's ability to declare or pay dividends.



                                     Appraisal Rights of Dissenting Stockholders

A discussion of Massachusetts appraisal rights is set           Under Delaware law, in certain circumstances, a
forth under "THE MERGER- Appraisal Rights -                     stockholder of a Delaware corporation is entitled to
Massachusetts."                                                 demand appraisal and obtain payment of the judicially
                                                                determined fair value of his or her shares in the
                                                                event of any plan of merger or consolidation
                                                                to which the corporation in which he or she
                                                                is a stockholder is a party. The stockholder must
                                                                continuously hold the shares through the effective date
                                                                of the merger, otherwise comply with the requirements of
                                                                Delaware law for the perfection of appraisal rights and must not vote in favor of the merger. However, this right to
                                                                demand appraisal does not apply to stockholders if:
                                                                  o      they are stockholders of a surviving
                                                                         corporation and a vote of the stockholders
                                                                         of the corporation is not necessary to
                                                                         authorize the merger or consolidation; or
                                                                  o      the shares held by the stockholders are
                                                                         either listed on a national securities
                                                                         exchange, designated as a national market
                                                                         system security on an interdealer quotation
                                                                         system by the NASD or are held of record
                                                                         by more than 2,000 stockholders on the
                                                                         date set to determine the stockholders
                                                                         entitled to vote on the merger or
                                                                         consolidation.

                                       67

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------

                                                                Notwithstanding the above, appraisal rights are
                                                                available for the shares of any class or series of
                                                                stock of a Delaware corporation if the agreement of
                                                                merger or consolidation requires the stockholders to
                                                                accept for their stock anything except:

                                                                  o      shares of stock of the corporation
                                                                         surviving or resulting from the merger or
                                                                         consolidation;

                                                                  o      shares of stock of any other
                                                                         corporation which at the effective
                                                                         date of the merger or consolidation
                                                                         will be listed on a national
                                                                         securities exchange, designated as
                                                                         a national market system security
                                                                         on an interdealer quotation system
                                                                         by the NASD or held of record by
                                                                         more than 2,000 stockholders;

                                                                  o      cash in lieu of fractional shares of these
                                                                         corporations; or

                                                                  o      any combination of these.

                                                                nStor's stockholders are not entitled to any
                                                                additional dissenter's rights under the nStor
                                                                Certificate.


                                              Preemptive Rights

The Andataco Articles provide that holders of Class             Delaware law provides for preemptive rights with
C common stock have the right to acquire additional             respect to new share issuances only as and to the
shares of Class C common stock upon the issuance                extent provided in a corporation's certificate of
of additional shares of Class A common stock if                 incorporation. The nStor Certificate does not
certain conditions set forth in the Andataco Articles           expressly grant preemptive rights to the nStor
are met.                                                        stockholders.

                                            Stockholder Rights Plans

Currently, Andataco does not have a stockholders'               Stockholder rights plans are valid and enforceable
rights plan.                                                    under Delaware law.  Currently, nStor does not
                                                                have a stockholder rights plan in place.

                                       68

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------

                                      Transactions with Interested Stockholders

                                       69

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------
Chapter 110F of the MBCL provides that, if a                    In general, the DGCL prevents an interested
person acquires 5% or more of the stock of a                    stockholder from engaging in a "business
Massachusetts corporation without the prior                     combination" with a Delaware corporation for three
approval of the board of directors of that                      years after the person became an interested
corporation, thereby becoming an "interested                    stockholder.  An "interested stockholder" is defined
stockholder", that person may not engage in certain             generally, for purposes of the DGCL, as a person
transactions with the corporation for a period of two           owning 15% or more of a corporation's outstanding
years, unless one of the following two exceptions               voting stock, except any person who owned and
applies:                                                        has continued to own shares in excess of the 15%
                                                                limitation since December 23, 1987.  For purposes
         o      The person became an interested                 of the DGCL, the term business combination
                stockholder and 90% owner of the                includes mergers or the following types of
                voting stock of the corporation in the          transactions between a corporation and an
                transaction, excluding voting stock             interested stockholder:
                owned by directors who are also                 o        mergers, consolidations and sales or other
                officers and certain employee stock                      dispositions of 10% or more of the assets
                plans, or                                                of a corporation to or with an interested
         o      the transaction is approved by the                       stockholder;
                board of directors and by the                   o        certain transactions resulting in the
                affirmative vote of two-thirds of the                    issuance or transfer to an interested
                outstanding voting stock which is                        stockholder of any stock of the
                not owned by the interested                              corporation or its subsidiaries; or
                stockholder.
                                                                This provision does not apply to a corporation if
The applicability of Chapter 110F is subject to                 the certificate of incorporation or bylaws contain a
certain exceptions, and does not apply to                       provision expressly electing not to be governed by
corporations with less than 200 stockholders or                 this provision or the corporation does not have
corporations that elect not to be governed by                   voting stock either listed on a national securities
Chapter 110F.                                                   exchange, authorized for quotation on an inter-
                                                                dealer quotation system of a registered national
The Andataco Articles provide that any contract,                securities association or held of record by more
transaction or act in which any director has an                 than 2,000 holders.
interest either individually or as a director, officer,
trustee or member of an interested entity, or as a              The statute does not apply to certain business
holder of the majority of the capital stock of an               combinations with an interested stockholder when
interested entity, must be authorized or ratified by a          the combination is:
majority of the directors that do not have an interest            o      proposed after the public announcement
in the contract, transaction or act.  The contract,                      of, and before the consummation or
transaction or act may also be authorized or ratified                    abandonment of a merger or
by a majority of the common stock entitled to vote at                    consolidation;
the election of directors if the nature of the contract,          o      a sale of 50% or more of the aggregate
transaction or act and a description of the interest of                  market value of the assets of the
each director in the contract, transaction or act is                     corporation on a consolidated basis or the
summarized in the notice of the meeting of                               aggregate market value of all outstanding
stockholders at which the stockholders will vote to                      shares of the corporation;
authorize or ratify the matter and is fully disclosed at          o      a tender offer for 50% or more of the
the stockholder meeting.                                                 outstanding voting shares of the
                                                                         corporation;
                                                                  o      with or by a person who either was not an
                                                                         interested stockholder during the previous
                                                                         three years or who became an interested
                                                                         stockholder with the approval of the
                                                                         board; or

                                       70

                 Andataco Stockholders                                            nStor Stockholders
-------------------------------------------------------         ------------------------------------------------------

                                                                  o        approved or not opposed by a
                                                                           majority of the current directors
                                                                           who were also directors before any
                                                                           person became an interested
                                                                           stockholder during the previous
                                                                           three years.

                                                                  The nStor Certificate and nStor Bylaws do
                                                                  not remove nStor from the restrictions
                                                                  imposed by the Delaware business combination
                                                                  statute.


                                              Control Share Acquisitions

The MBCL contains no provision governing control                The DGCL contains no provision for control share
share acquisitions.                                             acquisitions.

     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF nSTOR


         The following table sets forth, as of July 31, 1999, information with respect to the beneficial ownership of the common stock of nStor by: (1) each person known by nStor to beneficially own more than 5% of the outstanding shares of its common stock, (2) each director and executive officer of nStor, including executive officers named in the Summary Compensation Table under "Executive Compensation," and (3) all directors and executive officers of nStor as a group. None of these persons own shares of Andataco stock. Therefore the number of shares of nStor beneficially owned will not change as a result of the merger and the percent owned will decrease by approximately 1%.

                                  Prior to Completion of the Merger
                                  ---------------------------------

                                     Amount and
Name and Address of                  Nature of             Percent of
-------------------                  Beneficial           Outstanding
Beneficial Owner                    Ownership(1)             Shares
----------------                    ------------             ------

H. Irwin Levy
100 Century Boulevard            7,570,099(2)                 28.7
West Palm Beach, FL 33417

Bernard Marden
1290 S. Ocean Blvd.              3,973,025                    16.3
Palm Beach, FL 33480

Maurice Halperin
2500 N. Military Trail           2,989,367                    11.8
Boca Raton, FL 33431

Herbert Gimelstob
7777 West Glades Road            2,131,133                    8.8
Boca Raton, FL 33434

Michael L. Wise
285 Tanglewood Crossing          1,016,312(3)                 4.4
Lawrence, NY 11559

Mark F. Levy
100 Century Boulevard            806,666(4)                   3.5
West Palm Beach, Fl 33417

Bernard R. Green
583 North Lake Way               351,333(5)                   1.5
Palm Beach, Fl 33480

Lawrence F. Steffann
450 Technology Park              260,000                      1.1
Lake Mary, FL 32746

Jack Jaiven
100 Century Boulevard            40,000                       (6)
West Palm Beach, FL 33417

All executive officers and
directors as a group (6          10,044,410                   37.2
persons)

----------------------

(1) Unless otherwise indicated, each stockholder listed has the sole power to vote and direct disposition of the shares of common stock shown as beneficially owned by such stockholder. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of the following shares which such person or group has the right to acquire pursuant to options, warrants, convertible equity securities or subscription agreements that are exercisable, convertible or obtainable within 60 days of the date hereof: Mr. H. Irwin Levy - 3,715,000 shares; Mr. Marden - 1,616,666 shares; Mr. Gimelstob - 1,566,666 shares; Mr. Halperin - 2,566,667 shares; Mr. Wise - 182,000 shares; Mr. Mark F. Levy - 120,000 shares; Mr. Green - 20,000 shares; Mr. Steffann
         - 250,000 shares; Mr. Jaiven - 25,000 shares; and all executive officers and directors as a group - 4,312,000 shares. See "Executive Compensation".

(2)      Includes 166,666 shares owned by a corporation controlled by Mr. Levy.

(3) Includes 227,410 shares owned by a retirement trust controlled by Mr. Wise. Also includes the following shares, as to which Mr. Wise disclaims beneficial ownership: 389,502 shares owned by Mr. Wise's wife, 65,000 shares owned by Mr. Wise's child, 50,400 shares owned jointly by Mr. Wise's wife and his mother and 18,000 shares owned by a general partnership controlled by Mr. Wise's wife.

(4) Includes 10,000 shares owned by Mr. Levy's wife, 7,500 shares owned by Mr. Levy as guardian for his minor children and 41,666 shares owned by a corporation controlled by Mr. Levy as guardian for his minor children. Mr. Levy disclaims beneficial ownership as to these shares. Mark Levy is H. Irwin Levy's son.

(5) Includes 20,000 shares owned by Mr. Green's wife and 10,000 shares owned by a trust of which Mr. Green's wife is a trustee. Mr. Green disclaims beneficial ownership as to these shares.

(6)      Less than 1%.

                              SECURITY OWNERSHIP OF
              CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ANDATACO

         The following table sets forth certain information regarding the ownership of Andataco's common stock as of July 31, 1999 by: (i) each director and nominee for director; (ii) each executive officer; (iii) all executive officers and directors of Andataco as a group; and (iv) all those known by Andataco to be beneficial owners of more than five percent of its common stock.

                                                                    Beneficial Ownership (1)
                                                                    ------------------------
                                                               Number of           Percent
Beneficial Owner                                                Shares            of Total
----------------                                                ------            --------
nStor Technologies, Inc.                                     19,634,185            77.2%
100 Century Boulevard
West Palm Beach, Florida 33417
Harris Ravine (2)                                               409,200             1.6%
Melville Straus (3)                                              44,000               *
Cornelius McMullan (4)                                           32,200               *
Jack Corrao (5)                                                  31,000               *
W. David Sykes                                                        0               *
All executive officers and directors as a group                 516,400              2.0%
(5 persons) (6)

-----------------------
  * Less than one percent.

(1)      This table is based upon information supplied by officers, directors and principal stockholders and
         Schedules 13D and 13G, if any, filed with the SEC.  Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Andataco believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated
         as beneficially owned.  Applicable percentages are based on 25,432,303 shares outstanding on July 31,
         1999, adjusted as required by rules promulgated by the SEC.  Except as shown otherwise in the table, the address of each stockholder listed is in care of Andataco at 10140 Mesa Rim Road, San Diego, California
         92121.

(2)      Includes 409,200 shares subject to options exercisable within 60 days of July 31, 1999.

(3)      Includes 4,000 shares subject to options exercisable within 60 days of July 31, 1999.  Mr. Straus is Mr.
         Sykes' uncle.

(4)      Includes 32,200 shares subject to options exercisable within 60 days of July 31, 1999.

(5)      Includes 31,000 shares subject to options exercisable within 60 days of July 31, 1999.

(6)      Includes 476,400 shares subject to options exercisable within 60 days of July 31, 1999.


                    PROPOSAL TWO: ELECTION OF nSTOR DIRECTORS


         nStor's Restated Certificate of Incorporation provides that the number of directors constituting its board shall be not less than three, with the exact number to be fixed from time to time by the board. The board has fixed at five the number of directors that will constitute the board for the coming year.

         Messrs. Michael L. Wise, Bernard R. Green, H. Irwin Levy (Chairman of the Board), Mark F. Levy, and Lawrence F. Steffann have been nominated for election as directors of the nStor board of directors. Each of the nominees for election as a director is a current member of nStor's board.

         It is intended that the shares represented by the enclosed proxy will be voted equally for the election of the five nominees listed above, unless otherwise instructed. The board of directors of nStor has no reason to believe that any of the nominees will refuse to act or be unable to accept election; however, in the event that one or more of the nominees is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the board.

         Pursuant to nStor's Restated Certificate of Incorporation, the election of directors is by cumulative voting. Each holder of common stock is entitled to that number of votes equal to the number of votes which he or she would be entitled to cast for the election of directors with respect to his or her shares of common stock, multiplied by the number of directors to be elected (in this case, five), and he or she may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as he or she may see fit. If you execute and return your proxy in blank, you are authorizing the holders thereof to vote your shares for the nominees as they determine is appropriate. The five nominees receiving the highest number of votes will be elected.

         nStor's board unanimously recommends a vote "FOR" the following nominees as directors. The holders of proxies intend to vote for the following nominees as directors.

         For your review, we furnish the following information about each of the nominees. This information includes all positions each of the director nominees has held with nStor and the nominees' other principal occupations during the last five years.

         H. Irwin Levy, 73, currently serves as Chairman of the Board of Directors of nStor, and has been a director of the company since 1995. Mr. Levy previously served as Chairman of the Board of the company from 1987 until July 1991. In addition, Mr. Levy has served as Chairman of the Board and Chief Executive Officer of Hilcoast Development Corp. and certain affiliated companies, all of which are currently privately held businesses, since August 1992. Since December 1997, Mr. Levy has served as Chairman of the Board of CV Reit, Inc., a New York Stock Exchange-listed Real Estate Investment Trust and was Chairman of the Board and Chief Executive Officer of CV Reit from 1985 until July 1992. He is currently of counsel to the West Palm Beach law firm of Levy Kneen Mariani Curtin Kornfeld and del Russo, which has provided legal services to nStor.

         Michael L. Wise, 55, currently serves as Vice Chairman of the Board of Directors of nStor. Mr. Wise has served as a director of the company since 1989. In addition, Mr. Wise is currently Chairman of the Board of Directors and Chief Executive Officer of Netword, Inc., a publicly held company that provides a utility for navigating the Internet. Mr. Wise has been associated with nStor in various positions since 1986, including as the company's President from March 1989 until December 1990 and from October 1992 until July 1996, and was the founder of IMNET Corporation of Delaware, which became a subsidiary of nStor in 1988. Mr. Wise served as President and Chairman of the Board of IMNET from July 1986 to June 1990. Mr. Wise has a Ph.D in physics.

         Lawrence F. Steffann, 47, was appointed President and a director of nStor in June 1998. Previously, from January 1997 to May 1998, Mr. Steffann was President of World Wide Ventures, a company which provided consulting services to start-up technology companies. Prior to that, he held numerous executive management positions with Boca Research, Inc. from September 1990 to January 1997, including Chief Operating Officer from August 1995 to January 1997.

         Mark F. Levy, 44, currently serves as a director and as a Vice President of nStor. Mr. Levy has been a director of the company since 1992, and previously served as Vice President, Secretary and a director of the company from 1985 to 1990, and as President of the company from July 1996 to June 1998. In addition, Mr. Levy is President of Cenvill Recreation, Inc. and certain affiliated companies, all of which are privately held businesses. Mr. Levy is the son of H. Irwin Levy, and is licensed to practice law in the State of Florida.

         Bernard R. Green, 80, has been a director of nStor since 1997. Mr. Green is a consultant to, and previously for more than forty years, was the managing or senior partner of, the accounting firm of Friedman, Alpren & Green of New York, New York and West Palm Beach, Florida. Mr. Green previously served as a director of Hilcoast Development Corp. from July 1992 until February 1997 and has been a private investor for more than twenty years.

               PROPOSAL THREE: APPROVAL OF AN AMENDMENT TO nSTOR'S
              RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE
                 AUTHORIZED NUMBER OF SHARES OF ITS COMMON STOCK


General

         The board of directors of nStor has unanimously adopted a resolution to submit to a vote of the stockholders a proposal to amend paragraph 4(a) of the company's Restated Certificate of Incorporation to increase the number of shares of common stock which nStor is authorized to issue from 40,000,000 to 75,000,000.

         The full text of paragraph 4(a) of the Restated Certificate of Incorporation, if amended as proposed, would read as follows:

         "4(a) The total number of shares which the Corporation is authorized to issue is seventy six million (76,000,000). The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock." The number of shares of Preferred Stock authorized to be issued is one million (1,000,000) and the number of shares of Common Stock authorized to be issued is seventy five million (75,000,000). The Preferred Stock shall have a par value of $.01 per share and the Common Stock shall have a par value of $.05 per share. The aggregate par value of all shares of Preferred Stock is $10,000 and the aggregate par value of all shares of Common Stock is $3,750,000."

         The terms of the additional shares of common stock will be identical to those of the currently outstanding common stock. However, because stockholders have no preemptive rights to purchase any additional shares of common stock which may be issued, the issuance of additional shares will reduce the percentage interest of current stockholders in the total outstanding shares. Approval of this proposal will not increase the number of shares of preferred stock authorized. The relative rights and limitations of the common stock and preferred stock would remain unchanged under this proposal.

Purposes and Effects of Increasing the Number of Authorized Shares of Common
Stock

         If approved by nStor's stockholders, this proposal would increase the number of shares of common stock which nStor is authorized to issue from 40,000,000 to 75,000,000. The additional 35,000,000 shares, if and when issued, would have the same rights and privileges as the currently outstanding shares of common stock of nStor.

         The board of directors of nStor recommends the proposed increase in the authorized number of shares of common stock to ensure an adequate supply of authorized and unissued shares of common stock for one or more of the following purposes:

         o        to provide sufficient shares to complete the merger;

         o        additional issuances under nStor's 1996 Stock Option Plan;

         o the raising of additional capital for the operations of the company;

         o        the conversion of nStor's convertible preferred stock;

         o        the financing of acquisitions of other businesses;

         o the satisfaction of the company's contingent obligations to issue common stock; and

         o        the retirement of outstanding company debt obligations.

         Except as described in this joint proxy statement/prospectus, there are currently no plans or arrangements relating to the issuance of any of the additional shares of common stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by nStor's Restated Certificate of Incorporation, its Bylaws, its listing agreement with the AMEX or other principal national securities exchange or system, or applicable law.

         The increase in the number of authorized shares of common stock has not been proposed for any anti-takeover purpose and the board of directors and members of management of nStor have no knowledge of any current effort to obtain control of nStor or to accumulate large amounts of its common stock. However, the availability of additional shares of common stock could make any attempt to gain control of nStor or of the board of directors more difficult. Shares of authorized but unissued common stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of nStor which might have the effect of discouraging or lessening the likelihood of such a change of control. Such shares could also be issued to other persons or entities who support the board of directors in opposing a takeover attempt that the board considers not to be in the best interests of nStor and its stockholders.

         In evaluating this proposal, stockholders should consider the effect of certain other provisions of nStor's Restated Certificate of Incorporation and Bylaws that may have anti-takeover consequences, including:

         o the authorization of 1,000,000 shares of preferred stock, the terms of which may be fixed by the board of directors without further action by nStor's stockholders;

         o the provision that standing directors may only be removed by a majority vote of stockholders;

         o the limitation on the ability of stockholders to call a special meeting; and

         o the provision that vacancies in, and newly created directorships resulting from an increase in the number of directors on, the board of directors may be filled by a majority of the remaining directors.

Vote Required; Effective Date of Amendment to Restated Certificate of Incorporation; Recommendation of the Board of Directors

         If this proposal is approved by the holders of a majority of the outstanding shares of nStor's common stock and preferred stock, voting together, it will become effective upon the filing by the company of a Certificate of Amendment to its Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to be done as soon as practicable after stockholder approval is obtained. The directors and executive officers of nStor intend to vote their shares in favor of this proposal.

         For the reasons described above, nStor's board unanimously recommends that the stockholders vote "FOR" the proposal to amend nStor's Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 40,000,000 to 75,000,000.

     PROPOSAL FOUR: APPROVAL OF AN AMENDMENT TO nSTOR'S RESTATED CERTIFICATE
          OF INCORPORATION TO ELIMINATE CUMULATIVE VOTING FOR DIRECTORS


General

         The board of directors of nStor has unanimously adopted a resolution to submit to a vote of the stockholders a proposal to amend nStor's Restated Certificate of Incorporation to eliminate cumulative voting in future elections of directors.

         Cumulative voting is presently permitted by Article 8 of nStor's Restated Certificate of Incorporation. The effects of cumulative voting are described below and under "Proposal Two: Election of Directors" above. Under Delaware law, stockholders do not have cumulative voting rights in the election of directors unless nStor's Certificate of Incorporation specifically provides such rights.

Proposed Amendments to Restated Certificate of Incorporation

         The full text of Article 8 of the Restated Certificate of Incorporation, if amended as proposed, would read as follows:

         "8. No holder of any class of stock of the Corporation shall be entitled to cumulate votes in connection with any election of directors of the company."

Conforming Amendment to Bylaws

         If this proposal is adopted by the stockholders, in order to make the Bylaws consistent with the amendment of the Restated Certificate of Incorporation set forth in this proposal, upon effectiveness of the filing of the Articles of Amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the third and fourth paragraphs of
Section 2.9 of the Bylaws of the company would be deleted in their entirety and replaced with the following paragraph:

         "Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder."

Description of Operation of Cumulative Voting

         Cumulative voting entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the total number of directors to be elected, and to cast all such votes for one nominee or distribute the votes among up to as many candidates as there are positions to be filled. See "Proposal Two: Election of Directors" above. Without cumulative voting, a stockholder group must hold a majority of the company's voting shares to cause the election of one or more nominees. Cumulative voting enables a minority stockholder or group of stockholders holding a relatively small number of shares to elect a representative or representatives to the board. For example, in the election of five directors, with cumulative voting, a stockholder or stockholders holding greater than approximately 18% of the voting shares is guaranteed the ability to elect one director.

Effect of and Reasons for the Amendments

         The elimination of cumulative voting will make it more difficult for a minority stockholder to obtain representation on the board of directors without the concurrence of the holders of a majority of the shares of common stock and preferred stock, voting together.

         The board of directors believes that the elimination of cumulative voting is advantageous to nStor and its stockholders because each director of a publicly-held corporation has a duty to represent the interests of all stockholders rather than any specific stockholder or group of stockholders. The presence on the board of directors of one or more directors representing the interests of a minority stockholder or group of stockholders could disrupt the management of nStor and prevent it from operating in the most effective manner. Furthermore, the election of directors who view themselves as representing a particular minority constituency could introduce an element of discord on the board of directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. Providing for majority rule voting in the election of directors by eliminating cumulative voting will help ensure that each director acts in the best interests of all stockholders.

         Approval of the proposed amendment may render more difficult any attempt by a stockholder or group of stockholders of a significant number of voting shares, but less than a majority, to change or influence the management or policies of the company. In addition, under certain circumstances, the proposed amendment, along with other measures that may be viewed a having anti-takeover effects, may discourage any unfriendly acquisition or business combination that might result in payment of a premium over the market price for the shares held by the stockholder. For example, the proposed amendment may discourage the accumulation of large minority stockholders (as a prelude to an unfriendly acquisition or business combination proposal or otherwise) by persons who would not make that acquisition without being assured of representation on the board of directors.

Vote Required; Effective Date of Amendment to Restated Certificate of Incorporation; Recommendation of the Board of Directors

         If the proposed amendment is approved by the holders of a majority of the outstanding shares of common stock and preferred stock, voting together, it will become effective upon the filing by the company of a Certificate of Amendment to the company's Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to be done as soon as practicable after stockholder approval is obtained. The directors and executive officers of the company intend to vote their shares in favor of the proposed amendment.

         For the reasons described above, nStor's Board unanimously recommends that the stockholders vote "FOR" the proposed amendment to nStor's Certificate of Incorporation to eliminate cumulative voting for directors.

           PROPOSAL FIVE: AMENDMENT OF nSTOR'S 1996 STOCK OPTION PLAN

General

         The nStor board of directors believes that the future growth and success of the company depends, in large part, upon the company's ability to attract, motivate and retain competitively superior employees, and that stock option grants have been and will continue to be an important element in achieving this goal by furthering an alignment of participating employees' interests with those of the company's stockholders, thereby promoting the company's long-term growth and profitability. Accordingly, effective October 5, 1996, nStor's board adopted the company's 1996 Stock Option Plan. nStor's stockholders approved the Plan in May 1997. The purpose of the Plan is to provide an additional incentive to attract, motivate and retain persons with outstanding abilities and skills who provide important services to the company and upon whose efforts and judgment the success of the company importantly depends, by affording such persons the opportunity to benefit from rising values of the company's common stock.

         The board of directors of nStor has unanimously approved, subject to approval by nStor's stockholders, an amendment to the 1996 Stock Option Plan to increase from 2,500,000 to 5,000,000 the number of shares of nStor's common stock available for issuance under the Plan, in order to ensure that a sufficient number of shares are available for issuance to current and newly-hired key employees.

Summary of the 1996 Stock Option Plan

         In furtherance of its purposes, the 1996 Stock Option Plan authorizes, among other things:

         o the granting of incentive or nonqualified stock options to purchase nStor's common stock to persons selected by the administrators of the Plan from a class of key employees, directors, officers and consultants of nStor, including non-employees who render valuable contributions to the company (presently approximately 37 persons);

         o initial grants of stock options to purchase such number of shares of common stock as the board may determine, to non-employee directors elected to the board by the stockholders or appointed to the board by the board, subsequent to October 5, 1996; and

         o automatic annual grants to non-employee directors, effective each anniversary of those directors' appointment to the board, of stock options to purchase 20,000 shares each of common stock.

         The Plan provides that it is to be administered by a committee consisting of not less than two non-employee directors designated by nStor's board or, if a committee is not designated, then by the entire board.

         Except for the annual grants to non-employee directors, the Plan's administrators in their sole discretion determine the persons to be awarded options, the number of shares subject to the options and the exercise price and other terms of the options. In addition, the Plan's administrators have full power and authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to prescribe the form of any agreement or instrument executed in connection with the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The acts of the Plan's administrators are final, conclusive and binding upon all interested parties, including the company, its stockholders, its officers and employees, recipients of grants under the Plan, and all persons or entities claiming by or through such persons. The Plan's administrators, however, have no discretion with respect to the annual grants to non-employee directors.

         As originally adopted, an aggregate of 2,500,000 shares of common stock were reserved for issuance upon exercise of options granted under the Plan. If this proposal is approved by the company's stockholders, the aggregate number of shares reserved for issuance upon the exercise of options granted under the Plan would be increased to 5,000,000. The shares acquired upon the exercise of options granted under the Plan are authorized and issued shares of common stock. The company's stockholders have no preemptive rights to purchase or subscribe for any common stock by reason of the reservation and issuance of common stock under the Plan. If any option granted under the Plan expires or terminates for any reason other than having been exercised in full, the unpurchased shares subject to that option will again be available for issuance under the Plan.

Certain Terms and Conditions

         All grants of options under nStor's 1996 Stock Option Plan must be evidenced by a written agreement between the company and the grantee. Such agreement must contain such terms and conditions as the Plan's administrators prescribe, consistent with the Plan, including, without limitation, the number of shares, the exercise price, the term and any restrictions on the exercisability of the options granted.

         Under the Plan, the option price per share of common stock may be any price determined by the Plan's administrators at the time of grant; except that the option price of an incentive stock option granted under the Plan may not be less than the fair market value per share of common stock on the date of grant (or less than 110% of the fair market value for stockholders who own more than 10% of the company's stock). The term "fair market value" is defined under the Plan as the average high and low sale prices of the common stock as reported by the National Association of Securities Dealers Automated Quotations on the date of grant, or, if the common stock is listed on a stock exchange, the average of the high and low sale price of the common stock on that date, as reported by the Wall Street Journal. The closing price per share of nStor's common stock on August 18, 1999 as reported by the AMEX was $2.50. The exercise price of an option may be paid in cash, by certified or official bank check, by money order, by delivery of already owned shares of common stock having a fair market value equal to the exercise price, or by a combination of the foregoing. Cash payments will be used by the company for general corporate purposes. Payments made in common stock must be made by delivery of stock certificates in negotiable form.

         The use of already owned shares of common stock applies to payment for the exercise of an option in a single transaction and to the "pyramiding" of already owned shares in successive, simultaneous option exercises. In general, "pyramiding" permits an option holder to start with as little as one share of common stock and exercise an entire option to the extent then exercisable (no matter what the number of shares subject thereto). By utilizing already owned shares of common stock, no cash (except for fractional share adjustments) is needed to exercise an option. Consequently, the optionee would receive common stock equal in value to the spread between the fair market value of the shares subject to the option and the exercise price of the option.

         No option granted under the Plan is assignable or transferable, other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option is exercisable only by the optionee. The expiration date of an option is determined by the Plan's administrators at the time of the grant, but in no event may an option be exercised after the expiration of 10 years from the date of grant. Unless otherwise provided for by the Plan's administrators, options will vest at a rate of 20% per year, based upon the anniversary of the date of grant, commencing upon the first year anniversary of the grant of the option. Accordingly, upon the fifth anniversary of the grant, the option will become 100% vested. The Plan's administrators may, in their sole discretion, accelerate the date on which any option may be exercised. Each outstanding option will automatically become exercisable in the event of certain transactions, including certain changes in control of the company, certain mergers and reorganizations, and certain dispositions of substantially all the company's assets.

         Unless otherwise provided for by the Plan's administrators, one year after the date on which an optionee's employment is terminated by reason of retirement, death, or permanent and total disability (as defined in the Plan), the unexercised portion of any vested options granted under the Plan, together with all options which would have otherwise vested and become exercised in the one year period following the applicable events, will automatically be terminated. Unless otherwise provided by the Plan's administrators, the unexercised portion of any vested options granted under the Plan will automatically be terminated three months after the date on which an optionee's employment is terminated for any other reason. The unexercised portion of any vested options will automatically be terminated immediately on the date on which an optionee's employment is terminated for "cause," as defined in the Plan.

         To prevent certain types of dilution of the rights of a holder of an option, the Plan provides for appropriate adjustment of the number of shares for which options may be granted, the number of shares subject to outstanding options and the exercise price of outstanding options in the event of any increase or decrease in the number of issued and outstanding shares of the company's capital stock resulting from a stock dividend, recapitalization, merger, reorganization or other capital adjustment of the company. The board has discretion to make appropriate antidilution adjustments to outstanding options in the event of a merger, consolidation or other reorganization of the company.

         The Plan will expire on October 5, 2006, and any option outstanding on such date will remain outstanding until it expires or is exercised. The Board may amend or terminate the Plan or any option at any time, without the approval of the stockholders, provided that any amendment may not adversely affect the rights of an optionee under an outstanding option without the optionee's consent. In addition, no such amendment may, without approval of the company's stockholders increase the number of shares of common stock reserved for issuance under the Plan, or materially modify the requirements for eligibility to receive options under the Plan.

Federal Income Tax Consequences

         The nStor 1996 Stock Option Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code, nor is it subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options

         An optionee granted a nonqualified stock option under the Plan will generally recognize, at the date of exercise of such option, ordinary income equal to the difference between the exercise price and the fair market value of the shares of common stock subject to the nonqualified stock option. This taxable ordinary income will be subject to federal income tax withholding requirements, and the company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the company and is reasonable, and provided that either the employee includes that amount in his or her income, or the company timely satisfies its reporting requirements with respect to that amount.

         If an optionee exercises a nonqualified stock option by delivering shares of the company's common stock, the optionee will not recognize gain or loss with respect to the exchange of such shares, even if the fair market value of those shares is different from the optionee's tax basis. The optionee, however, will be taxed as described above with respect to the exercise of the nonqualified stock option as if he had paid the exercise price in cash, and the company likewise generally will be entitled to an equivalent tax deduction. Provided a separate identifiable stock certificate is issued therefor, the optionee's tax basis in that number of shares received on such exercise which is equal to the number of shares surrendered on such exercise will be equal to his or her tax basis in the shares surrendered, and his or her holding period for such number of shares received will include the holding period for the shares surrendered. The optionee's tax basis and holding period for the additional shares received on exercise of a nonqualified stock option paid for, in whole or in part, with shares will be the same as if the optionee had exercised the nonqualified stock option solely for cash.

Incentive Stock Options

         The Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Internal Revenue Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an incentive stock option. However, an employee who exercises an incentive stock option by delivering shares of common stock previously acquired pursuant to the exercise of an incentive stock option is treated as making a "disqualifying disposition" (as defined below) of such shares if the employee delivers such shares before the expiration of the holding period applicable to such shares. The applicable holding period is the longer of two years from the date of grant or one year from the date of exercise. The effect of this provision is to prevent "pyramiding" the exercise of an incentive stock option (i.e., the exercise of the incentive stock option for one share and the use of that share to make successive exercises of the incentive stock option until it is completely exercised) without the imposition of current income tax.

         If, subsequent to the exercise of an incentive stock option (whether paid for in cash or in shares), the optionee holds the shares received upon exercise for a period that exceeds two years from the date such incentive stock option was granted or, if later, one year from the date of exercise, the difference (if any) between the amount realized from the sale of such shares and their tax basis to the holder will be taxed as long-term capital gain or loss.

         In general, if, after exercising an incentive stock option, an employee disposes of the shares so acquired before the end of the required holding period (as described in the preceding paragraph), such optionee would be deemed to receive ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the shares as of the date the incentive stock option was exercised over the exercise price. Such an event is sometimes referred to as a "disqualifying disposition." If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Internal Revenue Code (were a loss in fact to be sustained), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the optionee's ordinary income would be limited to the gain (if any) from the sale. If the amount realized upon disposition exceeds the fair market value of the shares on the date of exercise, the excess would be treated as short-term or long-term capital gain, depending on whether the holding period for such shares exceeded one year.

         The amount by which the fair market value of the shares of common stock acquired pursuant to the exercise of an incentive stock option exceeds the exercise price of such shares under such option generally will be treated as an item of adjustment included in the optionee's alternative minimum taxable income for purposes of the alternative minimum tax for the year in which the option is exercised. If, however, there is a disqualifying disposition of the shares in the year in which the option is exercised, there will be no item of adjustment for purposes of the alternative minimum tax as a result of the exercise of the option with respect to those shares. If there is a disqualifying disposition in a year after the year of exercise, the income on the disqualifying disposition will not be considered income for purposes of the alternative minimum tax in that subsequent year. The optionee's tax basis for shares acquired pursuant to the exercise of an incentive stock option will be increased for purposes of determining his or her alternative minimum tax by the amount of the item of adjustment recognized with respect to such shares in the year the option was exercised.

         An income tax deduction is not allowed to the company with respect to the grant or exercise of an incentive stock option or the disposition, after the required holding period described above, of shares acquired upon exercise. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the company in an amount equal to the ordinary income to be recognized by the optionee, provided that such amount constitutes an ordinary and necessary business expense to the company and is reasonable, and either the employee includes that amount in his or her income or the company timely satisfies its reporting requirements with respect to that amount.

Options Granted Under the Plan

         nStor has granted under its 1996 Stock Option Plan an option to Lawrence F. Steffann, nStor's President, to purchase an aggregate of 750,000 shares of common stock at an exercise price of $1.20 per share. The grant to Mr. Steffann is contingent upon approval of the amendment of the Plan by nStor's stockholders. No other options which are contingent upon stockholder approval of the amendment have been granted under the Plan as of the date of this joint proxy statement/prospectus. As of August 18, 1999, the potential realizable value of the stock option granted to Mr. Steffann, based upon the closing price of $2.50 per share of nStor's common stock as reported by AMEX on such date, was $975,000.

         nStor's Board recommends a vote "FOR" the proposal to approve and ratify the adoption of the amendment to nStor's 1996 Stock Option Plan.

               PROPOSAL SIX: RATIFICATION OF THE REAPPOINTMENT OF
                          nSTOR'S INDEPENDENT AUDITORS


         The firm of BDO Seidman, LLP, certified public accountants, served as nStor's independent auditors for the fiscal year ended December 31, 1998. BDO Seidman has advised nStor that the firm does not have any direct or indirect financial interest in nStor or any of its subsidiaries, nor has the firm had any such interest in connection with nStor or its subsidiaries during the past year, other than in its capacity as nStor's independent auditors. nStor's board has selected BDO Seidman as nStor's independent auditors for the fiscal year ending December 31, 1999. Although the board is not required to do so, it is submitting its selection of nStor's independent auditors for ratification at the annual meeting, in order to ascertain the views of its stockholders. The board will not be bound by the vote of the stockholders; however, if the selection is not ratified, the board would reconsider its selection. One or more representatives of BDO Seidman may be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

         The nStor board recommends that the company's stockholders vote "FOR" ratification of the reappointment of BDO Seidman, LLP, as the company's independent auditors.

                               PROXY SOLICITATION

         Proxies are being solicited from nStor stockholders and Andataco stockholders by and on behalf of their respective boards of directors. nStor and Andataco will bear their own expenses for the solicitations, including the costs of preparing and mailing this joint proxy statement/prospectus to their respective stockholders. In addition to solicitation by mail, proxies may be solicited from nStor stockholders and Andataco stockholders by directors, officers and regular employees of nStor and Andataco, respectively, in person, by telecopy or by telephone. Such directors, officers and employees will not receive any additional compensation for such services but may be reimbursed for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of nStor common stock and preferred stock and Andataco common stock. Although there is no formal agreement to do so, nStor and Andataco, respectively, will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of nStor common stock and preferred stock and Andataco common stock held of record by such persons.

                                  LEGAL MATTERS

         The validity of the shares of nStor common stock to be issued in connection with the merger will be passed upon for nStor by Akerman, Senterfitt & Eidson, P.A., Fort Lauderdale, Florida.

                                     EXPERTS

         The consolidated financial statements of nStor incorporated by reference in this joint proxy statement/prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their report, incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

         The financial statements of Andataco incorporated in this joint proxy statement/prospectus by reference to Andataco's Annual Report on Form 10-K for the year ended OCtober 31, 1998 and nStor's Form 8-K filed June 23, 1999 have been so incorporated in reliance on the report of PriceWaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                          FUTURE STOCKHOLDER PROPOSALS

         nStor. At times, stockholders seek to nominate directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in nStor's proxy statement, nStor stockholders must timely submit nominations of directors or proposals in addition to meeting other legal requirements. nStor must receive proposals or nominations for the 2000 annual meeting no later than _________, 2000, for possible inclusion in the proxy statement and form of proxy relating to the meeting. The proposals must also comply in full with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934. Direct any proposals and questions to the Secretary of nStor.

         If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2000 annual meeting of stockholders, and the proposal is received by nStor on or before ___________, nStor will provide information in the proxy statement relating to that annual meeting as to the nature of the proposal and how persons named in the proxy solicited by the nStor board intend to exercise their discretion to vote on the matter.

         Andataco. If the merger does not occur, the deadline for submitting a stockholder proposal for inclusion in Andataco's proxy statement and form of proxy for the Andataco 2000 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 is October 29, 1999. Unless a stockholder who wishes to bring a matter before the stockholders at Andataco's 2000 annual meeting of stockholders notifies Andataco of such matter prior to January 15, 2000, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                                                    ANNEX A









                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                            NSTOR TECHNOLOGIES, INC.,

                              NTI ACQUISITION CORP.

                                       AND

                                 ANDATACO, INC.

                           DATED AS OF AUGUST 27, 1999




                                                 TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I

         DEFINITIONS..............................................................................................1
                  1.1      Definitions............................................................................1

ARTICLE II

         THE MERGER...............................................................................................2
                  2.1      Merger.................................................................................2
                  2.2      Closing................................................................................2
                  2.3      Articles of Organization and Bylaws of Surviving Corporation...........................2
                  2.4      Directors and Officers.................................................................2

ARTICLE III

         CONVERSION OR CANCELLATION OF THE COMPANY'S COMMON STOCK ................................................3
                  3.1      Conversion and Cancellation of The Company's Capital Stock.............................3
                  3.2      Dissenting Shares/Rights of Appraisal..................................................4
                  3.3      Exchange of Certificates...............................................................4
                                    (a)     Exchange Agent........................................................4
                                    (b)     Exchange Procedures...................................................5
                                    (c)     Distributions with Respect to Unexchanged
                                            Shares of nStor Common Stock..........................................5
                                    (d)     Fractional Shares.....................................................6
                                    (e)     Termination of Exchange Fund..........................................6
                                    (f)     No Liability..........................................................6
                                    (g)     Withholding Rights....................................................6
                                    (h)     Lost Certificates.....................................................6
                  3.4      No Further Rights......................................................................6
                  3.5      Closing of the Company's Transfer Books................................................7
                  3.6      Stock Options and Warrants.............................................................7
                  3.7      Tax Consequences.......................................................................7

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...........................................................8
                  4.1      Organization, Standing, etc. of the Company............................................8
                  4.2      Authorization and Execution............................................................8


                                                        A-2


                  4.3      Capitalization.........................................................................8
                  4.4      SEC Reports and Financial Statements...................................................9
                  4.5      No Broker's or Finder's Fees...........................................................9
                  4.6      Opinion of Financial Advisor...........................................................9
                  4.7      Information Supplied...................................................................9

ARTICLE V

         REPRESENTATIONS AND WARRANTIES
         OF NSTOR AND THE NSTOR SUBSIDIARY.......................................................................10
                  5.1      Organization, Standing, etc., of nStor................................................10
                  5.2      Organization, Standing, etc., of nStor Subsidiary.....................................10
                  5.3      Authorization and Execution...........................................................10
                  5.4      Capitalization........................................................................11
                  5.5      SEC Reports and Financial Statements..................................................11
                  5.6      No Broker's or Finder's Fees..........................................................12
                  5.7      Information Supplied..................................................................12

ARTICLE VI

         COVENANTS OF THE COMPANY................................................................................12
                  6.1      Investigations........................................................................13
                  6.2      Operation of the Company..............................................................13
                  6.3      No Solicitation.......................................................................15
                  6.4      Board Approval, Fairness Opinion, Shareholder
                           Approval and Proxy Statement..........................................................17
                  6.5      Financial Statements and Reports......................................................18
                  6.6      Notice and Cure.......................................................................18
                  6.7      Best Efforts and Consents.............................................................18
                  6.8      Agreements and Covenants..............................................................19

ARTICLE VII

         COVENANTS OF NSTOR AND THE NSTOR SUBSIDIARY ............................................................19
                  7.1      Investigations........................................................................19
                  7.2      Conduct of Business of the nStor Subsidiary...........................................19
                  7.3      Operation of nStor....................................................................19
                  7.4      Obligation of nStor to Make Merger Effective and
                           The nStor Subsidiary's Shareholder Consent............................................19
                  7.5      Notice and Cure.......................................................................20
                  7.6      Best Efforts and Consents.............................................................20
                  7.7      Information for Proxy Statement for the Company's Shareholders........................20
                  7.8      Board Approval, Shareholder Approval, Proxy


                                                        A-3





                           Statement and Registration Statement..................................................20
                  7.9      Financial Statements and Reports......................................................21
                  7.10     Agreements and Covenants..............................................................21

ARTICLE VIII

         CONDITIONS..............................................................................................21
                  8.1      General Conditions....................................................................21
                                    (a)     Shareholder Approval.................................................21
                                    (b)     No Violations or Proceedings.........................................21
                                    (c)     Registration Statement...............................................22
                                    (d)     Amex Listing.........................................................22
                                    (e)     Approvals of Tribunals and Other Persons.............................22
                  8.2      Conditions to the Obligation of nStor and The nStor Subsidiary........................22
                                    (a)     Representations and Warranties True and Correct......................22
                                    (b)     Satisfaction of Obligations..........................................22
                                    (c)     Opinion of Counsel...................................................22
                  8.3      Conditions to Obligations of The Company..............................................22
                                    (a)     Representations and Warranties.......................................23
                                    (b)     Satisfaction of Obligations..........................................23
                                    (c)     Opinion of Counsel...................................................23
                                    (d)     Fairness Opinion.....................................................23
                                    (e)     nStor Stock Options..................................................23

ARTICLE IX

         TERMINATION; PAYMENT OF EXPENSES........................................................................23
                  9.1      Termination of Agreement and Abandonment of Merger....................................23
                                    (a)     Mutual Consent.......................................................23
                                    (b)     nStor or the Company.................................................23
                                    (c)     nStor or the nStor Subsidiary........................................24
                                    (d)     Company..............................................................24
                  9.2      Effect of Termination.................................................................24
                  9.3      Amendment.............................................................................24
                  9.4      Extension; Waiver.....................................................................24
                  9.5      Fees and Expenses.....................................................................25

ARTICLE X

         FURTHER COVENANTS.......................................................................................25
                  10.1     nStor to Cause nStor Subsidiary and Surviving
                           Corporation To Perform................................................................25
                  10.2     Indemnification and Insurance of Company Officers and Directors.......................25


                                                        A-4





                  10.3     Binding Effects.......................................................................26

ARTICLE XI

         GENERAL.................................................................................................27
                  11.1     Release of Information................................................................27
                  11.2     Notices...............................................................................27
                  11.3     Successors and Assigns................................................................28
                  11.4     Further Assurances....................................................................28
                  11.5     Specific Performance..................................................................28
                  11.6     Severability..........................................................................29
                  11.7     Entire Agreement......................................................................29
                  11.8     Governing Law.........................................................................29
                  11.9     Certain Construction Rules............................................................29
                  11.10    Survival of Covenants, Representations and Warranties.................................29
                  11.11    Counterparts..........................................................................29


                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), dated as of August 27, 1999, among nStor Technologies, Inc., a Delaware corporation ("nSTOR"), NTI Acquisition Corp., a Florida corporation and a wholly owned subsidiary of nStor (the "nSTOR SUBSIDIARY"), and Andataco, Inc., a Massachusetts corporation (the "COMPANY").

                                    RECITALS:

         A. The respective Boards of Directors of nStor, the nStor Subsidiary and the Company have each approved the merger of the nStor Subsidiary into the Company (the "MERGER"), whereby (other than shares of Company Common Stock (as hereinafter defined) owned directly or indirectly by nStor and Dissenting Shares (as defined in SECTION 3.2)), each outstanding share of the Class A Common Stock, par value $.01 per share, of the Company (the "COMPANY COMMON STOCK"), will be converted into the right to receive the Merger Consideration (as hereinafter defined), all upon the terms and subject to the conditions set forth in this Agreement. The Board of Directors of the Company has adopted resolutions recommending that the Company's shareholders approve the Merger.

         B. nStor, the nStor Subsidiary and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         C. nStor beneficially owns approximately 77% of the outstanding Company Common Stock.

         NOW, THEREFORE, in consideration of the mutual agreements, representations and warranties contained herein, and subject to the conditions contained herein, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, the terms set forth in
SCHEDULE 1.1 shall have the respective meanings set forth therein.

                                   ARTICLE II

                                   THE MERGER

         2.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), in accordance with this Agreement, the Massachusetts Business Corporation Law (the "MBCL") and the Florida Business Corporation Act (the "FBCA"), the nStor Subsidiary shall merge with and into the Company and the separate existence and corporate organization of the nStor Subsidiary (except as may be continued by operation of law) shall cease and the Company shall survive the Merger as the surviving corporation (the "SURVIVING CORPORATION"). The Surviving Corporation shall succeed to and possess all of the estates, properties (real, personal and mixed) rights, privileges, powers, franchises, immunities, purposes, and all and every other interest of, or belonging to, the Company or the nStor Subsidiary, all without further act or deed; and the Surviving Corporation shall be subject to all the debts, liabilities, obligations, restrictions, disabilities, penalties and duties of the Company and the nStor Subsidiary, all without further act or deed. nStor shall not assume any debts, liabilities, obligations, restrictions, disabilities, penalties or duties of the Company, the nStor Subsidiary or the Surviving Corporation.

         2.2 Closing. The Closing of the Merger (the "CLOSING") shall take place at the offices of Akerman, Senterfitt & Eidson, P.A., 450 East Las Olas Blvd., Ft. Lauderdale, Florida 33301, at 10:00 a.m., Ft. Lauderdale, Florida, on a date to be specified by nStor or the nStor Subsidiary, which shall be no later than the third business day after satisfaction of the last to occur of the conditions set forth in ARTICLE VIII, or at such other time and place or on such other date as nStor and the Company may agree. On the Closing Date, (i) Articles of Merger (which shall be completed as appropriate to reflect the terms of this Agreement) shall be executed, delivered, filed and recorded in accordance with the MBCL, and (ii) Articles of Merger (which shall be completed as appropriate to reflect the terms of this Agreement) shall be executed, delivered, filed and recorded in accordance with the FBCA, unless otherwise agreed by the parties in writing. The Merger shall become effective when such Articles of Merger are duly filed with the Secretary of State of the State of Florida and the Secretary of the Commonwealth of Massachusetts, or at such other time as the nStor Subsidiary and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

         2.3 Articles of Organization and Bylaws of Surviving Corporation. From and after the Effective Time, the Articles of Organization, as amended, of the Company immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation, until further amended in accordance with the MBCL. From and after the Effective Time, the Bylaws, as amended, of the Company immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until further amended in accordance with the MBCL.

         2.4 Directors and Officers. The directors of nStor Subsidiary immediately prior to the Effective Time shall be the directors of the Surviving Corporation, with each to serve as such until his or her respective successor is duly elected and qualified in the manner provided in the Articles of Organization and Bylaws of the Surviving Corporation, or his or her earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, with each to serve as such until his or her respective successor is duly elected and qualified in the manner provided in the Articles of Organization and Bylaws of the Surviving Corporation, or his or her earlier death, resignation or removal.


                                   ARTICLE III

            CONVERSION OR CANCELLATION OF THE COMPANY'S COMMON STOCK

         3.1 Conversion and Cancellation of The Company's Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the nStor Subsidiary, the Company or the holder of any of the following securities:

                  (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares and shares canceled in accordance with SECTION 3.1(c), shall be converted into and represent the right to receive, without interest, that number of shares of common stock, par value $0.50 per share, of nStor ("NSTOR COMMON STOCK") obtained by dividing Thirty One Cents ($0.31) by the average closing price ("AVERAGE PRICE") of a share of nStor Common Stock on The American Stock Exchange ("AMEX") for the ten (10) trading days immediately prior to the date of the Company Special Meeting (the "EXCHANGE RATIO"); provided, however, that if between the date of this Agreement and the Effective Time the outstanding shares of Company Common Stock or nStor Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. Nothing stated in the immediately preceding sentence shall be construed as providing the holders of Company Common Stock any preemptive or antidilutive rights other than in the case of a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, and there shall be no adjustment to the Exchange Ratio in the event that nStor issues or agrees to issue any shares of nStor Common Stock between the date hereof and the Effective Time, whether for cash, through option grants, option or warrant exercises, in acquisitions, or in other transactions. At the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior thereto shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of SECTION 3.3(b), certificates evidencing such number of whole shares of nStor Common Stock into which such Company Common Stock was converted in accordance with the Exchange Ratio and any cash in lieu of fractional shares of nStor Common Stock paid in consideration therefor pursuant to SECTION 3.3(d).

                  (b) At the Effective Time, each share of Company Common Stock, if any, held in the Company's treasury and each share of the Company Common Stock owned by the nStor Subsidiary, nStor or any direct or indirect wholly owned subsidiary of either of them at the Effective Time shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) Each share of common stock of the nStor Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

         3.2      Dissenting Shares/Rights of Appraisal.

                  (a) Shares of Company Common Stock held by each shareholder who has not voted such shares in favor of the Merger as to which appraisal shall have been duly demanded and perfected in accordance with Section 86 of the MBCL and Section 1300 of the California Corporations Code (the "CCC") where the holder thereof has not effectively withdrawn or forfeited such right to such appraisal ("DISSENTING SHARES") shall not be converted into, represent the right to receive, or be exchangeable for the Merger Consideration due with respect to such class of Capital Stock, unless such holder shall have forfeited such holder's right to appraisal under the MBCL or the CCC or withdrawn, with the consent of the Company, such holder's demand for appraisal. If such holder has forfeited or withdrawn such holder's right to appraisal of Dissenting Shares, then, as of the Effective Time, or the occurrence of such event, whichever last occurs, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive, and be exchangeable for, the Merger Consideration due with respect to such class of Capital Stock.

                  (b) The Company shall give nStor (i) prompt written notice of any written demands for appraisal of any shares of Capital Stock of the Company, withdrawals of such demands, and any other instruments served pursuant to the MBCL or CCC and received by the Company and (ii) the opportunity to direct and control all negotiations and proceedings with respect to demands for appraisal under the MBCL or CCC. The Company shall not, except with the prior written consent of nStor, make any payment with respect to any demands for appraisal of Capital Stock of the Company or settle or offer to settle any such demands.

         3.3      Exchange of Certificates.

                  (a) Exchange Agent. nStor shall deposit, or shall cause to be deposited, with a bank, trust company or other entity as may be designated by nStor and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this SECTION 3, through the Exchange Agent, at the Effective Time, (i) certificates evidencing the shares of nStor Common Stock issuable pursuant to SECTION 3.1 in exchange for outstanding shares of Company Common Stock (including

Company Common Stock issued upon exercise or conversion, as applicable, of Options and Warrants prior to the Effective Time as set forth in SECTION 3.6) and (ii) upon the request of the Exchange Agent, cash in an amount sufficient to make any cash payment in lieu of fractional shares of nStor Common Stock pursuant to SECTION 3.3(d) (such certificates for shares of nStor Common Stock, together with any dividends or distributions with respect thereto, and cash in lieu of fractional shares of nStor Common Stock being hereafter collectively referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the nStor Common Stock contemplated to be issued pursuant to SECTION 3.1 out of the Exchange Fund to holders of shares of Company Common Stock. Except as contemplated by SECTION 3.3(e) hereof, the Exchange Fund shall not be used for any other purpose. Any interest, dividends or other income earned on the investment of cash or other property held in the Exchange Fund shall be for the account of nStor.

                  (b) Exchange Procedures. nStor shall instruct the Exchange Agent to mail, within five (5) business days after the Effective Time, to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as nStor may reasonably specify) and
(ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing shares of nStor Common Stock and cash (if any). Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (A) certificates evidencing that number of whole shares of nStor Common Stock that such holder has the right to receive in accordance with the Exchange Ratio in respect of the shares of Company Common Stock formerly evidenced by such Certificate, (B) any dividends or other distributions to which such holder is entitled pursuant to SECTION 3.3(c), and (C) cash in lieu of fractional shares of nStor Common Stock to which such holder is entitled pursuant to SECTION 3.3(d) (the shares of nStor Common Stock, and the dividends, distributions and cash described in clauses (A), (B) and (C) being, collectively, the "MERGER CONSIDERATION"), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, Merger Consideration may be issued and paid in accordance with this ARTICLE III to a transferee if the Certificate evidencing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid or by the transferee requesting such payment paying to the Exchange Agent any such transfer tax. Until surrendered as contemplated by this SECTION 3.3, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.

                  (c) Distributions with Respect to Unexchanged Shares of nStor Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to nStor

Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of nStor Common Stock represented thereby and no cash payment in lieu of fractional shares of nStor Common Stock shall be paid to any such holder pursuant to
SECTION 3.3(d), until the holder of such Certificate shall surrender such Certificate. Upon such surrender, there shall be paid to the Person in whose name the certificates representing the shares of nStor Common Stock into which such Certificates were converted and registered, all dividends and other distributions payable in respect of such nStor Common Stock on a date after, and in respect of a record date after, the Effective Time.

                  (d) Fractional Shares. No fraction of a share of nStor Common Stock shall be issued in the Merger and any such fractional share interest shall not entitle the owner thereof to vote or to any other rights of a stockholder of nStor. In lieu of any such fractional shares, each holder of Company Common Stock upon surrender of a Certificate for exchange pursuant to this SECTION 3.3 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (i) the Average Price by (ii) the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock then held of record by such holder).

                  (e) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six
(6) months after the Effective Time shall be delivered to nStor, upon demand, and any holders of Company Common Stock who have not theretofore complied with this ARTICLE III shall thereafter look only to nStor for the Merger Consideration to which they are entitled pursuant to this ARTICLE III.

                  (f) No Liability. Neither nStor nor the Company shall be liable to any holder of shares of Company Common Stock for any such shares of nStor Common Stock (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Withholding Rights. nStor or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as nStor or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by nStor or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by nStor or the Exchange Agent.

                  (h) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of nStor Common Stock, any cash in lieu of fractional shares and any unpaid dividends and distributions on shares of nStor Common Stock deliverable in respect thereof, pursuant to this Agreement.

         3.4 No Further Rights. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except the right to receive the Merger Consideration as provided herein or in the case of Dissenting Shares, as may be provided by applicable law.

         3.5 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of the Company Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration, as provided in this ARTICLE III, subject to applicable law in the case of Dissenting Shares.

         3.6      Stock Options and Warrants.

                  (a) The Company will (i) terminate, to the extent permitted by the terms thereof, the Company's 1991/1993 Consolidated Equity Plan, 1996 Consolidated Equity Plan and 1997 Equity Incentive Plan, as amended (collectively, the "COMPANY OPTION PLANS"), immediately before the Effective Time, without prejudice to the rights of the holders of outstanding Options issued pursuant to the Company Option Plans, (ii) grant no additional Options after the date of this Agreement under the Company Option Plans and (iii) grant no other options, warrants, rights, convertible securities or other agreements or commitments pursuant to which the Company is required to issue any shares of Capital Stock or any securities convertible into or exchangeable for Capital Stock.

                  (b) The Company shall provide written notice to all holders of outstanding Options issued pursuant to the Company Option Plans in accordance with the terms of the respective Company Option Plan that, at the option holder's election, the vesting period for any outstanding Options shall be accelerated and all such Options shall be deemed to be vested immediately prior to the Effective Time and holders of outstanding Options shall have the right to exercise their Options prior to the Effective Time in accordance with the respective terms and conditions of the Company Option Plans; provided, however, that any outstanding Options which are not exercised prior to the Effective Time shall terminate and the holders thereof shall have no rights with respect thereto following the Effective Time other than as set forth in this SECTION 3.6(b).

                  (c) At its sole and absolute discretion, nStor may issue options to continuing employees of the Company, pursuant to nStor's 1996 Stock Option Plan, as amended ("the nStor Option Plan"), on such terms and conditions as the administrators of the nStor Option Plan may deem appropriate.

         3.7 Tax Consequences. The Merger will be a taxable transaction for federal income tax purposes. Neither nStor, nStor Subsidiaries, nor the Company shall take a position on any tax return inconsistent with this Section 3.7.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to nStor and the nStor Subsidiary as follows:

         4.1 Organization, Standing, etc. of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted.

         4.2 Authorization and Execution. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption and approval of this Agreement and the Merger by the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Special Meeting (as defined herein), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and, subject to obtaining the requisite approval of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Special Meeting, the performance by the Company of this Agreement, the Merger and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. The Board of Directors of the Company, at meetings duly called and held, has (a) determined that the transactions contemplated by this Agreement, including the Merger, are fair to and in the best interests of the shareholders of the Company, (b) approved this Agreement and the transactions contemplated hereby, including, without limitation, the Merger, and (c) resolved to recommend that the Company's shareholders approve and adopt this Agreement, the Merger and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and subject to the execution and delivery of this Agreement by nStor and the nStor Subsidiary constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect, or (ii) the exercise by courts of equitable powers.

         4.3 Capitalization. The authorized Capital Stock of the Company consists of (a) 40,000,000 shares of Class A Common Stock, $0.01 par value per share, of which 25,432,303 shares are issued and outstanding, (b) 725,500 shares of Class A Common Stock reserved for issuance upon the exercise of outstanding Options, (c) [180,783] shares of Class A Common Stock reserved for issuance upon exercise of outstanding Warrants, (d) 2,250,000 shares of Class C

Common Stock of which none are issued and outstanding, and (e) no shares of Company Capital Stock are held in treasury. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. Except for the Options and the Warrants, there are no subscriptions, options, warrants, rights (including "phantom" stock rights), convertible securities or other agreements or commitments (contingent or otherwise) of any character (written or oral) pursuant to which the Company is required to issue any shares of Capital Stock or any securities convertible into or exchangeable for Capital Stock, or is otherwise required to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of Capital Stock or any rights to participate in the equity or net income of the Company. SCHEDULE 4.3 sets forth the number and exercise price of all outstanding Options and Warrants. As of the Closing Date, there will be no outstanding subscriptions, options (other than the Options), warrants (other than the Warrants), rights or any other agreements or commitments of any kind or any convertible or exchangeable securities of the sort described in the immediately preceding sentence. Except as set forth on SCHEDULE 4.3, there are not any shareholders' agreements, voting trusts or other agreements or understandings between or among shareholders or to which the Company is a party or by which it is bound with respect to the transfer or voting of any Capital Stock.

         4.4 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to nStor, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since August 1997, under the Exchange Act or the 33 Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "COMPANY SEC DOCUMENTS"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the 33 Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the Company as at the dates thereof and the results of operations and cash flows for the periods then ended.

         4.5 No Broker's or Finder's Fees. No broker, investment banker, financial advisor or other person, other than Quarterdeck Investment Partners, Inc. and Fleming Lessard & Shields LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company.

         4.6 Opinion of Financial Advisor. The Company has received the opinion of Fleming Lessard & Shields LLC to the effect that, as of that date, the consideration to be received in the Merger by the holders of Company Common Stock is fair from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to nStor.

         4.7 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by nStor in connection with the issuance of nStor Common Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the meeting of the Company's stockholders held to vote on approval of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder. No representation is made by the Company in this SECTION 4.7 with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by nStor or the nStor Subsidiary specifically for inclusion or incorporation by reference in the Proxy Statement.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                        OF NSTOR AND THE NSTOR SUBSIDIARY

         nStor and the nStor Subsidiary, jointly and severally, hereby represent and warrant to the Company as follows:

         5.1 Organization, Standing, etc., of nStor. nStor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted.

         5.2 Organization, Standing, etc., of nStor Subsidiary. The nStor Subsidiary is a newly formed corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own its assets and to carry on its business as presently conducted.

         5.3 Authorization and Execution. Each of nStor and the nStor Subsidiary has all corporate power and authority to enter into this Agreement and, subject to the approval of the issuance of nStor Common Stock pursuant to the Merger by the holders of a majority of the outstanding shares of nStor Common Stock on the record date for the Special Meeting of the nStor Shareholders, to consummate the transaction contemplated by this Agreement. The execution and delivery of this Agreement and, subject to the approval of the issuance of nStor Common Stock pursuant to the Merger by the holders of a majority of the outstanding shares of nStor Common Stock outstanding on the record date for the Special Meeting of the nStor Shareholders, the performance of each of nStor and the nStor Subsidiary of this Agreement and the consummation by each of them of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of nStor and the nStor Subsidiary. This Agreement has been duly executed and delivered by each of nStor and the nStor Subsidiary and subject to the execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding agreement of each of nStor and the nStor Subsidiary enforceable against nStor and the nStor Subsidiary, as applicable, in accordance with its terms, except as enforcement may be limited by (i) bankruptcy insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect, or (ii) the exercise by courts of equitable powers.

         5.4 Capitalization.

                  (a) The authorized capital stock of nStor consists of (a) 40,000,000 shares of nStor Common Stock of which 22,706,925 shares are issued and outstanding, (b) 2,401,000 shares of nStor Common Stock have been reserved for issuance upon the exercise of outstanding nStor Options, (c) 2,420,133 shares of nStor Common Stock have been reserved for issuance upon exercise of outstanding nStor Warrants, (d) 160,000 shares of nStor Common Stock have been reserved for issuance upon the conversion of nStor Notes, (e) 4,000 shares of Series A Preferred Stock of which 1,667 are issued and outstanding, (f) 4,000 shares of Series C Preferred Stock of which 3,000 are issued and outstanding,
(g) 6,000 shares of Series D Preferred Stock of which 2,700 are issued and outstanding, (h) 3,500 shares of Series E Preferred Stock of which 3,500 are issued and outstanding, (i) 4,654 shares of Series F Preferred Stock of which 4,654 are issued and outstanding, and (j) no shares of nStor capital stock are held in treasury. All of the outstanding shares of nStor capital stock have been duly authorized and are validly issued, fully paid and nonassessable and free of preemptive rights. Except for the nStor Options, the nStor Warrants, the nStor Notes, and the outstanding shares of nStor Preferred Stock, there are no subscriptions, options, warrants, rights (including "phantom" stock rights), convertible securities or other agreements or commitments (contingent or otherwise) of any character (written or oral) pursuant to which nStor is required to issue any shares of its capital stock or any securities convertible into or exchangeable for its capital stock, or is otherwise required to give any Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of nStor capital stock or any rights to participate in the equity or net income of nStor. SCHEDULE 5.4 sets forth the number and exercise and/or conversion price of all outstanding nStor Options, nStor Warrants, nStor Notes and nStor Preferred Stock.

                  (b) At the Effective Time, the duly authorized capital stock of the nStor Subsidiary will consist of 1,000 shares of common stock, $.01 par value, 100 shares of which will be validly issued, fully paid and nonassessable and owned of record and beneficially by nStor. There are no outstanding options, warrants or other rights to subscribe for or purchase capital stock (or securities convertible into or exchangeable for capital stock) of the nStor Subsidiary. The nStor Subsidiary has not engaged in any activities other than as contemplated by the terms of this Agreement.

         5.5 SEC Reports and Financial Statements. nStor has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since August 1997, under the Exchange Act or the 33 Act (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "nSTOR SEC DOCUMENTS"). The nStor SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the 33 Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements of nStor included in the nStor SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of the nStor as at the dates thereof and the results of operations and cash flows for the periods then ended.

         5.6 No Broker's or Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of nStor.

         5.7 Information Supplied. None of the information supplied or to be supplied by nStor specifically for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and (ii) the Proxy Statement will, at the date it is first mailed to the Company's and nStor's stockholders and at the time of the meeting of the Company's and nStor's stockholders held to vote on approval of this Agreement or the issuance of the nStor Common Stock, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations thereunder. No representation is made by nStor in this SECTION 5.7 with respect to statements made or incorporated by reference in the Registration Statement based on information supplied by the Company specifically for inclusion or incorporation by reference in the Registration Statement.


                                   ARTICLE VI

                            COVENANTS OF THE COMPANY

         The Company covenants and agrees with nStor or the nStor Subsidiary that, between the date of this Agreement and the Effective Time (the "Pre-Closing Period"), the Company at its expense will comply with all covenants and provisions of this ARTICLE VI, except to the extent otherwise expressly required or permitted by this Agreement.

         6.1 Investigations. The Company will provide nStor and nStor's counsel, accountants and other representatives and agents with reasonable access, upon prior notice and during normal business hours, to all facilities, officers, directors, employees, agents, accountants, actuaries, assets, properties, books and records of the Company and will furnish nStor with such financial and operating data and other information with respect to the business and properties of the Company or the transactions contemplated hereby as nStor shall from time to time request; PROVIDED, HOWEVER, that such investigation (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of the Company, and (b) shall not affect any of the representations and warranties hereunder. The Company will also provide nStor with timely notice of and access to minutes of all meetings (and all actions by written consent in lieu thereof) of the board of directors, or any committee thereof, and shareholders of the Company.

         6.2      Operation of the Company.

                  (a) During the Pre-Closing Period, the Company will carry on its business solely in the usual and ordinary course consistent with past practice. Without limiting the generality of the foregoing:

                             (i)      the Company shall conduct its business
and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

                             (ii)     the Company shall use reasonable efforts
to preserve intact its current business organization, keep available the services of its current officers, directors, employees, agents, consultants and other similar representatives and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

                             (iii) the Company shall keep in full force all
insurance policies maintained by it as of the date hereof;

                             (iv)     the Company shall cause its officers to
report regularly (but in no event less frequently than weekly) to nStor concerning the status of the Company's business;

                             (v)      the Company shall not declare, accrue, set
aside or pay any dividend or make any other distribution in respect of any shares of Capital Stock, and shall not repurchase, redeem or otherwise reacquire any shares of Capital Stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

                             (vi)     the Company shall not sell, issue or
authorize the issuance of (i) any Capital Stock or other security, (ii) any option or right to acquire any Capital Stock or other security, or (iii) any instrument convertible into or exchangeable for any Capital Stock or other security (except that the Company shall be permitted to issue Company Common Stock to employees upon the exercise of outstanding Options and Warrants and to new employees consistent with its existing hiring policy;

                             (vii) the Company shall not amend or waive any of
its rights under, or permit the acceleration of vesting under, (i) except to the extent expressly permitted under the terms of this Agreement, any provision of any of its stock plans, (ii) any provision of any agreement evidencing any outstanding Option, or (iii) any provision of any restricted stock purchase agreement;

                             (viii) the Company shall not (i) amend or permit
the adoption of any amendment to the Company's articles of organization or bylaws, (ii) effect or permit the Company to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, (iii) form any subsidiary or acquire any equity interest or other interest in any other entity, or (iv) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other Person;

                             (ix)     the Company shall not make any capital
expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $50,000 per month;

                             (x)      the Company shall not (i) enter into, or
permit any of the assets owned or used by it to become bound by, any contract other than in the ordinary course of business consistent with past practice, or
(ii) amend or prematurely terminate, or waive any material right or remedy under, any such contract;

                             (xi)     the Company shall not (i) acquire, lease
or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business consistent with past practice;

                             (xii) the Company shall not (i) lend money to any
Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under its line of credit with Wells Fargo Credit, Inc.);

                             (xiii) the Company shall not (i) establish, adopt
or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $30,000;

                             (xiv) the Company shall not change any of its
methods of accounting or accounting practices in any material respect;

                             (xv)     the Company shall not make any Tax
election; and

                             (xvi) the Company shall not agree or commit to take
any of the actions described in clauses "(v)" through "(xv)" above.

                  (b) The Company will promptly advise nStor in writing of the commencement or threat of any claim, litigation, action, suit, inquiry or proceeding involving the Company, its properties or assets, or any of its directors, officers or agents (in their capacities as such).

                  (c) The Company shall furnish nStor with a copy of all amendments to the Company's Annual Report on Form 10-K, filed with the SEC for the year ended October 31, 1998 (the "COMPANY 10-K") and of any other form filed with the SEC under the Exchange Act from the date of filing of the Company 10-K to the Effective Time of the Merger.

                  (d) The Company will use its best efforts to (i) maintain all of its licenses, qualifications and authorizations to do business in each jurisdiction in which it is so licensed, qualified or authorized, (ii) maintain in full force and effect all material contracts, documents and arrangements , and (iii) continue all current marketing and selling activities relating to the business, operations or affairs of the Company.

                  (e) The Company will comply, in all material respects, with all Legal Requirements applicable to its business, operations or affairs.

                  (f) Notwithstanding the foregoing, the Company may take any action described in clauses "(v") through "(xvi)" above if nStor gives its prior written consent to the taking of such action by the Company.

         6.3 No Solicitation.

                  (a) The Company and its officers, directors, employees, representatives and agents shall immediately cease any discussions or negotiations with any parties that may be ongoing with respect to a Takeover Proposal (as hereinafter defined). The Company shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if, at any time prior to the Effective Time, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Company may, in response to an unsolicited Takeover Proposal, and subject to compliance with SECTION 6.3(c), (A) furnish information with respect to the Company to any Person pursuant to a confidentiality agreement in a form approved by the Company and (B) participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of the Company or any investment banker, financial advisor, attorney, accountant or other representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this SECTION 6.3(a) by the Company. For purposes of this Agreement, "TAKEOVER PROPOSAL" means any inquiry, proposal or offer from any Person relating to any direct or indirect acquisition or purchase of twenty percent (20%) or more of the assets of the Company or twenty percent (20%) or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of any class of equity securities of the Company, any merger, consolidation, business combination, sale of substantially all of the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to nStor of the transactions contemplated hereby.

                  (b) Except as set forth in this SECTION 6.3, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify or propose to withdraw or modify, in a manner adverse to nStor, the approval or recommendation by such Board of Directors or such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) cause the Company to enter into any agreement with respect to any Takeover Proposal.

         Notwithstanding the foregoing, in the event that, prior to the Merger, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's shareholders under applicable law, the Board of Directors of the Company may (subject to the other provisions of this SECTION 6.3) withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend a Superior Proposal (as defined below), cause the Company to enter into an agreement with respect to a Superior Proposal or terminate this Agreement, but in each case only at a time that is after the second business day following nStor's receipt of written notice (a "NOTICE OF SUPERIOR PROPOSAL") advising nStor that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal. In the event that a Notice of Superior Proposal is delivered and any material term or condition of the Superior Proposal described therein is subsequently changed, the Company shall deliver a supplemental Notice of Superior Proposal describing such change and may withdraw or modify its approval or recommendation of this Agreement and the Merger, approve or recommend the modified Superior Proposal or cause the Company to enter into an agreement with respect to the modified Superior Proposal only at a time that is after the second business day following nStor's receipt of the supplemental Notice of Superior Proposal. In addition, if the Company proposes to enter into an Agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid to nStor any indebtedness owed to nStor including, without limitation, with respect to product sold or services provided by nStor to the Company or supplied or provided by nStor to any of the Company's customers at the request of the Company. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bonafide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than fifty percent (50%) of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment based on the advice of a financial advisor of nationally recognized reputation to be more favorable to the Company's shareholders than the Merger.

                  (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this SECTION 6.3, the Company shall immediately advise nStor orally and in writing of any request for information or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep nStor fully informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this SECTION 6.3 shall prohibit the Company from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's shareholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law; PROVIDED, HOWEVER, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by SECTION 6.3(b), and except in the event that the fairness opinion of the Company's financial adviser is withdrawn or modified to a materially adverse extent, withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

         6.4 Board Approval, Fairness Opinion, Shareholder Approval and Proxy Statement.

                  (a) The Company hereby approves of and consents to the Merger and represents that the Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions approving this Agreement and the Merger, determining that the terms of the Merger are fair to, and in the best interest of, the Company's shareholders and recommending that the Company's shareholders approve and adopt this Agreement. The Company represents that its Board of Directors has received the opinion of Fleming, Lessard & Shields LLC that the proposed consideration to be received by the holders of the Company Common Stock pursuant to the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion has been delivered by the Company to nStor.

                  (b) The Company will, through its Board of Directors, recommend to its shareholders that the shareholders vote in favor of, or otherwise consent to, the approval of this Agreement, the Merger and the transactions contemplated hereby. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this SECTION 6.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal. The Company shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders, to be held as promptly as practicable after the date of this Agreement, for the purpose of voting upon the Merger and this Agreement (the "COMPANY SPECIAL MEETING").

                  (c) The Company shall cooperate and assist nStor with the preparation and filing with the SEC of the Proxy Statement and the Registration Statement relating to the issuance of the Merger Consideration, in which the Proxy Statement will be included as a prospectus. The Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

                  (d) If at any time prior to the Effective Time any event relating to the Company or any of its subsidiaries should be discovered which should be set forth in an amendment of, or a supplement to, the Registration Statement, the Company promptly shall so inform nStor and shall furnish all necessary information to nStor relating to such event.

         6.5 Financial Statements and Reports.

                  (a) As promptly as practicable after each calendar month ending during the Pre- Closing Period, but in no event later than 30 days after the end of each such month, the Company will deliver to nStor true and correct copies of the unaudited financial statements (including a balance sheet, a statement of operations and changes in shareholders' equity and cash flows) of the Company as of and for the month then ended, prepared in accordance with GAAP (except for the absence of footnotes) and which shall present fairly the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of the Company as of the end of such month and the results of operations of the Company for and during the period then ended, subject to normal and recurring year-end audit and quarter-end adjustments.

                  (b) As promptly as practicable, the Company will deliver to nStor true and complete copies of such other material financial statements, reports or analyses as may be prepared or received by the Company and as relate to the Company's business and operations, and such other information with respect to the foregoing as nStor reasonably may request, including, without limitation, normal internal reports and special reports (such as those of consultants).

         6.6 Notice and Cure. The Company will notify nStor promptly in writing of, and contemporaneously will provide nStor with true and complete copies of any and all information or documents relating to, and will use its best efforts to cure before the Effective Time, any event, transaction or circumstance that results in or will result in any covenant or agreement of the Company under this Agreement being breached, or that renders or will render untrue any representation or warranty of the Company contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The Company will use its best efforts to cure, at the earliest practicable date and prior to the Effective Time, any violation or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, whether occurring or arising before or after the date of this Agreement.

         6.7 Best Efforts and Consents. Subject to the terms and conditions herein provided, the Company shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements and otherwise to consummate and make effective the transactions contemplated by this Agreement, and to satisfy the conditions to Closing and shall use its best efforts to obtain all necessary actions or non-actions, extensions, waivers, Consents, licenses and clearances and to effect all registrations, filings and notices with, to or from other Persons or Tribunals required of the Company that are necessary or desirable to effect the Merger and the transactions contemplated hereby.

         6.8 Agreements and Covenants. The Company shall not make any commitment, either in writing or orally, which would violate any of the provisions set forth in this ARTICLE VI.

                                   ARTICLE VII

                   COVENANTS OF NSTOR AND THE NSTOR SUBSIDIARY

         nStor covenants and agrees with the Company that, at all times during the Pre-Closing Period, nStor at its expense will comply with all covenants and provisions of this ARTICLE VII, except to the extent otherwise expressly required or permitted by this Agreement.

         7.1 Investigations. nStor will provide the Company and the Company's counsel, accountants and other representatives and agents with reasonable access, upon prior notice and during normal business hours, to all facilities, officers, directors, employees, agents, accountants, actuaries, assets, properties, books and records of nStor and will furnish the Company with such financial and operating data and other information with respect to the business and properties of nStor or the transactions contemplated hereby as the Company shall from time to time request; PROVIDED, HOWEVER, that such investigation (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the business of nStor, and (b) shall not affect any of the representations and warranties hereunder.

         7.2 Conduct of Business of the nStor Subsidiary. During the period from the date of this Agreement to the Effective Time, the nStor Subsidiary shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         7.3 Operation of nStor. During the Pre-Closing Period, nStor will carry on its business solely in the usual and ordinary course consistent with past practice.

         7.4 Obligation of nStor to Make Merger Effective and The nStor Subsidiary's Shareholder Consent. nStor shall cause the nStor Subsidiary to take all actions necessary on its part to carry out the transactions contemplated hereby. nStor, as the sole shareholder of the nStor Subsidiary, has consented in writing to the approval of this Agreement and the Merger in accordance with the FBCA. NStor shall, as soon as practicable following the date hereof, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders, to be held as promptly as practicable after the date of this Agreement, for the purpose of voting upon the issuance of the nStor Common Stock in the Merger.

         7.5 Notice and Cure. nStor will notify the Company promptly in writing of, and contemporaneously will provide the Company with true and complete copies of any and all information or documents relating to, and will use its best efforts to cure before the Effective Time, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of nStor under this Agreement to be breached, or that renders or will render untrue any representation or warranty of nStor contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. nStor also will use its best efforts to cure, at the earliest practicable date and before the Effective Time, any violation or breach of any representation, warranty, covenant or agreement made by it in this Agreement, whether occurring or arising before or after the date of this Agreement.

         7.6 Best Efforts and Consents. Subject to the terms and conditions herein provided, nStor shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements and otherwise to consummate and make effective the transactions contemplated by this Agreement and shall use its best efforts to obtain all necessary actions or non-actions, extensions, waivers, Consents, Licenses and clearances and to effect all registrations, filings and notices with, to or from other Persons or Tribunals required of nStor or the nStor Subsidiary that are necessary or desirable to effect the Merger and the transactions contemplated hereby.

         7.7 Information for Proxy Statement for the Company's Shareholders. nStor will furnish to the Company such data and information relating to it as the Company may reasonably request for the purpose of including such data and information in the Proxy Statement.

         7.8 Board Approval, Shareholder Approval, Proxy Statement and Registration Statement.

                  (a) The Board of Directors of nStor, at a meeting duly called and held, duly adopted resolutions approving the issuance of the nStor Common Stock to be issued in the Merger. nStor will, through its Board of Directors, recommend to its shareholders that the shareholders vote in favor of, or otherwise consent to, the approval of the issuance of the nStor Common Stock to be issued in the Merger.

                  (b) nStor promptly shall prepare, with the Company's cooperation and assistance, and file with the SEC the Proxy Statement and nStor promptly shall prepare and file with the SEC the Registration Statement relating to the issuance of the Merger Consideration, in which the Proxy Statement will be included as a prospectus. Each of nStor and the Company shall use its best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing.

                  (c) nStor shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits or approvals in connection with the issuance of nStor Common Stock in the Merger and under the Company Stock Options, except that nStor shall not be required to execute or file any general consent to service of process in any jurisdiction in which it is not qualified to transact business or to register as a dealer in any jurisdiction. nStor shall advise the Company (promptly after it receives notice thereof) of the time when the Registration Statement has become effective, of any supplement or amendment that has been filed, of the issuance of any stop order, of the suspension of the qualification of the shares of nStor Common Stock for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Registration Statement or for additional information.

                  (d) If at any time prior to the Effective Time any event relating to nStor or any of its subsidiaries should be discovered which should be set forth in an amendment of, or a supplement to, the Proxy Statement, nStor promptly shall so inform the Company and shall furnish all necessary information to the Company relating to such event.

         7.9 Financial Statements and Reports.

                  (a) As promptly as practicable after each calendar month ending during the Pre- Closing Period, but in no event later than 30 days after the end of each such month, nStor will deliver to the Company true and correct copies of the unaudited financial statements (including a balance sheet, a statement of operations and changes in shareholders' equity and cash flows) of nStor as of and for the month then ended, prepared in accordance with GAAP (except for the absence of footnotes) and which shall present fairly the financial condition and assets and liabilities (whether accrued, absolute, contingent or otherwise) of nStor as of the end of such month and the results of operations of nStor for and during the period then ended, subject to normal and recurring year-end audit and quarter-end adjustments.

         7.10 Agreements and Covenants. nStor shall not make any commitment, either in writing or orally, which would violate any of the provisions set forth in this ARTICLE VII.

                                  ARTICLE VIII

                                   CONDITIONS

         8.1 General Conditions. Notwithstanding any other provisions of this Agreement, the obligations of all of the parties hereto to effect the Merger shall be subject to satisfaction prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a special meeting of the shareholders of the Company. The issuance of nStor Common Stock pursuant to the Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of nStor Common Stock entitled to vote at a special meeting of the shareholders of nStor.

                  (b) No Violations or Proceedings. Consummation of the Merger shall not violate any Order of any Tribunal having competent jurisdiction, and no action or proceeding shall have been instituted by any Person or threatened by any Tribunal which, in either such case, in the good faith judgment of either nStor or the Company has a reasonable probability of resulting in an Order, restraining, prohibiting or rendering unlawful the consummation of the transactions contemplated by this Agreement or the ownership and operation by nStor after the Effective Time of the Surviving Corporation or all of the material assets and business of the Company.

                  (c) Registration Statement. The Registration Statement shall have been declared effective, and no stop order terminating the effectiveness of the Registration Statement shall have been issued or threatened.

                  (d) Amex Listing. The shares of nStor Common Stock included in the Merger Consideration shall have been duly listed for trading on Amex, subject to official notice of issuance.

                  (e) Approvals of Tribunals and Other Persons. All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration or termination of any notice and waiting period imposed by, any Tribunal or any other Person upon the consummation of the transactions contemplated by this Agreement, the failure of which to obtain could reasonably be expected to have a material adverse effect on the Company, nStor or nStor Subsidiary, shall have been filed or obtained or shall have occurred. All of such authorizations, consents, orders or approvals shall have been obtained without the imposition of any conditions which would require the divestiture of any of the Company's or nStor's assets or would otherwise materially adversely affect nStor's ability to operate the businesses of the Company and its subsidiaries following the Effective Time.

         8.2 Conditions to the Obligation of nStor and The nStor Subsidiary. Notwithstanding any other provisions of this Agreement (including, without limitation, SECTION 2.2), the obligations of nStor and the nStor Subsidiary to effect the Merger shall be subject to satisfaction prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties True and Correct. The representations and warranties of the Company that are qualified as to materiality shall have been true and correct and such representations and warranties that are not so qualified shall have been true and correct in all material respects, in each case as of the date of this Agreement and the date of the Merger, except in the case of any representation and warranty that speaks as of a particular date, which shall be true and correct or true and correct in all material respects, as applicable, as of such date.

                  (b) Satisfaction of Obligations. The Company shall have performed in all material respects its material obligations, and shall have complied in all material respects with its material covenants and agreements, under this Agreement.

                  (c) Opinion of Counsel. nStor and nStor Subsidiary shall have received an opinion of counsel to the Company, dated the Effective Time, in form reasonably satisfactory to nStor.

         8.3 Conditions to Obligations of The Company. Notwithstanding any other provisions of this Agreement (including, without limitation, SECTION 2.2), the obligations of the Company to effect the Merger shall be subject to satisfaction prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of nStor and nStor Subsidiary in this Agreement that are qualified as to materiality shall have been true and correct and such representations and warranties that are not so qualified shall have been true and correct in all material respects, in each case as of the date of this Agreement and the date of the Merger, except in the case of any representation and warranty that speaks as of a particular date, which shall be true and correct or true and correct in all material respects, as applicable, as of such date.

                  (b) Satisfaction of Obligations. nStor and nStor Subsidiary shall have performed in all material respects their material obligations, and shall have complied in all material respects with their material covenants and agreements, under this Agreement.

                  (c) Opinion of Counsel. The Company shall have received an opinion of counsel to nStor and nStor Subsidiary, dated the Effective Time, in form reasonably satisfactory to the Company.

                  (d) Fairness Opinion. The Company shall have received the opinion of Fleming, Lessard & Shields LLC to the effect that the consideration to be paid to the holders of Company Common Stock pursuant to the Merger is fair from a financial point of view, and such opinion shall not have been withdrawn or modified to a materially adverse extent.

                  (e) nStor Stock Options. The Company shall have received from nStor, at least five (5) business days prior to the Closing Date, a list of Andataco employees to whom nStor will grant stock options pursuant to the nStor Stock Option Plan, including the number of options to be granted and the vesting schedule.

                                   ARTICLE IX

                        TERMINATION; PAYMENT OF EXPENSES

         9.1 Termination of Agreement and Abandonment of Merger. Anything herein to the contrary notwithstanding, this Agreement and the Merger contemplated hereby may be terminated at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of the Company, as follows:

                  (a) Mutual Consent. By mutual written consent of nStor and the Company.

                  (b) nStor or the Company. By either nStor or the Company (i) if the Merger shall not have occurred prior to December 31, 1999; PROVIDED, HOWEVER, that the right to terminate the Agreement pursuant to this SECTION 9.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under the Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of a representation or warranty under the Agreement by such party; or (ii) if any Tribunal shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Capital Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

                  (c) nStor or the nStor Subsidiary. By nStor if (i) any of the representations and warranties of the Company contained in this Agreement shall not have been, or shall cease to be, true and correct in all material respects (whether because of circumstances or events occurring in whole or in part prior to, on or after the date of this Agreement), or (ii) the Company shall have breached or failed to perform in any material respect any covenant or agreement to be performed by it pursuant to this Agreement; provided, that nStor or nStor Subsidiary may not terminate the Agreement pursuant to this SECTION 9.1(c) if nStor or nStor Subsidiary is at such time in breach of its obligations under this Agreement.

                  (d) Company. By the Company (i) in connection with entering into a definitive agreement in accordance with SECTION 6.3(b), provided it has complied with all provisions thereof, including the notice provisions therein; or (ii) if (A) any of the representations and warranties of nStor or the nStor Subsidiary contained in this Agreement shall not have been, or shall cease to be, true and correct in all material respects (whether because of circumstances or events occurring in whole or in part prior to, on or after the date of this Agreement) or (B) nStor or the nStor Subsidiary shall have breached or failed to perform in any material respect any covenant or agreement to be performed by them pursuant to this Agreement, provided, that the Company may not terminate the Agreement pursuant to this SECTION 9.1(d) if the Company is at such time in breach of its obligations under this Agreement.

         9.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or nStor as provided in SECTION 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the party of nStor, nStor Subsidiary or the Company or their respective officers or directors, except with respect to SECTION 4.5, this
SECTION 9.2 and ARTICLE XI; PROVIDED, HOWEVER, that nothing herein shall relieve any party for liability for any breach hereof.

         9.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the approval of the Company's shareholders (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of SECTION 9.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under the Agreement or otherwise shall not constitute a waiver of those rights.

         9.5 Fees and Expenses. Except as provided below in this SECTION 9.5, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.


                                    ARTICLE X

                                FURTHER COVENANTS

         10.1 nStor to Cause nStor Subsidiary and Surviving Corporation To Perform. nStor shall cause nStor Subsidiary prior to the Merger and the Surviving Corporation after the Merger to perform their obligations and comply with their covenants and agreements under this Agreement.

         10.2 Indemnification and Insurance of Company Officers and Directors.

                  (a) Insurance. For a period of three (3) years after the Closing Date, nStor shall cause the Surviving Corporation to maintain in effect, at no expense to the insureds thereunder, the current policy (or policies) of director's and officer's liability insurance maintained by the Company; provided, however, that such policy (or policies) need cover only wrongful acts of the insureds that occurred prior to June 8, 1999. If the annual premium therefor exceeds 125% of the annual premium that the Company spent in the last fiscal year to maintain or procure its current policy (or policies) of director's and officer's liability insurance, then the Surviving Corporation shall only be obligated to maintain a policy of director's and officer's liability insurance providing the amount of coverage that can be purchased for 125% of such premium. For the period from June 8, 1999 through and including the date upon which such individual ceases to be an officer or director of nStor or any of its affiliates, each of the insureds under the Company's director's and officer's liability insurance policy as of June 8, 1999 shall be insured under the director's and officer's liability insurance policy of nStor.

                  (b)        Indemnification.

                             (i)      The Company shall, and from and after the
Effective Time the Surviving Corporation shall, indemnify, defend and hold harmless each Person who is now, or who becomes prior to the Effective Time, an executive officer or director of the Company or any of its subsidiaries (the "INDEMNIFIED PARTIES") against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be withheld unreasonably) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such Person is or was a director or executive officer of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("INDEMNIFIED LIABILITIES"), in each case to the full extent provided under the Articles of Organization and Bylaws of the Company as in effect as of the date hereof or permitted under Massachusetts law, as applicable, to indemnify directors and officers. As of the date hereof, the Company has no knowledge, after due inquiry of its directors and executive officers, of any pending or threatened claims, actions or other matters which reasonably could give rise to Indemnified Liabilities.

                             (ii)     After the Effective Time, any Indemnified
Party wishing to claim indemnification under this Section, upon learning of any Indemnified Liability shall notify the Surviving Corporation within ten (10) days thereof; provided, however, that any failure so to notify the Surviving Corporation of any obligation to indemnify such Indemnified Party or of any other obligation imposed by this Section shall not affect such obligations except to the extent the Surviving Corporation is materially prejudiced thereby. The Surviving Corporation shall be entitled to assume the defense of any such action, suit, claim, proceeding or investigation with counsel of its choice (who shall be reasonably acceptable to the Indemnified Party), unless there is a conflict between the position of the Surviving Corporation, on the one hand, and the Indemnified Party, on the other hand, in which event the Indemnified Party, together with all other similarly situated Indemnified Parties in the same proceeding as a group, may retain one law firm to represent them with respect to such matter, the reasonable cost of which shall be borne by the Surviving Corporation. Neither the Surviving Corporation, on the one hand, nor any Indemnified Party, on the other hand, may settle any such action, suit, claim, proceeding or investigation without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

         If for a period of six (6) years after the Effective Time, the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or
(ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations of the Surviving Corporation set forth in this SECTION 10.2(b). If the Surviving Corporation shall liquidate, dissolve or otherwise wind up its business, then nStor shall indemnify, defend and hold harmless each Indemnified Party to the same extent and on the same terms that the Surviving Corporation was so obligated pursuant to this SECTION 10.2(b).

         10.3 Binding Effect. The provisions of this ARTICLE X are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and executors for a period of six (6) years after the Effective Time. The Indemnified Parties shall be deemed third-party beneficiaries of this
ARTICLE X and shall be entitled to enforce its provisions directly against the Surviving Corporation.

                                   ARTICLE XI

                                     GENERAL

         11.1 Release of Information. The Company and nStor shall, subject to their respective legal obligations (including requirements of the Nasdaq and Amex and other similar regulatory bodies), cooperate with each other in releasing information concerning this Agreement and the transactions contemplated hereby. Each of the Company and nStor shall furnish to the other drafts of all releases prior to publication and agree to promptly consult with each other prior to issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with the Nasdaq or Amex with respect thereto; provided, however, that each party shall have the right, in the event of any disagreement between nStor and the Company about the timing or content of any such releases or other public statements or filings, to issue such releases or other public statements or to file such filings as it is advised by counsel that it is required to make to assure continued compliance with federal and state securities laws.

         11.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (provided proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by light notice):

                  (a)        If to nStor or the nStor Subsidiary, to:

                             nStor Technologies, Inc.
                             100 Century Blvd.
                             West Palm Beach, Florida  33417
                             Attention: Irwin Levy, Chairman
                             Telecopy No.: (561) 640-3160

                             With a copy (which shall not constitute effective notice) to:

                             Akerman, Senterfitt & Eidson, P.A.
                             450 East Las Olas Blvd.
                             Ft. Lauderdale, Florida 33301
                             Attention:  Donn Beloff, Esq.
                             Telecopy No.: (954) 463-2224

                  (b) If to the Company prior to the Closing Date, to:

                           Andataco, Inc.
                           10140 Mesa Rim Road
                           San Diego, CA 92121
                           Attention: Harris Ravine, Chief Executive Officer Telecopy No.: (704) 714-4187

                           With a copy (which shall not constitute effective notice) to:

                           Cooley Godward LLP
                           4365 Executive Drive, Suite 1100
                           San Diego, CA  92121
                           Attention:  Jeremy D. Glasser, Esq.
                           Telecopy No.:  (858) 453-3555

         11.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns, provided that neither this Agreement nor any rights or obligations hereunder may be assigned without the written consent of the other parties except that (i) nStor may assign any or all of its rights hereunder to any Affiliate of nStor, and (ii) the nStor Subsidiary may assign any or all of its rights hereunder to any other newly organized corporation under the laws of the State of Delaware or Florida, all of the capital stock of which is owned directly or indirectly by nStor or an Affiliate of nStor. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto, any permitted assignee, holders of shares of Capital Stock, holders of Options and indemnitees) any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, and no Person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

         11.4 Further Assurances. Each party hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things that may be necessary or appropriate to consummate and to make effective the transactions contemplated by this Agreement, including, without limitation, the execution and delivery of such other certificates, agreements, instruments and documents and the provision of all such information as may be necessary or appropriate as aforesaid.

         11.5 Specific Performance. All remedies, either under this Agreement or by law or otherwise afforded to any party hereto, shall be cumulative and not alternative. Each party hereto acknowledges and agrees to any breach of the agreements and covenants contained in this Agreement would cause irreparable injury to the other parties hereto for which such parties would have no adequate remedy at law. In addition to any other remedy to which any party hereto may be entitled, each party hereto agrees that temporary and permanent injunctive and other equitable relief and specific performance may be granted without proof of actual damages or inadequacy of legal remedy in any proceeding that may be brought to enforce any of the provisions of this Agreement.

         11.6 Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance, shall be declared judicially to be invalid, unenforceable or void, such decision shall not have the effect of invalidating or voiding the remainder of this Agreement, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent or, if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective.

         11.7 Entire Agreement. This Agreement (including the exhibits and schedules hereto) and the documents and instruments executed and delivered in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether written or oral, among the parties or any of them with respect to the subject matter hereof, and there are no representations, understandings or agreements relating to the subject matter hereof that are not fully expressed in this Agreement and the documents and instruments executed and delivered in connection herewith. All exhibits and schedules attached to this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

         11.8 Governing Law. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the substantive laws of the State of Florida, without giving effect to any choice-of-law rules that may require the application of the laws of another jurisdiction.

         11.9 Certain Construction Rules. The article and section headings and the table of contents contained in this Agreement are for convenience of reference only and shall in no way define, limit, extend or describe the scope or intent of any provisions of this Agreement. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. In addition, as used in this Agreement, unless otherwise provided to the contrary, (a) all references to days, months or years shall be deemed references to calendar days, months or years and (b) any reference to a "Section," "Article," "Exhibit" or "Schedule" shall be deemed to refer to a section or article of this Agreement or an exhibit or schedule attached to this Agreement. The words "hereof," "herein," and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

         11.10 Survival of Covenants, Representations and Warranties. The respective covenants, representations and warranties of nStor, the Company and the nStor Subsidiary contained herein shall expire and be terminated on the Effective Time, unless otherwise specifically herein provided.

         11.11 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one instrument binding on all the parties, notwithstanding that all the parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                  THE COMPANY:

                                  ANDATACO, INC.

                                  By:_____________________________
                                       Harris Ravine
                                       Chief Executive Officer


                                  NSTOR:

                                  NSTOR TECHNOLOGIES, INC.

                                  By:_____________________________
                                       Lawrence F. Steffann
                                       President


                                  THE NSTOR SUBSIDIARY:
                                  NTI ACQUISITION CORP.

                                  By:_____________________________
                                       Lawrence F. Steffann
                                       President

                                  SCHEDULE 1.1

                                   DEFINITIONS


         "33 ACT" means the Securities Act of 1933, as amended.

         "AFFILIATE" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

         "AGREEMENT" has the meaning specified in the preamble hereof.

         "AMEX"  has the meaning specified in SECTION 3.1(a).

         "AVERAGE PRICE" has the meaning specified in SECTION 3.1(a).

         "CAPITAL STOCK" means the Company's capital stock.

         "CCC" has the meaning specified in SECTION 3.2(a).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and as in effect on the date hereof.

         "CERTIFICATES" has the meaning specified in SECTION 3.3(b).

         "CLOSING" has the meaning specified in SECTION 2.2.

         "CLOSING DATE" means the date on which the Closing occurs.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

         "COMPANY" has the meaning specified in the preamble hereof.

         "COMPANY 10-K" has the meaning specified in SECTION 6.2(c).

         "COMPANY COMMON STOCK" has the meaning specified in the recitals hereof.

         "COMPANY FILED SEC DOCUMENTS" has the meaning specified in SECTION 4.7.

         "COMPANY OPTION PLANS" has the meaning specified in SECTION 3.6(a).

         "COMPANY SEC DOCUMENTS" has the meaning specified in SECTION 4.6.

         "COMPANY SPECIAL MEETING" has the meaning specified in SECTION 6.4(b).

         "CONFIDENTIALITY CONTRACT" has the meaning specified in SECTION 4.12(c)(ii).

         "CONSENT" means any consent, approval, permit, notice, action, authorization or giving of notice to any Person not a party to this Agreement.

         "DISSENTING SHARES" has the meaning specified in SECTION 3.2(a).

         "EFFECTIVE TIME" means the date and time at which the Merger becomes effective as provided in SECTION 2.2.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" has the meaning specified in SECTION 3.3(a).

         "EXCHANGE FUND" has the meaning specified in SECTION 3.3(a).

         "EXCHANGE RATIO" has the meaning specified in SECTION 3.1(a).

         "FBCA" has the meaning specified in SECTION 2.1.

         "GAAP" means generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or other appropriate board or committee (other than the Emerging Standards Committee), and which are consistently applied for all periods so as to present fairly the financial condition, the results of operations and the cash flows of the relevant Person or Persons.

         "INDEMNIFIED LIABILITIES" has the meaning specified in SECTION 10.2(b).

         "INDEMNIFIED PARTIES" has the meaning specified in SECTION 10.2(b).

         "LEGAL REQUIREMENT" means any domestic, foreign or international law, treaty, ordinance, statute, rule or regulation of any Tribunal or any Order.

         "LIEN" means, with respect to any properties or assets, any mortgage, pledge, hypothecation, assignment, security interest, lien, tax lien, assessment, lease, sublease, adverse claim, levy, charge, liability or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or character whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction) in respect of such properties or assets.

         "MBCL" has the meaning specified in SECTION 2.1.

         "MERGER" has the meaning specified in SECTION 2.1.

         "MERGER CONSIDERATION" has the meaning specified in SECTION 3.3(b).

         "NASDAQ" has the meaning specified in SECTION 4.4(b).

         "NOTICE OF SUPERIOR PROPOSAL" has the meaning specified in SECTION 6.3(b).

         "nSTOR" has the meaning specified in the preamble hereof.

         "nSTOR FILED SEC DOCUMENTS" has the meaning specified in SECTION 5.8.

         "nSTOR OPTIONS" means options to purchase shares of nStor Common Stock as granted pursuant to nStor's 1996 Stock Option Plan that are described in
Schedule 5.4.

         "nSTOR SEC DOCUMENTS" has the meaning specified in SECTION 5.7.

         "nSTOR NOTES" means promissory notes issued by nStor that are convertible into nStor Common Stock and are described on Schedule 5.4.

         "nSTOR SUBSIDIARY" has the meaning specified in the preamble hereof.

         "nSTOR WARRANTS" means warrants to purchase shares of nStor Common Stock that are described on Schedule 5.4.

         "OPTIONS" means options of the Company to purchase shares of Company Common Stock, as granted pursuant to the Company Option Plan that are described in Schedule 4.3.

         "ORDER" means any decision, judgment, order, writ, injunction, decree, award or determination of any Tribunal.

         "PERSON" means any corporation, association, partnership, joint venture, organization, individual, business, trust or any other entity or organization of any kind or character, including a Tribunal.

         "PRE-CLOSING PERIOD" has the meaning specified in SECTION 6.2(a).

         "PROXY STATEMENT" means the proxy statement relating to approval by the shareholders of the Company of the Merger and approval by the shareholders of nStor of the issuance of the Merger Consideration consisting of nStor Common Stock.

         "REGISTRATION STATEMENT" has the meaning specified in SECTION 4.29.

         "SEC" means the Securities and Exchange Commission.


         "SUPERIOR PROPOSAL" has the meaning specified in SECTION 6.3(b).

         "SURVIVING CORPORATION" has the meaning specified in SECTION 2.1.

         "TAKEOVER PROPOSAL" has the meaning specified in SECTION 6.3(a).

         "TAXES" means all taxes, charges, fees, levies or other similar assessments or liabilities (including, without limitation, income, receipts, ad valorem, value added, excise, property (whether real property or personal property), windfall profit, sales, occupation, service, stamp, use, licensing, withholding, employment, payroll, share, capital, surplus, franchise, occupational or other taxes imposed by any Tribunal, whether computed on a separate, consolidated, unitary or combined basis or in any other manner, and includes any interest, fines, penalties, assessments, deficiencies, or additions to tax.

         "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States or any foreign or domestic state, province, commonwealth, nation, territory, possession, country, parish, town, township, village or municipality.

         "WARRANTS" means warrants of the Company to purchase shares of Company Common Stock that are described in the Company Disclosure Schedule.

                                                                 ANNEX B


                 [LETTERHEAD OF FLEMMING, LESSARD & SHIELDS LLC]


August 4, 1999

Mr. Harris Ravine
Chairman and Chief Executive Officer
Andataco, Inc.
10140 Mesa Rim Road
San Diego, CA 92121

Dear Harris:

Andataco, Inc. retained Flemming, Lessard & Shields LLC ("FLS") to express our opinion as to the fairness, from a financial point of view, to the minority shareholders of Andataco of the consideration to be paid per minority share of Andataco common stock as defined in the Merger Agreement between Andataco and nStor Technologies, Inc. The Merger Agreement calls for nStor to pay $0.31 per minority common share of Andataco.

FLS, as an integral part of our business, is continually engaged in the valuation of both privately held and publicly traded businesses and their securities in connection with mergers and acquisitions, divestitures, equity and debt capital formation, recapitalizations, and other objectives.

In conducting our investigation and arriving at our opinion, we have reviewed the Agreement and taken into account such accepted financial procedures and considerations as we have deemed relevant. We have reviewed a draft of the Merger Agreement between nStor and Andataco and taken into account such accepted financial procedures and considerations as we have deemed relevant. We have reviewed the 10-K filing, along with audited financial statements of Andataco as of October 31, 1998 and 1997; the 10-Q filings for the fiscal quarters of January 31, 1999 and April 30, 1999; and the projections prepared by Andataco's management for the fiscal years ending October 31, 1999. We have reviewed the S-3 filing (as amended) of nStor Technologies, Inc., filed on July 23, 1999. We have visited Andataco's headquarters, met with Andataco's management and discussed the current business and future prospects of Andataco. We have analyzed financial information regarding comparable public companies. We have reviewed material discussing the economic outlook and the outlook for the storage industry, and other material as we deemed appropriate. We did not, as part of our review, meet with management of nStor Technologies other than with David Sykes, who has signed an employment contract with nStor contingent upon the closing of the acquisition of the minority shares. We also did not consider the fairness of the proposed transaction, from a financial point of view, to the majority shareholders of Andataco nor to the shareholders of nStor Technologies.

In rendering our opinion, we have assumed, without independent verification, the accuracy and completeness of the financial and other information and representations which have been provided to us by Andataco or which are publicly available.

Based on our analysis of the factors deemed relevant, it is our opinion that the proposed offer of $0.31 per minority share of Andataco, is fair, from a financial point of view, to the minority shareholders.

Very truly yours,



/s/ FLEMMING, LESSARD & SHIELDS LLC
-----------------------------------
FLEMMING, LESSARD & SHIELDS LLC

                                     ANNEX C




July 7, 1999                                             File Reference: 31-7168



The Board of Directors
nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, FL 33417

This letter was furnished at the request of the Board of Directors of nStor Technologies, Inc. ("NSTOR") for the purpose of expressing an opinion (the "Opinion"), as to the fair market value, on a minority basis, of the common stock of ANDATACO, INC. ("ANDATACO). It is our understanding that this study will be used pursuant to a transaction wherein NSTOR intends to acquire 24% of ANDATACO's outstanding stock.

Opinion Date

The date of this Opinion is June 7, 1999.

Definition of Fair Market Value

Fair market value is defined as the amount at which property or a business enterprise would exchange hands between a willing buyer and a willing seller, both having full knowledge of all relevant facts, neither being under undue influence, and with equity to both.

SCOPE

For purposes of this Opinion we have made such reviews, studies and analyses as we deemed necessary and pertinent including, but not limited to, the following:

          o    Discussions with the management of NSTOR and ANDATACO;

          o    NSTOR=s SEC Form 8-K dated June 8, 1999;

The Board of Directors
nStor Technologies, Inc.
July 7, 1999
Page 2
-------------------------


          o ANDATACO=S SEC Form 10-Q for the quarterly periods ending January 31, 1999 and April 30, 1999;

          o    ANDATACO'S SEC Schedule 14A filed February 17, 1999;

          o ANDATACO'S SEC Form 10-K for the fiscal year ending October 31, 1998;

          o ANDATACO'S historical financial statements for the fiscal years ending October 31, 1995 through 1998, audited by Price Waterhouse LLP;

          o ANDATACO's interim financial statements for the month and fiscal quarter ending May 31, 1999;

          o ANDATACO'S projected financial statements for the fiscal year ending October 31, 1999;

          o Historical trading activity in ANDATACO's common stock as registered on the NASDAQ Over-The-Counter Bulletin Board;

          o Publicly-held actively-traded companies with business operations similar to ANDATACO;

          o The economic environment of the industry and markets in which ANDATACO operates; and

          o Such other financial studies, analyses and investigations as we deemed relevant for the purpose of this Opinion.

In rendering this Opinion we have relied, without independent verification, on the accuracy and completeness of all financial and other information which was publicly available or provided by ANDATACO.

Conclusion

Based upon the investigation and analysis described in this letter, it is our Opinion that the fair market value, on a minority per share basis, of the common stock in ANDATACO is thirty one cents ($0.31) per share.

The Board of Directors
nStor Technologies, Inc.
July 7, 1999
Page 3
-------------------------

The opinions express in this letter are contingent upon the statement of Assumptions and Limiting Conditions attached to this letter, and upon business and market conditions as they exist at the date of this letter, and involves assumptions and uncertainties, not all of which can be qualified or ascertained prior to any actual or proposed transaction.


Sincerely,



MARSHALL & STEVENS INCORPORATED

ASSUMPTIONS AND LIMITING CONDITIONS


Title

No investigation of legal title was made, and we render no opinion as to ownership of the Company or the underlying assets.

Date of Opinion

The date of this opinion is June 7, 1999. The dollar amount of any value reported is based on the purchasing power of the U.S. dollar as of that date. The financial analysts assumes no responsibility for economic or physical factors occurring subsequent to the date of the opinion which may affect the opinion reported.

Visitation

At the request of the client, the scope of this analysis did not include a visit to Andataco. When the date of the analysis differs from the transaction or effective date, the financial analyst has assumed no material change in the operations of the Company or the underlying assets, unless otherwise noted in the report.

Non Financial Expertise

No opinion is intended to be expressed for matters which require legal or specialized expertise, investigation or knowledge, beyond that customarily employed by financial analysts.

Information and Data

Information supplied by others that was considered in this valuation and analysis is from sources believed to be reliable, and no further responsibility is assumed for its accuracy. We reserve the right to make such adjustments to the valuation and analysis herein reported based upon consideration of additional or more reliable data subsequent to the issuance of this letter.

In rendering this Opinion we have relied, without independent verification, on the accuracy and completedness of all financial and other information which was publicly available or furnished to us by Andataco. Further, we have assumed that there has been no material adverse change in the business, prospects, or financial condition of the Company subsequent to the date of the latest financial statements made available to us or to the time the information was provided to us.

Confidentiality/Advertising

This letter and supporting documentation are confidential. Neither all nor any part of the contents of this letter shall be copied or disclosed to any party or conveyed to the public orally or in writing through advertising, public relations, news, sales, or in any other manner without prior written consent and approval of both Marshall & Stevens Incorporated and its client.

Litigation Support

Depositions, expert testimony, attendance in court, and all preparations / support for same, arising from this analysis and opinion shall not be required unless arrangements for such services have been previously made.

Management

The Opinion expressed herein assumes the continuation and/or implementation of prudent management policies of Andataco over whatever period of time that is deemed reasonable and necessary to maintain the character and integrity of Andataco.

Purpose

All opinions are presented as Marshall & Stevens Incorporated=s considered opinion based on the facts and data obtained during the course of the investigation. This opinion letter has been prepared for the sole purpose stated herein and shall not be used for any other purpose.

Unexpected Conditions

We assume there are no hidden or unexpected conditions associated with Andataco that might adversely affect value. Further, we assume no responsibility for changes in market condition which may require an adjustment in the analysis.

Hazardous Substances

Hazardous substances, if present within a business, can introduce an actual or potential liability that may adversely affect the marketability and value of the subject companies or the underlying assets. In this analysis, no consideration has been given to such liability or its impact on value.

                                                                    ANNEX D


                             SECTIONS 86 THROUGH 98
                                     OF THE
                     MASSACHUSETTS BUSINESS CORPORATION LAW


                                    APPRAISAL

ss. 86.    Sections applicable to appraisal; prerequisites

         If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty-three, no stockholder shall have such right unless (i) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

ss. 87. Statement of rights of objecting stockholders in notice of meeting; form

         The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

              "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts."


ss. 88. Notice of effectiveness of action objected to

         The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

ss. 89. Demand for payment; time for payment

         If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty-three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

ss. 90. Demand for determination of value; bill in equity; venue

         If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

ss. 91. Parties to suit to determine value; service

         If the bill is filed by the corporation it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

ss. 92. Decree determining value and ordering payment; valuation date

         After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or, if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

ss. 93. Reference to special master

         The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

ss. 94. Notation on stock certificates of pendency of bill

         On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

ss. 95. Costs; interest

         The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

ss. 96. Dividends and voting rights after demand for payment

         Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

                  (1) A bill shall not be filed within the time provided in section ninety;

                  (2) A bill, if filed, shall be dismissed as to such stockholder; or

                  (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

         Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

ss. 97. Status of shares paid for

         The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

ss. 98. Exclusive remedy; exception

         The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.

                                                                    ANNEX E


                                CORPORATIONS CODE
                              TITLE 1. CORPORATIONS
                       DIVISION 1. GENERAL CORPORATION LAW
                         CHAPTER 13. Dissenters' Rights


         ss. 1300. Shareholder in short-form merger; Purchase at fair market value; "Dissenting shares"; "Dissenting shareholder"

            (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and
         (b) or subdivision (e)or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

             (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

             (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
         Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described insubparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

             (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

             (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with
         Section 1301.

             (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

             (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

         ss. 1301. Notice to holder of dissenting shares of reorganization approval; Demand for purchase of shares; Contents of demand

            (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

             (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of
         Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

             (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

         ss. 1302.  Stamping or endorsing dissenting shares

            Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.


         ss. 1303. Dissenting shareholder entitled to agreed price with interest thereon; When price to be paid

            (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

             (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.


         ss. 1304. Action by dissenters to determine whether shares are dissenting shares or fair market value of dissenting shares or both; Joinder of shareholders; Consolidation of actions; Determination of issues; Appointment of appraisers

            (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

             (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

             (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.


         ss. 1305. Duty and report of appraisers; Court's confirmation of report; Determination of fair market value by court; Judgment, and payment; Appeal; Costs of action

            (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

             (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

             (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

             (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment.
         Any party may appeal from the judgment.

             (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
         1301).

         ss. 1306. Prevention of payment to holders of dissenting shares of fair market value; Effect

            To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.


         ss. 1307.  Disposition of dividends upon dissenting shares

            Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.


         ss. 1308. Rights and privileges of dissenting shares; Withdrawal of demand for payment

            Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.


         ss. 1309.  When dissenting shares lose their status

            Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

             (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

             (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

             (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

             (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

         ss. 1310. Suspension of proceedings for compensation or valuation pending litigation

            If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

         ss. 1311.  Shares to which chapter inapplicable

            This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.


         ss. 1312. Attack on validity of reorganization or short-form merger; Rights of shareholders; Burden of proof

            (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

             (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision
         (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

             (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded,
         (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         The Delaware General Corporation Law (the "DGCL"), the state of incorporation of nStor, and the Restated Certificate of Incorporation and Bylaws of nStor provides for indemnification of directors and officers. Section 145 of the DGCL provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if, in cases other than actions brought by or in the right of the corporation, he or she has acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation (and in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful). Section 145 provides that no indemnification for any claim or matter may be made, in the case of an action brought by or in the right of the corporation, if the person has been adjudged to be liable, unless the Court of Chancery or other court determines that indemnity is fair and reasonable despite the adjudication of liability. Indemnification is mandatory in the case of a director, officer, employee or agent who has been successful on the merits, or otherwise, in defense of a suit against him or her.

         nStor has included in its Restated Certificate of Incorporation and Bylaws provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty, provided that such provision does not eliminate liability for breaches of the duty of loyalty, acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, violations under Section 174 of the DGCL or for any transaction from which the director derived an improper personal benefit and
(ii) indemnify its directors and officers to the fullest extent permitted by the DGCL. nStor believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

     (a)      Exhibits

              The following is a list of exhibits filed as part of this Registration Statement.

    Exhibit Number
    --------------
         2.1           Agreement and Plan of Merger dated as of August 27, 1999, by and among nStor
                       Technologies, Inc., NTI Acquisition Corp. and Andataco, Inc. (included as Annex A to the joint proxy statement/prospectus). (1)
         3.1           Restated Certificate of Incorporation of nStor. (2)
         3.2           Bylaws of nStor. (2)
         5.1           Form of Opinion of Akerman, Senterfitt & Eidson, P.A., regarding the validity of the shares of nStor common stock being registered. (1)
        21.1           Subsidiaries of nStor. (2)
        23.1           Consent of BDO Seidman, LLP. (1)
        23.2           Consent of PriceWaterhouseCoopers LLP.  (1)
        23.3           Consent of Akerman, Senterfitt & Eidson, P.A. (included in the opinion filed as Exhibit 5.1 to this Registration Statement). (1)
        23.4           Consent of Flemming, Lessard and Shields, LLC. (1)

                                       II-1

        23.5           Consent of Marshall & Stevens Incorporated. (1)
        24.1           Powers of Attorney (included on signature page to this Registration Statement). (1)
        99.1           Form of Proxy of nStor. (1)
        99.2           Form of Proxy of Andataco. (1)
-----------------
(1)  Filed herewith.
(2)  Incorporated by reference.

Item 22. Undertakings

     (a) nStor hereby undertakes:

                  (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant, nStor Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of West Palm Beach, State of Florida, on the 27 day of August, 1999.

                                                  nSTOR TECHNOLOGIES, INC.

                                                  /s/ Jack Jaiven
                                                  ------------------------------
                                                  Jack Jaiven, Treasurer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark F. Levy and Lawrence F. Steffann and each of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities set forth below.

Signature                                Title                                   Date
---------                                -----                                   ----
/s/ H. Irwin Levy                        Chairman of the Board                   August 27, 1999
-------------------------
H. Irwin Levy

/s/ Lawrence F. Steffann                 President (Principal Executive          August 27, 1999
-------------------------                Officer) and Director
Lawrence F. Steffann

/s/ Jack Jaiven                          Treasurer  (Principal Financial and     August 27, 1999
-------------------------                Accounting Officer)
Jack Jaiven


/s/ Mark F. Levy                         Vice President and Director             August 27, 1999
-------------------------
Mark F. Levy

_________________________                Director                                August __, 1999
Michael L. Wise

/s/ Bernard R. Green                     Director                                August 27, 1999
-------------------------
Bernard R. Green


                                  EXHIBIT INDEX


   Exhibit No.                             Description
   -----------                             -----------


       5.1                 Form of Opinion of Akerman, Senterfitt & Eidson,
                           P.A.

       23.1                Consent of BDO Seidman, LLP

       23.2                Consent of PriceWaterhouseCoopers LLP

       23.4                Consent of Flemming, Lessard and Shields, LLC

       23.5                Consent of Marshall & Stevens Incorporated

       99.1                Form of Proxy of nStor

       99.2                Form of Proxy of Andataco